Exhibit 4.17

THE SYMBOL “[****]” DENOTES PLACES WHERE CERTAIN IDENTIFIED INFORMATION HAS BEEN
EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL, AND
(ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED

STOCK PURCHASE AGREEMENT

by and among

KITOV PHARMA LTD.

as the Buyer

and

THE STOCKHOLDERS OF FAMEWAVE LTD.

as the Sellers

and

M. ARKIN (1999) LTD.

as the Stockholders Representative

Dated as of March 14, 2019

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is entered into as of March 14, 2019 (the “Effective Date”), by and among Kitov Pharma Ltd., an Israeli publicly traded corporation (“Buyer”), the stockholders of FameWave Ltd., an Israeli private corporation (the “Company”), who are identified on Exhibit A attached hereto (collectively “Sellers” and individually a “Seller”), and M. Arkin (1999) Ltd of 6 Ha’Choshlim St. Herzelia, Israel (the “Stockholder Representative”). Buyer, each of the Sellers and the Stockholder Representative are sometimes referred to individually herein as a “Party” and collectively as the “Parties.”

RECITALS

A.	Sellers who have executed this agreement as of the Effective Date, own beneficially and of record in the aggregate the issued and outstanding shares of capital stock of the Company as set forth on Exhibit A attached hereto (the “Shares”).

B.	This Agreement contemplates a series of transactions in which (i) Buyer will purchase from Sellers, and Sellers will sell to Buyer, the Shares in return for the equity based consideration and other obligations set forth below and in the agreements and undertakings annexed hereto, and (ii) the Buyer shall sell to each Investor (as defined hereinafter), and each Investor, severally and not jointly, shall purchase from the Buyer, securities of the Buyer in return for the cash consideration and other obligations set forth below and in the agreements and undertakings annexed hereto.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the agreements, representations, warranties and covenants herein contained, the Parties agree as follows.

ARTICLE 1

DEFINITIONS

1.1 For purposes of this Agreement, the following terms have the meanings specified:

“Affiliate” means any Person that directly or indirectly controls, is controlled by, or is in common control with, any other Person. For purposes of the preceding sentence, “control’ means possession, directly or indirectly, of the power to direct or cause direction of management and policies through ownership of voting securities, contract, voting trust or otherwise.

“Arkin” means the Seller named M. Arkin (1999) Ltd.

“Bring Along” means the provisions of Article 45 of the Company Articles.

“Business Day” means a day which is neither a Saturday or Sunday, nor any other day on which banking institutions in Israel are authorized or obligated by Law to close.

“Merck Escrow Agreement” means the Escrow Agreement, dated and entered into no later than the Effective Date among the Company, Buyer, Stockholder Representative and an Escrow Agent, in the form attached hereto as Schedule 8.5 with respect to the Buyer’s Cash Escrow.

“Buyer’s Cash Escrow” means $2,000,000.

“Company Articles” means the Articles of Association of the Company in effect as of the Effective Date.

“Code” means the Internal Revenue Code of 1986, as amended.

“Confidential Information” means all information of a confidential or proprietary nature (whether or not specifically labeled or identified as “confidential”), in any form or medium, of the Company, Buyer or their respective customers, suppliers, distributors or other business relations, including all information concerning finances, customer information, supplier information, products, services, prices, organizational structure and internal practices, forecasts, sales and other financial results, records and budgets, and business, marketing, development, sales and other commercial strategies, unpatented inventions, ideas, methods and discoveries, trade secrets, know- how, unpublished patent applications and other confidential intellectual property, designs, specifications, documentation, components, source code, object code, schematics, drawings, protocols and processes. Confidential Information shall not include information that the recipient can document via dated written records (a) is already or becomes in the public domain through no fault of recipient; (b) was, as between the Parties, lawfully in recipient’s possession prior to receipt from discloser; or (c) is received by recipient independently from a third party free to lawfully disclose such information to recipient. Confidential Information shall not be deemed to be in the public domain merely because any part of the Confidential Information is embodied in general disclosure or because individual features, components or combinations thereof are now or become known to the public.

“Convertible Loan Agreement” means that certain Convertible Loan Agreement dated February 13, 2018 between the Company and the lenders listed therein.

“Damages” means all penalties, fines, costs, Liabilities, obligations, losses, expenses and fees, including court costs and reasonable attorneys’ fees and expenses.

“Escrow Agent(s)” means Altshuler Shaham Trust Co. Ltd. or another independent third party escrow agent mutually acceptable to the Buyer and the Stockholder Representative.

“Escrow Agreement” means the Escrow Agreement, dated as of the Closing Date among the Sellers, Buyer and the Escrow Agent, in the form to be agreed between Buyer and the Stockholder Representative with respect to the Escrow Fund.

“Escrow Fund” means, 12.5% of the Consideration Shares (the “Escrow Consideration Shares”), as such amounts may be decreased as provided in this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Expiration Date” a date which is 15 months from Closing date.

“GAAP” means either U.S. generally accepted accounting principles, or International Financial Reporting Standards, consistently applied.

“Governing Documents” means, as to any Person, the articles of incorporation or certificate of incorporation and code of regulations and/or bylaws (if such Person is a corporation); the partnership agreement and partnership certificate (if such Person is a partnership); or the articles of organization and operating agreement (if such Person is a limited liability company); and other documents relating to and establishing or governing the existence and legal operation of such Person, of any type or nature, each as amended to date.

“Governmental Authority” means any court, tribunal, arbitrator, authority, agency, commission, bureau, board, department, official, body or other instrumentality of the United States, Israel, or any foreign country, or any domestic or foreign state, province, county, city, other political subdivision or any other similar body or organization exercising governmental or quasi-governmental power or authority.

“Indebtedness” means without duplication: (a) all obligations (including the principal amount thereof or, if applicable, the accreted amount thereof and the amount of accrued and unpaid interest thereon) of the Company, whether or not represented by bonds, debentures, notes or other securities (whether or not convertible into any other security), for the repayment of money borrowed, whether owing to banks or other financial institutions, on equipment leases or otherwise; (b) all deferred indebtedness of the Company for the payment of the purchase price of property or assets purchased (other than accounts payable incurred in the Ordinary Course of Business); (c) all obligations of the Company to pay rent or other amounts under a lease which is required to be classified as a capital lease on the face of a balance sheet prepared in accordance with GAAP (applied on a basis consistent with the basis on which the Most Recent Financial Statements were prepared and in accordance with the Company’s historic past practice); (d) all outstanding reimbursement obligations of the Company with respect to letters of credit, bankers ’ acceptances or similar facilities issued for the account of the Company; (e) all obligations of the Company under any interest rate swap agreement, forward rate agreement, interest rate cap or collar agreement or other financial agreement or an-arrangement entered into for the purpose of limiting or managing interest rate risks; (f) all obligations secured by any Security Interest existing on property owned by the Company, whether or not indebtedness secured thereby will have been assumed; (g) all guaranties, endorsements, assumptions and other contingent obligations of the Company in respect of, or to purchase or to otherwise acquire, indebtedness of others; (h) all premiums, penalties, fees, expenses, breakage costs and change of control payments required to be paid or offered in respect of any of the foregoing on prepayment, as a result of the consummation of the transactions contemplated by the Agreement or in connection with any lender consent; and (i) all obligations of the Company, whether interest bearing or otherwise, owed to any security holder of the Company and/or any Affiliate of any security holder of the Company.

“Intellectual Property” means, collectively, in the United States, Israel and all other countries or jurisdictions, (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all Patents, design rights and industrial designs (b) all Trademarks, all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all moral rights, copyrights and other rights in any work of authorship, compilation, derivative work or mask work and all applications, registrations, and renewals in connection therewith, (d) all Patents, (e) all trade secrets and confidential information (including confidential ideas, research and development, know-how, methods, formulas, compositions, manufacturing and production processes and techniques, technical and other data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) Software, (g) works of authorship (whether or not copyrightable), copyrights and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof, including website content, product artwork, promotion and marketing materials, (h) all other proprietary or intellectual property rights, (i) all copies and tangible embodiments of any of the foregoing (in whatever form or medium), (j) the exclusive right to display, perform, reproduce, make, use, sell, distribute, import, export and create derivative works or improvements based on any of the foregoing and (k) all income, royalties, damages and payments related to any of the foregoing (including damages and payments for past, present or future infringements, misappropriations or other conflicts with any intellectual property), and the right to sue and recover for past, present or future infringements, misappropriations or other conflict with any intellectual property.

“Investor” means each of Arkin, Orbimed or Pontifax, and collectively the “Investors”, which term may be updated to include additional Sellers joining this Agreement as Investors by signing an applicable joinder letter hereto.

“Israeli Securities Laws” means the Israeli Securities Law, 5728-1968, the rules and regulations promulgated under thereunder, and any listing rules and regulations of the TASE.

“Kitov Shares” means the Consideration Shares and the Investor Shares, and where applicable the shares underlying the Kitov Options.

“Kitov Securities” means the Kitov Shares and the Kitov Options.

“Knowledge” means, when referring to the “knowledge” of a Seller and/or an Investor, or any similar phrase or qualification based on knowledge of the Seller and/or Investor, as applicable, the actual knowledge of any employee, officer or person serving on the ultimate governing body (i.e., director of a corporation, manager of a limited liability company or other equivalent role) of the Party.

“Law” means the common law of any state or other jurisdiction, or any provision of any foreign, federal, state or local law, statute, code, rule, regulation, Order, certification standard, accreditation standard, Permit, judgment, regulatory code of practice, statutory guidance, injunction, decree or other decision of any court or other tribunal or Governmental Authority, including any Information Privacy and Security Law.

“Liabilities” means any Indebtedness, liabilities, demands, commitments or obligations of any nature whatsoever, whether accrued or unaccrued, absolute or contingent, direct or indirect, asserted or unasserted, fixed or unfixed, known or unknown, choate or inchoate, perfected or unperfected, liquidated or unliquidated, secured or unsecured, or otherwise, whether due or to become due, whether arising out of any Contract or tort and whether or not the same would be required by GAAP to be stated in financial statements or disclosed in the notes thereto.

“Liens” means all liens, security interests, claims, mortgages, deeds of trust, preemptive rights, leases, charges, options, rights of first refusal, easements, proxies, voting trusts or agreements, transfer restrictions, pledges, assessments, covenants, warrants, rights, calls, commitments or other contract rights, burdens and other encumbrances of every kind, including restrictions on voting or use.

“Losses” means any and all Liabilities, losses, damages, judgments, awards, settlements, royalties, diminution in value, interest, penalties, fines, demands, Proceedings, claims, deficiencies, costs and expenses of any kind (including reasonable fees and expenses of attorneys, accountants and other experts paid in connection with the investigation or defense of any of the foregoing or any Proceeding relating to any of the foregoing).

“Company Material Adverse Effect” means any change, event, effect, claim, circumstance or matter (each, an “Effect”) that (considered together with all other Effects) is, or could reasonably be expected to be or to become, materially adverse to: (a) the business, condition, assets, capitalization, Intellectual Property, Liabilities, operations, results of operations or financial performance of the Company taken as a whole; (b) Buyer’s right to own, or to receive dividends or other distributions with respect to, the shares of the Company; or (c) the ability of the Company or any of the Sellers to perform any of their material covenants or obligations under this Agreement or under any other contract or instrument executed, delivered or entered into in connection with any of the transactions contemplated by this Agreement such that any such inability to perform would impair the ability of Sellers to consummate the transactions contemplated hereby.

“Buyer Material Adverse Effect” means any change, event, effect, claim, circumstance or matter (each, an “Effect”) that (considered together with all other Effects) is, or could reasonably be expected to be or to become, materially adverse to: (a) the business, condition, assets, capitalization, Intellectual Property, Liabilities, operations, results of operations or financial performance of the Buyer taken as a whole; (b) Sellers right to own, or to receive dividends or other distributions with respect to, the shares of the Buyer; or (c) the ability of the Buyer to perform any of their material covenants or obligations under this Agreement or under any other contract or instrument executed, delivered or entered into in connection with any of the transactions contemplated by this Agreement such that any such inability to perform would impair the ability of Buyer to consummate the transactions contemplated hereby.

“Orbimed” means the Seller named OrbiMed Israel Partners Limited Partnership

“Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice of the Company, as applicable.

“Order” means any order, judgment, ruling, injunction, award, stipulation, assessment, decree or writ, whether preliminary or final, of any Governmental Authority.

“Patents” means all patent disclosures, patent applications and patents and all registrations, continuations, continuations-in-part, divisionals, re-examinations, renewals, extensions and reissues and counterparts thereof of the United States and all countries and jurisdictions foreign thereto and all reissues, reexamined patents, divisions, continuations, continuations-in-part, revisions, and extensions thereof.

“Per Share Purchase Price” has the meaning set forth in Section 2.1.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated association, corporation, firm or other entity or any Governmental Authority.

“Pontifax” means each of and/or collectively, the Sellers named Pontifax (Israel) II LP, Pontifax (Israel) II – Individual Investors LP, and Pontifax (Cayman) II LP.

“Post-Closing Buyer’s Corporate Governance Agreements” means the individual agreements to be entered into at Closing by each of Arkin, Orbimed, Pontifax, Dr. Pini Orbach, Dr. Silvia Noiman and Mr. Ohad Hammer with Buyer covering corporate governance managements, including relationships between shareholders and/or management and other shareholder and corporate governance matters in the form attached hereto as Exhibit B.

“Proceeding” means any suit, action, cause of action, litigation, hearing, inquiry, examination, demand, proceeding, controversy, complaint, appeal, notice of violation, citation, summons, subpoena, arbitration, mediation, dispute, claim, investigation or audit of any nature whether civil, criminal, administrative, regulatory or otherwise and whether at Law or in equity.

“Related Party” means each officer or director of the Company and its Affiliates, each family member of any director or officer of the Company and its Affiliates, each trust for the benefit of any of the foregoing, and each Affiliate of any of the foregoing.

“Required Approvals” means the Shareholders Approval and the TASE Approval.

“Security Interest” means any mortgage, pledge, lien, encumbrance, charge or other security interest, other than (a) mechanic’s and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Laws” means the Securities Act, the Exchange Act and the Israeli Securities Laws.

“Service Provider” means each director, officer, employee, manager, independent contractor, consultant, leased employee, or other Service Provider of the Company.

“Shareholders Approval” means the approval of the Buyer’s general meeting of shareholders, for this Agreement, the Transaction Documents and the transactions contemplated herein and therein, in accordance with the requirements of Sections 270(5) and 274 of the Companies Law.

“Software” means all Internet domain names and websites, (including top level domain names and global top level domain names) and social media identifiers, handles and tags, computer software and firmware (including source code, executable code, data, databases, user interfaces and related documentation).

“Subscription Amount” has the meaning set forth in Section 2.1.

“TASE” means the Tel Aviv Stock Exchange.

“TASE Approval” means the TASE’s approval and authorization of (a) the issuance of the Kitov Shares and the listing thereof on TASE upon consummation of the Closing, and (b) approval and authorization of, subject to the exercise of the Kitov Options, the issuance of the Option Shares and the listing thereof on TASE upon the exercise of the Kitov Options.

“Tax” means any and all multi-national, U.S. Israeli, federal, state, local, or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, entertainment, amusement, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, ad valorem, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, composite, healthcare (whether or not considered a tax under applicable Law), escheat or unclaimed property (whether or not considered a tax under applicable Law) or other tax, of any kind whatsoever, including any interest inflation indexation, linkage differentials, penalties or additions to Tax, any penalties resulting from any failure to file or timely file a Tax Return, or additional amounts in respect of the foregoing; the foregoing will include any transferee or secondary liability for a Tax and any liability assumed by agreement or arising as a result of being (or ceasing to be) a member of any Affiliated Group (or being included (or required to be included) in any Tax Return relating thereto).

“Tax Returns’’ means returns, declarations, reports, notices, forms, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed with any Governmental Authority, or maintained by any Person, or required to be maintained by any Person, in connection with the determination, assessment or collection of any Tax of any Party or the administration of any Laws, regulations or administrative requirements relating to any Tax.

“Tax Withholding Certification(s)” means such documentation delivered by the Stockholders Representative to Buyer with respect to either, (i) each and every Seller; or, (ii) with respect to the Sellers as group, certifying that the Buyer has no Tax withholding at source obligations to the Israeli Tax Authority in connection with respect to such Seller, or to all of the Sellers, as applicable, in connection with the transactions contemplated hereunder.

“Trademarks” means, in the United States and all countries and jurisdictions foreign thereto, registered trademarks, registered service marks, trademark and service mark applications, unregistered trademarks and service marks, registered trade names and unregistered trade names, corporate names, fictitious names, registered trade dress and unregistered trade dress, logos, slogans, Internet domain names, rights in telephone numbers, and other indicia of source, origin, endorsement, sponsorship or certification, together with all translations, adaptations, derivations, combinations and renewals thereof.

“Transaction Documents’’ means this Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements (“Ancillary Agreements”) executed in connection with the transactions contemplated hereunder.

“Treasury Regulations” means the Treasury Regulations promulgated under the Code.

“U.S.” or “United States” means the United States of America.

ARTICLE 2

PURCHASE AND SALE OF SHARES

2.1 Transactions. Subject to the terms and conditions of this Agreement, at or prior to the Closing, Buyer agrees to (i) purchase from each Seller, and each Seller agrees to sell, assign, transfer and deliver to Buyer, all of such Seller’s Shares for the consideration specified in this Article 2, free and clear of any and all Security Interests, it being clarified that to the extent that a Company shareholder has not signed this Agreement (a “Non-Party Company Shareholder”), such Non-Party Company Shareholder shall sell all of its Company Shares at Closing pursuant to the terms hereof, by signing a joinder agreement hereto and becoming a Seller as defined herein or pursuant to the application of the Bring Along by the Company at or prior to the Closing, and (ii) the Buyer agrees to sell, and each Investor, severally and not jointly, agrees to purchase from Buyer the aggregate number of Buyer’s securities, issuable in consideration for the applicable “Subscription Amount” set forth with respect to such Investor’s name on Exhibit 2.1, at a price per share equal to the Consideration Shares PPS (as defined below) and in the aggregate Subscription Amount for all Investors of at least $3,500,000, it being clarified that the closing of the Investors’ investment shall take place simultaneously with the consummation of the Closing hereunder (the “Investor Shares”), all on the terms and subject to the conditions more fully set forth in this Agreement.

The issued and outstanding Shares of the Company to be sold, assigned and transferred pursuant to this Article 2 total in the aggregate 1,000,000 Shares, and represent, as of the date hereof, all of the issued and outstanding Shares of the capital stock, as well as any other equity instruments, of the Company which are held by the Sellers, except for Permitted Loans between the Company and certain Sellers, which shall be repaid by the Company at Closing or terminated, as set forth in Section 5.14 below.

2.2 Purchase Price for Shares. In consideration of the transfer of the Shares and the other obligations set forth in this Agreement, the aggregate purchase price to be paid by Buyer for the Shares will consist of the issuance by Buyer to Sellers and, on behalf of the Company, to (i) Tel Hashomer Medical Research Infrastructure and Services Ltd., and (ii) the lenders with outstanding balances under the Convertible Loan Agreement, their respective share, as set forth in the allocation table to be provided by the Stockholder Representative prior to Closing, of (a) such number of Buyer’s ADS representing Ordinary Shares of no par value each (the “Consideration Shares”) equal to $9,933,000 divided by $1.23, (the “Consideration Shares PPS”), it being clarified that such Consideration Shares with aggregate value of $9,933,000 shall serve as the total consideration for 100% of the fully diluted share capital of the Company, and will be allocated among all Sellers, lenders under the Convertible Loan Agreement, Tel Hashomer Medical Research Infrastructure and Services Ltd., and any other Persons with equity based rights in the Company and/or rights to receive consideration from an exit transaction of the Company or any other type of Company reorganization, all as set forth in the allocation table to be provided by the Stockholder Representative, and (b) such number of non-registered options to purchase additional Ordinary Shares issuable upon exercise of such options equal to 50% of the Consideration Shares, with an exercise price equal to $1.98 per ADS of the Buyer, and with a term of exercise of 4 years beginning on the date of issuance, and subject to other terms and conditions as set forth herein and in the Option Agreements, the form of which is attached hereto as Schedule 2.2 (the “Kitov Options”).

At the Closing, subject to fulfilment of the Conditions Precedent detailed in Article 6, Buyer shall deliver evidence reasonably satisfactory to Stockholder Representative that the Consideration Shares and Kitov Options have been duly issued by Buyer in the names of the Sellers, and with respect to the Escrow Fund or to the extent required under the 104H Tax Ruling, in the name of the Escrow Agent on behalf of the Sellers.

2.3 The Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place remotely through the electronic exchange of closing documents and physical delivery of any certificates representing the Shares or Kitov Securities, by no later than 17:00 p.m. Israel time on August 31, 2019 (or at such other time and location mutually agreeable to the Buyer and Stockholder Representative) (the “Closing Date”).

2.4 Deliveries at the Closing. At the Closing, in addition to the fulfillment of any of the conditions required of any Party as set forth in ARTICLE 6 and ARTICLE 7: (A) Stockholder Representative will deliver to Buyer or an Affiliate thereof: (a) a validly executed stock power in the form attached hereto as Schedule 2.4a(1) signed by the Sellers and a share certificate covering the Shares issued in the name of the Buyer and the Shares transferred from the Sellers to the Buyer, and the registration of the Buyer as the shareholder owning the Shares in the shareholder register of the Company, and deliver to the Buyer such shareholder register, signed by a duly authorized Company officer,; (b) validly executed copy of a unanimous written resolution of the Company’s Board of Directors approving the sale and transfer of the Shares as set forth in this Agreement; (c) resignation and release letter by the directors nominated by the Sellers effective at Closing; (d) a resolution of the Company’s shareholders amending the Company’s Articles of Association such that effective as of the Closing, the Company’s directors shall be appointed by holders of a majority of the Company’s shares; (e) a certificate duly executed by each Seller and an officer of the Company nominated by the Stockholder’s Representative in a form attached herein as Schedule 2.4d; (f) the Closing Balance Sheet; (g) the Post Closing Parent Corporate Governance Agreement signed by each of Arkin, Orbimed, Pontifax, Dr. Pini Orbach, Dr. Silvia Noiman and Mr. Ohad Hammer; (h) joinder letters to this Agreement executed by Non-Party Company Shareholders who executed such joinders and/or an updated share registry of the Company and applicable documents evidencing the implementation by the Company of the Bring Along, including, inter alia, the implementation of Article 45(e) of the Company Articles; (i) the Registration Rights Agreement executed by each Seller joining the Registration Rights Agreement; and with respect to the Investors, each Investor shall have deposited its Subscription Amount into the Buyer’s account as instructed by Buyer; and (B) Buyer will deliver to Sellers: (a) a certificate duly executed by the Buyer containing the representation and warranty of Buyer that the conditions set forth in Sections 7.1 through 7.8 have been duly satisfied; (b) the Kitov Options; (c) confirmation from the Buyer that the Escrow Fund and to the extent required under the 104H Tax Ruling, the Consideration Shares, have been deposited with the Escrow Agent in accordance with the terms of the Escrow Agreement, and the Sellers and Investors shall have received the Consideration Shares (if not deposited with the Escrow Agent) and Investor Shares other than the Escrow Fund, (d) confirmation from the Escrow Agent that the Buyer’s Cash Escrow has been transferred on behalf of the Company to Merck Sharp & Dohme Corp., or if Permitted Loans were provided, to the respective lenders thereunder, in accordance with bank account details provided by the Stockholders Representative and (e) the Registration Rights Agreement executed by the Buyer.

2.5 Withholding Rights.

(a) Subject to the provisions of paragraph (b) below, notwithstanding anything to the contrary in this Agreement, each of the Buyer or the Escrow Agent and anyone acting on their behalf (each, a “Payor”) shall be entitled to deduct and withhold, or cause to be deducted and withheld, from any amounts otherwise payable pursuant to this Agreement such amounts as it determines are required to be deducted and withheld therefrom under any provision of federal, state, local or foreign Tax Law. To the extent that amounts are so withheld by a Payor and paid over to the appropriate Taxing Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

(b) Any consideration payable pursuant to this Agreement to any Seller, shall be issued and delivered to the Escrow Agent (unless a Tax Withholding Certification is provided prior to Closing in which case such consideration may be delivered directly to the relevant Seller), and shall be retained by the Escrow Agent for the benefit of each such Seller for a period of one-hundred eighty (180) days from the Closing Date (or, with respect to the Escrow Fund, ninety (90) days from the Expiration Date) or an earlier date required in writing by such Seller or by the Israeli Tax Authority (“ITA”) (the “Withholding Drop Date”) (during which time and unless otherwise instructed by the ITA, each such Seller may obtain a Tax Withholding Certification providing for: (i) full exemption from Israeli Tax withholding or (ii) setting forth the withholding rate applicable to such Seller). If a Seller delivers, no later than three (3) Business Days prior to the Withholding Drop Date, a Tax Withholding Certification to the Buyer or Escrow Agent providing for: (i) full exemption from Israeli Tax withholding or (ii) setting forth the withholding rate applicable to such Seller, then the or Escrow Agent is hereby authorized to release the applicable portion of the consideration to such Seller, provided that if the Tax Withholding Certification provides for reduced withholding rate then the or Escrow Agent shall be entitled to: (1) require such Seller to provide the or Escrow Agent with cash amounts sufficient to cover the respective Tax amount or (2) sell any portion of such Seller’s Consideration Shares otherwise deliverable to such Seller that is required to enable the Escrow Agent to comply with such Tax Withholding Certification. If any Seller (A) does not provide the Escrow Agent with a Tax Withholding Certification providing for: (i) full exemption from Israeli Tax withholding or (ii) setting forth the withholding rate applicable to such Seller, on or before three (3) Business Days prior to the Withholding Drop Date, or (B) submits a written request to the Escrow Agent to release such Seller’s portion of such consideration prior to the Withholding Drop Date and fails to submit a Tax Withholding Certification, then the Escrow Agent shall be entitled to (1) require such Seller to provide the Escrow Agent with cash amounts sufficient to cover the respective Tax amount or (2) sell any portion of such Seller’s Consideration Shares otherwise deliverable to such Seller that is required to enable the Escrow Agent to comply with any Israeli withholding Tax requirements as reasonably determined by the Escrow Agent.

(c) No later than ten (10) Business Days after the Effective Date, the Company shall file an application to for a ruling permitting any Seller who elect to become a party to such a tax ruling (the “Electing Holders”), to defer any applicable Israeli tax with respect to any consideration that such Electing Holder will receive pursuant to this Agreement until the sale, transfer, conversion or other conveyance for cash of such consideration by such Electing Holder or such other date set forth in Section 104H of the Israeli Income Tax Ordinance [New Version] 5721-1961 (the “Ordinance”) and all the regulations, rules and orders promulgated thereunder (the “104H Tax Ruling”). The provisions of the 104H Tax Ruling shall govern any withholding with respect to Israeli Taxes applicable to any Electing Holder, notwithstanding anything to the contrary in this Section 2.5. The costs and expenses of the 104H Tax Ruling which exceed the amounts included in the Business Budget Implementation shall be solely for the account of the Electing Holders who shall be jointly liable to the Company for such costs and expenses.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF SELLERS AND BUYER

CONCERNING THE TRANSACTION

3.1 Representations and Warranties of Sellers. Each of the Sellers, including Non-Party Company Shareholders executing joinder letters to this Agreement, represents and warrants to Buyer, with respect to himself, herself or itself, that except as set forth on the Disclosure Schedule attached as Schedule 3 to this Agreement (the “Sellers Disclosure Schedule”), which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true, correct and complete as of the date hereof and on and as of the Closing (as if made on such Closing). The Sellers shall have the right to update the Sellers Disclosure Schedule to reflect changes between the signing and the Closing. The Sellers Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Article 3, and the disclosures in any section or subsection of the Disclosure Schedule shall qualify other sections and subsections in this Article 3 only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections:

(a) Capacity and Authorization of Sellers. The Seller is duly organized (to the extent Seller is not a natural person), validly existing (to the extent Seller is not a natural person) and in good standing under the Laws of the jurisdiction of its formation, and has all requisite power and authority to own, lease and operate its assets, properties and business and to carry on its business as now being conducted. To the extent Seller is not a natural person, the Seller is not in violation of any of the provisions of its charter documents, bylaws, articles of association or similar organizational documents. The Seller has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and each of the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements to which the Seller is party, the performance by the Seller of its obligations hereunder and thereunder and the consummation by the Seller of the transactions contemplated hereby and thereby have been duly authorized. This Agreement has been, and the Ancillary Agreements to which the Seller is party will be, duly executed and delivered by the Seller and constitute the legal, valid and binding obligation of the Seller, enforceable against it in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting the rights of creditors generally and the availability of equitable remedies. The Seller has not granted to any Person any power of attorney in respect of it or relating to the conduct of its business. The Seller has never approved, or commenced any proceeding or made any election contemplating, the dissolution or liquidation of the Seller or the winding up or cessation of its business. In the event the Seller is a natural person, it has the legal capacity to execute and deliver this Agreement, and the other Ancillary Agreements contemplated herein, and to perform his obligations hereunder and thereunder,

(b) Noncontravention. Neither the execution and the delivery of this Agreement, and the other agreements contemplated hereby, nor the consummation of the transactions contemplated hereby and thereby, will materially (i) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which a Seller is subject or, in the case of a Seller that is not a natural person, its Governing Documents, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license or instrument to which any Seller is a party or by which any Seller is bound or to which any of Seller’s assets is subject.

(c) Brokers’ Fees. The Sellers do not have any Liability or obligation to pay any finder’s fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Buyer or the Company are or could become liable or obligated. Seller hereby represents and warrants, that it is not a party to any undertaking pursuant to which Buyer is obligated to pay any fee to any third party in connection with the transaction contemplated by this Agreement.

(d) Shares. Each Seller holds of record and owns beneficially the number of Shares set forth next to his or its name in Schedule 3.1(d), free and clear of any restrictions on transfer (other than restrictions under the Securities Laws or the Company’s Articles of Association), Security Interests, options, warrants and purchase rights, and on the Closing Date will have full and unrestricted power to sell, assign, transfer and deliver such Shares. All of such Seller’s Shares are duly authorized, validly issued, fully paid and non-assessable, and are held of record and owned beneficially by such Seller as set forth in Schedule 3.1, and none of the Shares are subject to preemptive rights, repurchase option, forfeiture provision or restriction on transfer created by statute (other than restrictions on transfer imposed by virtue of applicable securities laws or the Company’s Articles of Association), or any agreement to which the Seller is a party or by which it is bound. Except as set forth in Schedule 3.1, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that require the Company to issue, sell or otherwise cause to become outstanding any of its capital stock with respect to such Seller. Except as set forth in Schedule 3.1, the Company has no obligation of any kind to issue any additional Shares to such Seller.

(e) Absence of Litigation. No Seller is a party to any, and there are no pending or, to the Knowledge of Sellers, threatened proceedings, against any Seller challenging the validity of the transactions contemplated by this Agreement which, if determined adversely, would prevent the consummation of the transactions contemplated by this Agreement.

(f) Investment Representations. Each Seller, with respect to the Consideration Shares, and each Investor, with respect to the Investor Shares, hereby acknowledges that the Consideration Shares and Investor Shares have not been registered under the Securities Laws and that they are being offered and sold pursuant to exemptions from registration contained in the Securities Laws based in part upon their representations and warranties contained in this Agreement. Accordingly, each hereby represents and warrants as follows:

(i) Economic Risk. It is capable of evaluating the merits and risks of its investment in Buyer and has the capacity to protect its own interests. Any interest in the Kitov Securities may not be sold, pledged or otherwise transferred or hypothecated unless the Kitov Securities are registered pursuant to the Securities Laws, or an exemption from such registration is available under the Securities Laws, and in the absence of such registration or exemption, the holder must bear the economic risk of this investment indefinitely. It understands that there is no assurance that any exemption from registration under the Securities Laws will be available and that, even if available, such exemption may not allow the transfer of all or any portion of the Kitov Securities under the circumstances, in the amounts or at the times the holder might propose.

(ii) Acquisition for Own Account. The recipient of the Kitov Securities is acquiring them for its own account for investment only, and not with a view towards their distribution or resale, without prejudice, however, to its right, at all times, to sell or otherwise dispose of all or any part of such securities pursuant to an effective registration statement under the Securities Laws or under an exemption from such registration and in compliance with applicable securities Laws.

(iii) Protecting Its Interest. By reason of its, or of its management’s (if any), business or financial experience, it has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement.

(iv) General Solicitation. The Kitov Securities are not being purchased as a result of any advertisement, article, notice or other communication regarding the Kitov Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(v) Buyer’s Information. No offering memorandum or similar disclosure document has been prepared in connection with the offer of the Kitov Securities, and it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the Buyer’s reports filed publicly with the SEC and/or TASE and has been afforded access to publicly disclosed information about the Buyer and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment and that is necessary to make an informed investment decision with respect to the investment in the Buyer. The only representations and warranties being given by the Buyer are contained in this Agreement. No broker or agent of the Buyer has provided any information or advice with respect to the Kitov Securities nor is such information or advice necessary or desired.

(vi) Rule 144. Each Seller acknowledges that it is aware that Rule 144 under the Securities Act which allows for the public resale of restricted and control securities, as the case may be, if a number of conditions are met, may not necessarily be available with respect to the Kitov Securities and, in any event, is available only if certain conditions are satisfied, and that any sale of the Kitov Securities that might be made in reliance upon Rule 144 may only be made in accordance with the terms and conditions of such rule and that a copy of Rule 144 will be delivered to a Seller upon request.

(vii) Regulation S Exemption. Such Seller understands that the Kitov Securities are being offered and sold to Seller in reliance on an exemption from the registration requirements of United States federal and state securities laws under Regulation S promulgated under the Securities Act and that the Buyer is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Seller set forth herein in order to determine the applicability of such exemptions and the suitability of the Seller to acquire the Kitov Securities. In this regard, each Seller represents, warrants and agrees that, unless otherwise set forth in such Seller’s joinder to this Agreement:

(a) Such Seller is not a U.S. Person (as defined in Regulation S) and is not an affiliate (as defined in Rule 501(b) under the 1933 Act) of the Buyer and is not acquiring the Kitov Securities for the account or benefit of a U.S. Person.

(b) At the time of the origination of contact concerning the issuance of the Kitov Securities and the date of the execution and delivery of this Agreement, Seller was outside of the United States.

(c) Seller will not, during any ‘distribution compliance period’ under Regulation S, if applicable (the “Restricted Period”), offer, sell, pledge or otherwise transfer the Kitov Securities in the United States, or to a U.S. Person for the account or for the benefit of a U.S. Person, or otherwise in a manner that is not in compliance with Regulation S.

(d) Seller will, after expiration of the Restricted Period, offer, sell, pledge or otherwise transfer the Kitov Securities only pursuant to registration under the Securities Act or an available exemption therefrom and, in accordance with all applicable state and foreign securities laws.

(e) Neither Seller nor any person acting on Seller’s behalf has engaged, nor will engage, in any directed selling efforts to a U.S. Person with respect to the Kitov Securities and Seller and any person acting on Seller’s behalf have complied and will comply with any applicable “offering restrict ions” requirements of Regulation S under the Securities Act.

(f) The issuance of the Kitov Securities contemplated by this Agreement have not been pre-arranged with a buyer located in the United States or with a U.S. Person, and are not part of a plan or scheme to evade the registration requirements of the Securities Act.

(g) Neither Seller nor any person acting on Seller’s behalf has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States, its territories or possessions, for any of the Kitov Securities. Seller agrees not to cause any advertisement of the Kitov Securities to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Kitov Securities.

(viii) Compliance with Laws. Any resale of the Kitov Securities during a ‘distribution compliance period’, if applicable, as defined in Rule 902(t) to Regulation S shall only be made in compliance with exemptions from registration afforded by Regulation S. Further, any such sale of the Kitov Securities in any jurisdiction outside of the United States will be made in compliance with the securities laws of such jurisdiction. Seller will not offer to sell or sell the Kitov Securities in any jurisdiction unless Seller obtains all required consents, if any.

(ix) Israeli Securities Law. With respect to Pontifax, Orbimed and Arkin, such Seller affirms that it is a “Qualified Investor” listed under the First Schedule of the Israeli Securities Law 5728-1968, purchasing for itself, and undertakes that it will provide the Buyer with appropriate documentation to such effect, as required under applicable Israeli law and regulation. Seller further acknowledges that no action will be taken in Israel that would permit the offering of the Kitov Securities or the distribution of any prospectus or other offering document to the public in Israel, and that the Kitov Securities were and are issued by way of a private placement and that the Kitov Securities are subject to the resale restrictions under Section 15C of the Israel Securities Law and Section 5 of the Israeli Securities Regulations (Details Regarding Sections 15A-15C of the Securities Law-1968) - 2000.

(x) Seller Holdings in Buyer; No Voting Agreements. Each Seller shall deliver to the Company as of the Effective Date, a duly signed form of Seller Representation Letter with respect to such Seller’s holdings in the Buyer, in the form attached hereto as Schedule 3.1(x). Other than the applicable Post-Closing Buyer Corporate Governance Agreement and any Registration Rights Agreements to be entered into at Closing at the time the Kitov Securities are offered, and as of the date hereof, and at the Closing, Seller is not, and will not be, a party to any agreement or arrangement, whether written or oral, with Buyer, any of the Buyer’s officers or shareholders or a corporation in which the Buyer’s officers or shareholders are an Interested Party (as defined in the Israeli Companies Law, 5759-1999), regulating the management of the Buyer, the shareholders’ rights in the Buyer, the transfer of shares in the Buyer, including any voting agreements, shareholder agreements or any other similar agreement even if its title is different or has any other relations or agreements with any of the Buyer’s shareholders, directors or officers.

(xi) No Governmental Review. It understands that no Israeli or United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Kitov Securities or the fairness or suitability of the investment in the Kitov Securities nor have such authorities passed upon or endorsed the merits of the offering of the Kitov Securities.

(xii) Restricted Securities. It understands that the Kitov Securities, are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being issued by the Buyer in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration in the United States of America under the Securities Act only, and in Israel under Israeli Securities Laws only in certain limited circumstances. It understands and acknowledges that: (i) the Kitov Securities are being offered and sold without registration under the Securities Laws in a private placement that is exempt from the registration provisions of the Securities Laws and (ii) the availability of such exemption depends in part on, and the Buyer will rely upon the accuracy and truthfulness of, the foregoing representations and it hereby consents to such reliance.

(xiii) Independent Advice. It understands that nothing in this Agreement or any other materials presented to it by or on behalf of the Buyer in connection with the purchase of the Kitov Securities constitutes legal, tax or investment advice.

(xiv) The Seller further acknowledges and understands that the certificate evidencing the Kitov Securities may be imprinted with the following legend (in addition to any legend required under applicable state or foreign securities laws):

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND HAVE BEEN ACQUIRED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE THEREWITH, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT, OR OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS. THE ISSUER OF THESE SECURITIES MAY REQUIRE A WRITTEN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS EITHER IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS. IN ADDITION, NO HEDGING TRANSACTION MAY BE CONDUCTED WITH RESPECT TO THESE SECURITIES UNLESS SUCH TRANSACTIONS ARE IN COMPLIANCE WITH THE ACT.”

(g) Seller Information. The information relating to Seller that is provided by Seller, or any director, officer, employee, agent or representative thereof, for inclusion in any document filed with or furnished to the SEC, or otherwise submitted to any other Regulatory Agency, in connection with the transactions contemplated by the Transaction Documents, will not at the time that such information is provided by any such Person as aforesaid contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

(h) Waiver. Each Seller waives all pre-emption rights and any other participation right it may have in connection with the transactions contemplated hereby, including, with respect to sale and transfer of the Shares and any rights of first refusal, tag-along or other similar rights it may have in connection with the sale and transfer of the Shares are duly authorized and validly executed by the signatory thereto. No other waiver, consent or process is required to be taken by the Seller in order for the transactions contemplated hereby to be in full force and effect.

(i) Certain Business Relationships with Company. Except as described in Schedule 3.1(i), neither such Seller nor its Affiliates nor any Related Party thereof, (a) owns any material asset, tangible or intangible, which is used in the business of Company, (b) is owed money by or owes money to the Company, (c) has entered into, or has had any direct or indirect financial interest in, any contract, transaction or business dealing involving the Company, (d) is competing, directly or indirectly, with the Company, (e) is a member, manager, director, officer or employee of, or consultant to, or owns, directly or indirectly, any interest in, any vendor, supplier or customer of the Company, or is in any way associated with or involved in the business of the Company (except in his or her official capacity as a director, officer or employee of the Company, as the case may be), (f) has any interest in or has filed any application with respect to any Intellectual Property, which arises out of or relates to the Company or its businesses, (g) has any claim or right against the Company (other than rights to receive compensation for, or expense reimbursement in connection with, services performed as an employee or director) or (h) is party to any transactions, contracts or understandings with Company that would be considered a “transaction” under Item 404 of Regulation S-K under the Securities Act if Company were to be subject to such regulation.

(j) Exculpation Among Sellers. Each Seller acknowledges that it is not relying upon any person, firm or corporation (including without limitation any other Seller), in making its investment or decision to consummate the transactions contemplated hereunder. Each Seller agrees that no other Seller (acting in such capacity) nor the respective controlling persons, officers, directors, partners, agents or employees of any such other Seller shall be liable to any other Seller in connection with transactions contemplated hereunder for any action taken or omitted to be taken by any of them prior to the date hereof in connection with the transactions contemplated hereunder. Each Seller acknowledges that it has been independently afforded the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Buyer concerning the Buyer and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate the transactions contemplated hereunder, and that it is not relying upon any examination or inquiry performed by another Seller. Neither such inquiries nor any other investigation conducted by or on behalf of a Seller or its representatives or counsel shall modify, amend or affect such Seller’s right to rely on the truth, accuracy and completeness of the Buyer’s representations and warranties contained in this Agreement.

(k) Full Disclosure. This Agreement (including the Schedules and any closing deliverables and any other Ancillary Agreements) does not as of the date hereof, and will not as of the Closing: (i) contain any representation, warranty or information of the Seller that is false or misleading with respect to any material fact; or (ii) omit to state any material fact necessary in order to make the representations, warranties and information of the Seller contained and to be contained herein, and to the extent any of such are also contained therein, and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading. The Sellers have no Knowledge of any information or other fact that is or may become materially adverse to the business, condition, assets, capitalization, Intellectual Property, Liabilities, operations, results of operations, financial performance or prospects of the Company that has not been set forth in this Agreement or in the Schedules.

3.2 Representations and Warranties of Buyer. Buyer represents and warrants to Sellers as follows:

(a) Organization of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Israel. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Israel.

(b) Authorization; Enforcement. Subject to receipt of the Required Approvals, the Buyer has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of this Agreement and the other Transaction Documents by the Buyer and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Buyer and no further action is required by the Company, the Board of Directors of the Buyer or the Buyer’s shareholders in connection herewith or therewith. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Buyer and, when delivered in accordance with the terms hereof and thereof including the receipt of the Required Approvals and the fulfillment of the conditions set forth in Section 2.4 above, will constitute the valid and binding obligation of the Buyer enforceable against the Buyer in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally.

(c) Noncontravention. Neither the execution and delivery of this Agreement, and the other agreements contemplated hereby, nor the consummation of the transactions contemplated hereby and thereby, will materially (i) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which Buyer is subject or any provision of its Governing Documents, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any material agreement, contract, lease, license or instrument to which Buyer is a party or by which it is bound or to which any of its assets is subject. Except for the Required Approvals, the Buyer is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Governmental Authority in order for the Parties to consummate the transactions contemplated by this Agreement.

(d) Investment Representations.

(i) Buyer acknowledge that the Shares have not been registered for offer or sale under any Securities Laws, and are not listed for trading on any stock exchange, stock quotation service or other stock market. Buyer understands that the Shares are being sold to Buyer in reliance on exemptions from the registration requirements of any applicable Securities Laws, and may not be sold, transferred or otherwise disposed of unless subsequently registered under applicable Securities Laws or unless an exemption from registration is available.

(ii) Without derogating from the representations made by the Sellers hereunder, Buyer has such knowledge and experience in financial and business matters in general and with respect to businesses of a nature similar to the business of the Company so as to be capable of evaluating the merits and risks of, and making an informed business decision with regard to, the acquisition of the Shares.

(iii) Buyer is acquiring the Shares solely for its own account and not with a view to or for resale in connection with any distribution or public offering thereof, within the meaning of applicable securities laws and regulations.

(e) Issuance of the Kitov Securities. Subject to receipt of the Required Approvals, the Kitov Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Security Interests imposed by the Buyer.

(f) SEC Reports; Financial Statements. The Buyer has filed all reports, schedules, forms, statements and other documents required to be filed by the Buyer under the Securities Act and the Exchange Act, including pursuant to Section 13(a) thereof, for the two years preceding the date hereof (or such shorter period as the Buyer was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Buyer included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with IFRS, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by IFRS, and fairly present in all material respects the financial position of the Buyer as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(g) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Buyer Material Adverse Effect, (ii) the Buyer has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice (B) liabilities not required to be reflected in the Buyer’s financial statements pursuant to IFRS or disclosed in filings made with the United States Securities and Exchange Commission (the “Commission”) or other public filings of the Buyer and (C) non-cash accounting measures that have effect of reducing shareholder equity, (iii) the Buyer has not altered its method of accounting, and (iv) the Buyer has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock. The Buyer does not have pending before the Commission any request for confidential treatment of information. Except for the disclosures of the transactions contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Buyer or its businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Buyer under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one business day prior to the date that this representation is made.

(h) Compliance. The Buyer is not: (i) in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Buyer), nor has the Buyer received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) nor has Buyer been in material violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws, relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Buyer Material Adverse Effect.

(i) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Buyer Material Adverse Effect, the Buyer (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the Buyer knows of no basis for any such claim.

(j) Litigation. Except as set forth in the SEC Reports (i) there is no legal action, suit, arbitration, investigation, claim, proceeding or other similar dispute pending (“Action”), at Law or in equity, or before or by any Governmental Authority, or, to Buyer’s knowledge, threatened in writing against Buyer or any of its subsidiaries or their respective properties, assets or business, that would reasonably be expected to have a Buyer Material Adverse Effect and (b) as of the date hereof, neither Buyer nor any of its subsidiaries is subject to any order that would have a Buyer Material Adverse Effect; (ii) neither the Buyer nor any of its subsidiaries, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty with respect to Buyer; (iii) there has not been, and to the knowledge of the Buyer, there is not pending or contemplated, any investigation by the Commission or other Governmental Authority involving the Buyer or any current or former director or officer of the Buyer; and (iv) the Commission or other Governmental Authority has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Buyer or any subsidiary of the Buyer under the Exchange Act or the Securities Act, or any equivalent Law.

(k) Filings, Consents and Approvals. The Buyer is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Buyer of the Transaction Documents, other than (i) the Required Approvals and (ii) as required pursuant to the Registration Rights Agreement (as defined below).

(l) Regulatory Permits

The Buyer possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Buyer Material Adverse Effect (“Material Permits”), and the Buyer has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

(m) Full Disclosure. This Agreement (including the Schedules and any closing deliverables and any other Ancillary Agreements) does not as of the date hereof, and will not as of the Closing: (i) contain any representation, warranty or information that is false or misleading with respect to any material fact; or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and, to the extent any of such are also contained therein, therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading. The Buyer has no Knowledge of any information or other fact that is or may become materially adverse to the business, condition, assets, capitalization, Intellectual Property, Liabilities, operations, results of operations, financial performance or prospects of the Buyer that has not been set forth in this Agreement or in the Schedules.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES
CONCERNING THE COMPANY

Each Seller represents and warrants to Buyer as that, except as set forth on the Disclosure Schedule attached as Schedule 4 to this Agreement (the “Disclosure Schedule”), which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true, correct and complete as of the date hereof and on and as of the Closing (as if made on such Closing). Without derogating from any of the conditions set forth in Section 6, the Sellers, acting solely via the Stockholder Representative, shall have the right to update the Disclosure Schedule to reflect changes between the signing and the Closing. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Article 4, and the disclosures in any section or subsection of the Disclosure Schedule shall qualify other sections and subsections in this Article 4 only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections:

4.1 Organization and Corporate Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Israel. The Company has the requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use its properties as they are now owned and used, and perform its obligations under all contracts and agreements to which it is party or by which it is bound. Schedule 4.1 accurately sets forth the names of the members of the board of directors (or similar body) of the Company and its corporate officers. The Company has provided to Buyer or its Affiliate acting on its behalf true and correct copies of the Governing Documents of the Company. The Company is not in violation of any of the provisions of its Governing Documents. The minute books and resolutions of the Company previously made available to the Buyer or an Affiliate thereof contain true, complete and accurate records of all meetings and accurately reflect in all material respects all corporate action of the equity holders and board of directors (including committees thereof) of the Company. The execution and delivery of this Agreement and the Ancillary Agreements to which the Seller is party, the performance by the Seller of its obligations hereunder and thereunder and the consummation by the Seller of the transactions contemplated hereby and thereby have been duly authorized. The Company has not granted to any Person any power of attorney in respect of it or relating to the conduct of its business. The Company has never approved, or commenced any proceeding or made any election contemplating, the dissolution or liquidation of the Company or the winding up or cessation of its business.

4.2  Capitalization. The authorized as well as the issued and outstanding capital of the Company as of the date hereof is as set forth on Schedule 4.2. All Shares are duly authorized, validly issued, fully paid and non-assessable, and are held of record and owned beneficially by Seller as set forth in Schedule 4.2, and none of the Shares are subject to preemptive rights, repurchase option, forfeiture provision or restriction on transfer created by statute (other than restrictions on transfer imposed by virtue of applicable securities laws or the Company’s Articles of Association), or any agreement to which the Company or the Seller is a party or by which it is bound. Except as set forth in Schedule 4.2, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that require the Company to issue, sell or otherwise cause to become outstanding any of its capital stock. Except as set forth in Schedule 4.2, the Company has no obligation of any kind to issue any additional Shares to any Person. Other than any such rights waived by Sellers hereto, there are no other pre-emption rights and any other participation right at the Company in connection with the transactions contemplated hereby, including, with respect to sale and transfer of the Shares nor any rights of first refusal, tag-along or other similar rights any Person may have in connection with the sale and transfer of the Shares hereto.

4.3  Subsidiaries. The Company does not have and, did not at any time previously have, any subsidiary (defined as an entity of which the Company owns directly or indirectly more than 50% of the outstanding securities entitled generally to vote for the election of directors or equivalent managing persons) and does not hold and, did not at any time previously hold, any material direct or indirect beneficial interest in any other corporation, partnership, joint venture or other entity or enterprise.

4.4  Noncontravention. Except as set forth in Schedule 4.4, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which the Company is subject or any provision of the Governing Documents of the Company, or (b) conflict with, result in a breach of, or constitute a default under any Material Contract. Except as set forth in Schedule 4.4, the Company is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Governmental Authority in order for the Parties to consummate the transactions contemplated by this Agreement.

4.5  Governing Documents; Records. All actions taken and all transactions entered into by the Company which required the approval or consent of its board of directors or shareholders have been duly approved by all necessary action of the board of directors and shareholders of the Company. There has been no violation of any of the provisions of the Governing Documents, and the Company has not taken any action that is inconsistent in any material respect with any resolution adopted by the Company’s shareholders or board of directors (or similar body).

4.6  Brokers’ Fees. Other than as set forth on Schedule 4.6, the Company has no Liability or obligation to pay any finder’s fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

4.7  Financial Statements. Attached hereto as Schedule 4.7 are the audited balance sheets and statements of income, stockholders’ equity and cash flows of the Company as of and for the calendar years ended December 31, 20117 (the “Financial Statements”). The Financial Statements, including the notes thereto, have been prepared based upon the Company’s books and records and are in accordance with GAAP, and fairly present the financial condition of the Company in all material respects as of the dates stated and the results of operations of the Company for such period.

4.8  No Liabilities. (a)The Company does not have any accrued, contingent or other Liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with GAAP, and whether due or to become due), except for (i) the Liabilities identified in Schedule 4.8(i), which are correct as of the date hereof “Company Closing Liabilities”), and (ii) any and all fees and/or other costs which are or may become due and payable to any third party under any agreement of the Company and/or any Seller as a result of the completion of the transactions contemplated hereunder, and which are reflected in Schedule 4.8(ii).

(b)  No Guarantee of Indebtedness. The Company does not have any outstanding guarantees for debt or other obligations of any other Person.

(c) Insider Receivables. There is no Indebtedness owed to the Company by any Service Provider, employee, officer, director or shareholder, other than expense reimbursements in the Ordinary Course of Business.

4.9  Subsequent Events. Since the December 31, 2017:

(a) the Company has operated in the Ordinary Course of Business, and as of the date hereof, there have been no events, series of events or the lack of occurrence thereof which, singularly or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect; and

(b)  there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the Company’s material assets (whether or not covered by insurance).

4.10  Legal Compliance.

(a) The Company has all material governmental permits, licenses, registrations, certificates and other governmental authorizations (the “Permits”) necessary for the Company to conduct is businesses as presently conducted.

(b)  The Company is in compliance in all material respects with all applicable laws, statutes, rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder of Governmental Authorities (collectively, the “Applicable Laws”).

4.11  Tax Matters. Except as set forth on Schedule 4.11:

(a) The Company has filed or caused to be filed all material Tax Returns required to be filed with respect to the Company with respect to all past years through calendar year 2017. All such Tax Returns at the time of filing complied with all applicable Tax laws in all material respects. All Taxes owed by the Company shown on any Tax Return have been timely and properly paid or, to the extent not yet due for payment, have been adequately accrued on the books and records of the Company. All Taxes required to be withheld by the Company have been properly and timely withheld and remitted. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return. There are no Security Interests on the assets of the Company that arose in connection with any failure or alleged failure to pay any Tax.

(b)  There is no dispute or claim concerning any Tax Liability of the Company (i) claimed or raised by any Taxing authority in writing, or (ii) as to which Seller has Knowledge based upon personal contact with any agent of such authority.

(c) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(d)  No Tax Return of the Company is currently being audited and the Company has not received notice of any pending audit.

4.12  Real Property. The Company does not own nor lease any real property.

4.13  Title to Assets. The Company has good title to, or a valid leasehold interest in, all material tangible, personal property assets (i) used regularly in the conduct of its businesses, and (ii) located on the premises of the Company, shown on the Financial Statements or acquired after December 31, 2017, including all fixtures, furniture, equipment, and machinery (collectively, the “Fixed Assets”), and such Fixed Assets are subject to no material liens, mortgages, pledges, encumbrances or charges, except for properties and assets disposed of in the Ordinary Course of Business, or leased assets of third parties subject to a valid leasehold interest with a corresponding collateral securitization filing as set forth on Schedule 4.13, or such other exceptions which are not material in character, amount or extent and do not materially detract from the value of or interfere with the use of the tangible assets subject thereto or affected thereby. To the Knowledge of Seller, all Fixed Assets are in good operating condition (subject to normal wear and tear.

4.14  Intellectual Property.

(a) Except as set forth on Schedule 4.14, the Company owns or possesses all rights to use all Intellectual Property necessary to the operation of its businesses as presently conducted and such present use does not, to the Knowledge of the Sellers, conflict with the lawful rights of others in any material respect. The Company has not received written or oral notice of any claim against it involving any conflict or claim of conflict relating to the Intellectual Property of the Company and, to the Knowledge of Seller, there is no basis for any such claim or conflict. The Company has taken all reasonably necessary action to maintain and protect each item of Intellectual Property that it owns or uses.

(b)  Except as set forth on Schedule 4.14, the Company has never assigned or otherwise transferred ownership of, or agreed to assign or otherwise transfer ownership of, any Intellectual Property necessary to the operation of its businesses as presently conducted to any other Person.

(c) Each Person who is or was an employee or other Service Provider of the Company and/or who is or was involved in the creation or development of any Intellectual Property for the Company, following the incorporation thereof, has signed a valid and enforceable agreement containing an irrevocable assignment of all Intellectual Property Rights and Intellectual Property created or developed in the course of that Person’s work with the relevant entity such that any and all rights in connection with such Intellectual Property reside solely with the Company, as well as confidentiality provisions protecting the Intellectual Property Rights and Intellectual Property of the Company, as applicable.

(d)  Except as set forth on Schedule 4.14 no funding, facilities or personnel of any Governmental Authority or any public or private university, college, or other educational or research institution, was used, directly or indirectly, to create or develop, in whole or in part, any of the Intellectual Property of the Company.

(e) Except as set forth on Schedule 4.14, the Company is not currently nor has it ever been a member or promoter of, or a contributor to, any industry standards body or similar organization that could require or obligate the Company to grant or offer to any other Person any license or right to any of the Intellectual Property of the Company.

(f) Except as set forth on Schedule 4.14, the Company is not bound by, and none of the Intellectual Property owned by the Company is subject to, any contract or agreement containing any covenant or other provision (other than any restrictions that may be imposed by Applicable Law) that in any way limits or restricts the ability of the Company to use, exploit, assert, or enforce any of the Intellectual Property owned by the Company anywhere in the world.

(g)  To the Knowledge of the Seller, eexcept as set forth on Schedule 4.14, no Person has infringed, misappropriated, or otherwise violated, and no Person is currently infringing, misappropriating or otherwise violating, any of the Intellectual Property of the Company in any material respect.

(h)  To the Knowledge of the Seller, the Company has never infringed (directly, contributorily, by inducement or otherwise), misappropriated or otherwise violated any intellectual property right of any other Person; (ii) no infringement, misappropriation or similar claim or legal proceeding is pending or has been threatened against the Company or against any other Person who may be entitled to be indemnified, defended, held harmless or reimbursed by the Company with respect to such claim or legal proceeding; and (iii) the Company has never received any notice or other communication (in writing or otherwise) relating to any actual, alleged or suspected infringement, misappropriation or violation of any intellectual property right of another Person.

4.15  Reserved

4.16  Contracts.

Schedule 4.16 lists the following contracts and other agreements (other than those of a type disclosed in another Schedule) to which the Company is a party:

(a)

(i)  each contract, agreement or commitment in respect of the sale of products or the performance of services, or for the purchase or lease of inventories, equipment, raw materials, supplies, services or utilities which (i) involves payments or receipts by the Company of $25,000 or more and is not terminable by the Company at any time upon notice of 90 days or less, or (ii) is not to be fully performed within six months from the date of this Agreement;

(ii)  any material agreement for the lease of personal property to or from any Person providing for lease payments in excess of $25,000 per annum;

(iii) each partnership, joint venture or similar agreement;

(iv) indebtedness for or related to borrowed money, or any capitalized lease obligation, in excess of $50,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

(v)  any material agreement with the Seller or any other shareholder of the Company;

(vi) any deferred compensation, severance, indemnification, or other plan or arrangement for the benefit of its Service Providers;

(vii)  any collective bargaining agreement;

(viii)  any agreement under which the Company has advanced or loaned money to Service Providers outside the Ordinary Course of Business;

(ix) any agreement pursuant to which the Company has been appointed an exclusive partner, reseller or distributor, or pursuant to which either entity has appointed another Person as an exclusive partner, reseller, or distributor;

(x)  any supply agreement that is with the Company’s top 3 suppliers by spending calculated on an annual basis as of December 31, 2017;

(xi) any agreement (A) imposing any restriction on the right or ability of the Company to (1) compete with any other Person; or (2) develop or distribute any technology or Products; or (B) imposing exclusive arrangements on the Company to acquire any product or other asset or any services from a single source;

(xii)  any agreement relating to the acquisition, transfer, use, development, sharing or license of any Intellectual Property of the Company y and licenses for any non-customized software that is not: (1) so licensed solely in executable or object code form pursuant to a nonexclusive, internal use software license; and (2) generally available on standard terms for less than $1,000 per copy, seat or user, as applicable;

(xiii)  any agreement constituting or relating to any (A) prime contract, subcontract, letter contract, purchase order or delivery order executed or submitted to or on behalf of any Governmental Authority or any prime contractor or higher-tier subcontractor, or under which any Governmental Authority or any such prime contractor or subcontractor otherwise has or may acquire any right or interest, or (B) quotation, bid or proposal submitted to any Governmental Authority or any proposed prime contractor or higher-tier subcontractor of any Governmental Authority; and

(xiv)  any other agreement that was entered into outside the Ordinary Course of Business or was inconsistent with the past practices of the Company, since December 31, 2015.

The contracts and agreements in the respective categories described in clauses (i) through (xiv) above are referred to in this Agreement as “Material Contracts.”

(b)  The Company has made available to Buyer accurate and complete copies of all Material Contracts, including all amendments thereto. Each Material Contract is valid and in full force and effect and is enforceable by the Company, in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

(c) Except as set forth on Schedule 4.16, neither the Company, nor the Seller nor, to the Knowledge of Seller, any other Person which is a party thereto has violated or breached in any material respect, or committed any material default under, any Material Contract. To the Knowledge of the Seller, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to: (A) result in a material violation or breach of any of the provisions of any such Material Contract; (B) give any Person the right to declare a default or exercise any remedy under any such Material Contract; (C) give any Person the right to accelerate the maturity or performance of any such Material Contract; or (D) give any Person the right to cancel, terminate or modify any Material Contract.

(d)  The Company has not received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Material Contract, nor has it waived any of its material rights under any Material Contract.

4.17  Insurance. Schedule 4.17 sets forth the following information with respect to each insurance policy to which the Company is a party, a named insured, or otherwise the beneficiary of coverage:

(a) the name of the insurer, the name of the policyholder and the name (or group designation) of each covered insured; and

(b)  the policy number and the period of coverage.

With respect to each such insurance policy, no claim for coverage by the Company has been denied. The Company has not received any written notice of cancellation or termination with respect to any insurance policy. All premiums due and payable with respect to the insurance policies of the Company set forth in Schedule 4.17 have been fully paid and all such insurance policies are valid and enforceable policies.

4.18  Litigation. There is no claim, litigation, action, arbitration, suit, or judicial proceeding pending or, to the Knowledge of Seller, threatened in writing, against the Company, at law or equity, before any Governmental Authority.

4.19  Labor and Employment Matters.

The Company is in compliance in all respects with all Applicable Laws respecting employment and employment practices and terms and conditions of employment. Neither the Company or, to the Knowledge of the Seller, any of its respective Service Providers, representatives or employees has committed any unfair labor practices in connection with the operation of the businesses of the Company, and there is no pending or, to the Knowledge of the Seller, threatened in writing charge or complaint against the Company by any Governmental Authority.

4.20  Employee Benefits.

(a) The Company does not have any non-qualified deferred compensation plan, qualified defined contribution retirement plan, qualified defined benefit retirement plan or other material fringe benefit plan or program that the Company maintains or to which the Company contributes (“Benefit Plans”).

(b)  Except as set forth on Schedule 4.20, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby in and of itself, will not (A) require the Company to make a larger contribution to, or pay greater benefits or provide other rights under, any Benefit Plan than it otherwise would, or (B) create or give rise to any additional vested rights or service credits under any Benefit Plan, in either case whether or not some other subsequent action or event would be required to cause such payment or provision to be triggered.

(c) Schedule 4.20 sets forth as of the date hereof true and correct information concerning (i) all severance and change of control plans or arrangements for the benefit of present Service Providers, directors or officers (or other equivalent positions) or employees of the Company and any former Service Providers, directors or officers (or other equivalent positions) or employees of the Company if any such plans or arrangements provide for any continuing obligations of the Company, (ii) all employment agreements with any present director or officer (or other equivalent position) of the Company and any former directors or officers (or other equivalent positions) of the Company if any such agreements provide for any continuing obligations of the Company, (iii) any Person who has accepted an offer of employment made by the Company but whose employment has not yet started and of any outstanding offer of employment made to any Person by the Company providing for annual cost to the Company in excess of $25,000. and (iv) all non-competition agreements with the Company executed by directors or officers (or other equivalent positions) of the Company since the beginning of 2017.

(d)  With respect to the Benefit Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly reflected in accordance with GAAP, on the Audited Financial Statements.

4.21  Compliance with Laws and Permits; Clinical and Regulatory Matters.

(a) The Company holds and has at all times held and complied with all Permits necessary for the conduct, ownership, use, occupancy or operation of the businesses of the Company. Such Permits are valid and in full force and effect in all material respects and the Closing hereunder is not expected to result in the revocation or breach of the Company of any such Permits. As of the date hereof, the Company has not received any written notice from any Governmental Entity (a) alleging any actual or possible violation of or failure to comply with any term or requirement of any such Permit, or (b) regarding any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any such Permit.

4.22  Certain Business Relationships with Company. Except as described in Schedule 4.23, no Seller or its Affiliates or any Related Party thereof, (a) owns any material asset, tangible or intangible, which is used in the business of Company, (b) is owed money by or owes money to the Company, (c) has entered into, or has had any direct or indirect financial interest in, any contract, transaction or business dealing involving the Company, (d) is competing, directly or indirectly, with the Company, (e) is a member, manager, director, officer or employee of, or consultant to, or owns, directly or indirectly, any interest in, any vendor, supplier or customer of the Company, or is in any way associated with or involved in the business of the Company (except in his or her official capacity as a Service Provider, director, officer or employee of the Company, as the case may be), (f) has any interest in or has filed any application with respect to any Intellectual Property, which arises out of or relates to the Company or its businesses, (g) has any claim or right against the Company (other than rights to receive compensation for, or expense reimbursement in connection with, services performed as an Service Provider, employee or director) or (h) is party to any transactions, contracts or understandings with Company that would be considered a “transaction” under Item 404 of Regulation S-K under the Securities Act if Company were to be subject to such regulation.

4.23  Product Liability. The Company did not develop or commercialize any products since its incorporation, and accordingly has not given or made any warranties to third Persons with respect to any products developed by it, except for the warranties imposed by the provisions of the Material Contracts as listed on Schedule 4.16 and Applicable Laws. The Seller has no Knowledge of any present claim against the Company not fully covered by insurance for clinical trial liability or product liability on account of any express or implied warranty.

4.24  Anti-Corruption Compliance. The Company has not (and none of the Company’s officers or directors, agents, Service Providers or any other Person acting on behalf of the Company has), directly or indirectly: (a) taken any action which would cause it to be in violation of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any rules or regulations thereunder, or any similar anti-corruption or anti-bribery legal requirements applicable to the Company in any jurisdiction; (b) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (c) made, offered or authorized any unlawful payment to foreign or domestic government officials or employees, whether directly or indirectly; or (d) made, offered or authorized any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment, whether directly or indirectly. No Service Provider, officer or director of Company has bribed another Person intending to obtain or retain business or an advantage in the conduct of business for the Company.

4.25  Export Control Legal Requirements. The Company has never made any exports of product, knowledge, or otherwise, from Israel or any other country. The Company has complied with all applicable export and re-export control Laws, has not released or disclosed controlled technical data, technology, biological or chemical materials to any foreign national whether in the United States, Israel, or abroad, and the Seller has no Knowledge of any fact or circumstance that could result in any Liability of the Company for violation of export control and import restrictions.

4.26  Full Disclosure

This Agreement (including the Schedules and any closing deliverables) does not as of the date hereof, and will not as of the Closing: (i) contain any representation, warranty or information that is false or misleading with respect to any material fact; or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading. The Seller has no Knowledge of any information or other fact that is or may become materially adverse to the business, condition, assets, capitalization, Intellectual Property, Liabilities, operations, results of operations, financial performance or prospects of the Company that has not been set forth in this Agreement or in the Schedules.

ARTICLE 5

COVENANTS

5.1  Access and Investigation. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to Article 8 or the Closing (the “Pre-Closing Period”), the Company shall: (a) provide Buyer or an Affiliate acting on its behalf and Buyer’s representatives with reasonable access during normal business hours to the Company’s personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Company; and (b) provide Buyer or an Affiliate acting on its behalf and Buyer’s representatives with copies of such existing books, records, Tax Returns, work papers and other documents and information relating to the Company, and with such additional financial, operating and other data and information regarding the Company, as Buyer or an Affiliate acting on its behalf may reasonably request. During the Pre-Closing Period, Buyer or an Affiliate acting on its behalf may make inquiries of Persons having business relationships with the Company, and the Company and its representatives shall help facilitate (and shall cooperate fully with Buyer or an Affiliate acting on its behalf in connection with) such inquiries.

5.2  Operation of the Business of the Company. During the Pre-Closing Period, the Company and the Sellers shall: (i) conduct Company’s business in the ordinary course and use its reasonable best efforts to maintain its business, assets and Service Providers; (ii) not issue or agree to issue any additional shares or any other voting security or any rights to acquire any such additional shares or voting security other than the Permitted Loans or permitted Indebtedness or Liabilities as set forth in Section 5.15; (iii) not engage in any additional borrowings, loans or capital leases other than the Permitted Loans as defined in Section 5.15; (iv) not change the terms of compensation of Service Providers, of the Company; (v) not authorize or consummate any dividends or distributions or sale of assets or payment of management fees to Seller or others, or any consolidation, merger, sale of any of its assets or purchase of capital assets or purchase of all or substantially all of the assets other entity, or any other extraordinary corporate transaction; and (vi) not change any of its methods of accounting or accounting practices in any material respect or in respect of Taxes, nor make or change any Tax election or enter into a Tax related agreement, nor commence or settle any legal action, nor enter into any material transaction or take any other material action outside the Ordinary Course of Business or inconsistent with its past practices. Notwithstanding the foregoing, the Company may take any action described in clauses (i) through (vi) above if: (A) Buyer or an Affiliate acting on its behalf gives its prior written consent to the taking of such action by the Company; or (B) such action is expressly contemplated by this Agreement.

5.3  Notification.

(a) Notification by Sellers. During the Pre-Closing Period, each Seller shall promptly notify Buyer and the Stockholder Representative in writing of: (i) the discovery by such Seller of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a breach of or an inaccuracy in any representation or warranty made by such Seller in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a breach of or an inaccuracy in any representation or warranty made by such Seller in this Agreement if: (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance; or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any breach of any covenant or obligation of the Seller; and (iv) any event, condition, fact or circumstance with respect to such Seller that would make the timely satisfaction of any of the conditions set forth in Article 6 impossible or unlikely.

(b) Notification by Buyer. During the Pre-Closing Period, Buyer shall promptly notify the Stockholder Representative in writing of: (i) the discovery by Buyer of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a breach of or an inaccuracy in any representation or warranty made by Buyer in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a breach of or an inaccuracy in any representation or warranty made by Buyer in this Agreement if: (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance; or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any breach of any covenant or obligation of the Buyer; and (iv) any event, condition, fact or circumstance with respect to Buyer that would make the timely satisfaction of any of the conditions set forth in Article 7 impossible or unlikely.

(c) Updates. If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 5.1(a) requires any material change in any Schedule attached hereto either by itself or together with other events, conditions, facts or circumstances, or if any such event, condition, fact or circumstance either by itself or together with other events, conditions, facts or circumstances, would require such a material change assuming the Schedule were dated as of the date of the occurrence, existence of discovery of such event, condition, fact or circumstance, then the Stockholder Representative shall promptly inform the Buyer in writing of such update and shall use its reasonable best efforts to deliver to Buyer an updated Schedule specifying such change. Any such update, if agreed to in writing by the Buyer, shall be deemed to supplement or amend the relevant Schedule for the purpose of: (i) determining the accuracy of any of the representations and warranties made by the Sellers in this Agreement; and (ii) determining whether any of the conditions set forth in ARTICLE 6 have been satisfied.

5.4 No Negotiation. During the Pre-Closing Period, each Seller shall not: (a) solicit or encourage the initiation or submission of any expression of interest, inquiry, proposal or offer from any Person (other than Buyer) relating to a possible sale or transfer of Seller’s Shares; (b) participate in any discussions or negotiations or enter into any agreement, understanding or arrangement with, or provide any non-public information to, any Person (other than Buyer or its Representatives) relating to or in connection with a possible sale or transfer of Seller’s Shares; or (c) entertain or accept any proposal or offer from any Person (other than Buyer), relating to a possible sale or transfer of Seller’s Shares. Each Seller shall promptly notify Buyer of any inquiry, indication of interest, proposal or offer relating to a possible sale or transfer of such Seller’s Shares that is received by such Seller during the Pre-Closing Period (including the identity of the Person making or submitting such inquiry, indication of interest, proposal or offer, and the terms thereof).

5.5 Filings and Consents.

(a) Filings. Each party shall use commercially reasonable efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed by such party with any Governmental Authority with respect to the transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Authority.

(b) Efforts. Subject to Section 5.5(c), each party hereto shall use commercially reasonable efforts to take, or cause to be taken, all actions necessary to consummate and make effective the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, but subject to Section 5.5(c), each party to this Agreement: (i) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the transactions contemplated by this Agreement; and (ii) shall use commercially reasonable efforts to obtain each consent (if any) required to be obtained (pursuant to any Applicable Law or contract, or otherwise) by such party in connection with the transactions contemplated by this Agreement.

(c) Limitations. Notwithstanding anything to the contrary contained in Section 5.5(b) or elsewhere in this Agreement, and without derogating from the Buyer’s obligations under Section 5.16, Buyer shall not have any obligation under this Agreement: (i) to divest or agree to divest (or cause any of its Affiliates or the Company to divest or agree to divest) any of its respective businesses, product lines or assets, or to take or agree to take (or cause any of its Affiliates or the Company to take or agree to take) any other action or to agree (or cause any of its Affiliates or the Company to agree) to any limitation or restriction on any of its respective businesses, product lines or assets; or (ii) to contest any legal proceeding relating to the transactions contemplated by this Agreement.

5.6 Ancillary Agreements. As soon as possible following the date hereof and in any event prior to the Closing, each Seller shall execute and deliver to Buyer, as applicable, all agreements and documents set forth in Article 6 to be executed by such Seller.

5.7 Resignation of Directors. The Sellers shall (and shall cause the Company to) use commercially reasonable efforts to obtain and deliver to Buyer at or prior to the Closing the resignation of the directors of the Company listed on Schedule 4.1 hereto, effective as of the later of the Closing and the date Buyer causes such director to be replaced (it being understood that such resignations shall not constitute a termination of employment by such director). In addition, at the Closing, the Company’s Articles of Association shall be amended such that a majority of the holders of Company’s shares shall be entitled to appoint members of the Board of Directors.

5.7 Reasonable Efforts. Prior to the Closing: (a) the Sellers shall use all reasonable efforts to cause the conditions set forth in Article 6 to be satisfied on a timely basis; and (b) Buyer shall use all reasonable efforts to cause the conditions set forth in Article 7 to be satisfied on a timely basis.

5.8  Closing Balance Sheet. At Closing, the Company shall deliver to Buyer a consolidated balance sheet of the Company as of each of December 31, 2018 and the Closing Date, and prepared in accordance with GAAP based upon the Company’s books and records in accordance with the Company’s accounting policies and procedures consistently applied, in accordance with the Company’s historic past practice, and which fairly present the consolidated financial condition of the Company in all material respects as of the dates stated (the “Closing Balance Sheet”).

5.9 Communications with Employees. Prior to the Closing Date, no Seller shall (and each Seller shall ensure that none of its respective representatives, the Company or any of the Company’s representatives) communicate with any Service Provider of the Company (which are not Seller) regarding post-Closing employment or other forms of engagement matters with Buyer or any subsidiary or Affiliate of Buyer, including post-Closing employee benefit plans and compensation, without the prior written approval of Buyer. Concurrent with the execution of this Agreement, Buyer shall provide the Company with written information to provide to the Company’s Service Providers, regarding the transition.

5.10 Litigation Support. If and for so long as any Party is actively contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand in connection with (a) any transaction contemplated under this Agreement, or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date involving the Seller, including, but not limited to any such matters arising out of a Party’s defense of any matter subject to indemnification under Article 10 as permitted pursuant to such Article 10, each of the other Parties shall cooperate with such Party and such Party’s counsel in the defense or contest, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the defense or contest, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Article 10). Notwithstanding the foregoing, each Seller shall only be required to provide such support, only to the extent the events described in 5.10(a) and 5.10(b) pertain directly to such Seller.

5.11 Audited Financial Statements of Company. The Company shall prepare and deliver to Buyer by no later than March 31, 2019, those historical audited financial statements relating to the Company, including notes thereto, as Buyer is required or otherwise intends to file with the SEC pursuant to the Exchange Act and/or the Securities Act, including as of and for the year ended December 31, 2018, (the “Company Financial Statements”), which Company Financial Statements shall fairly and accurately present in all material aspects the financial position of the Company. The Company shall provide Buyer all such information as is reasonably necessary to enable Buyer to prepare and file with the SEC any pro forma financial statements of the Buyer consolidated with the Company which may be required to be filed by Buyer pursuant to the Exchange Act and/or the Securities Act.

5.12 Listing of Kitov Shares; Removal of Legends. Buyer shall use commercially reasonable efforts to cause the Kitov Shares to be approved for listing on the Tel Aviv Stock Exchange prior to the Closing. In addition, at Closing the Buyer and the Sellers will execute the Lock-Up and Registration Rights Agreement in the form attached as Schedule 5.12 (the “Registration Rights Agreement”), providing, inter alia, for the registration, of the Kitov Shares and shares underlying the Kitov Options represented by ADSs. Certificates evidencing the Kitov Shares shall not contain any legend: (i) while a registration statement covering the resale of such security is effective under the Securities Act (provided that if the holder is selling pursuant to the effective registration statement registering the securities for resale, the holder agrees to only sell such securities during such time that such registration statement is effective and such holder is not aware or has not been notified by the Buyer that such registration statement has been withdrawn or suspended, and only as permitted by such registration statement), or (ii) following any sale of such Kitov Shares pursuant to Rule 144, or (iii) if such Kitov Shares are eligible for sale under Rule 144, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Buyer shall cause its counsel to issue a legal opinion to the relevant transfer agent promptly if required by the transfer agent to effect the removal of the legend hereunder. The Buyer and/or the Buyer’s transfer agent, may require an opinion of counsel in form and substance satisfactory to the Buyer and/or the Buyer’s transfer agent to the effect that any proposed legend removal, transfer or resale is either in compliance with the Securities Act and any applicable state securities laws and the securities laws of other jurisdictions. If there is an effective registration statement to cover the resale of the Kitov Shares, or if such Kitov Shares may be sold under Rule 144 or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission), Israeli Securities Laws or directives of the TASE, then such Kitov Shares shall be issued free of all legends.

5.13 Restrictive Covenants

(a) Public Announcements; Confidentiality. From and after the date of this Agreement,

(i) each Seller hereby covenants and undertakes to Buyer that such Seller shall not (and such Seller shall ensure that its representatives do not) issue any press release or make any public statement regarding (or otherwise disclose to any Person the existence or terms of) this Agreement or any of the other transactions or documents contemplated by this Agreement, without Buyer’s prior written consent.

(ii) the Sellers agree that at all times after the date of this Agreement the Sellers shall (and the Sellers shall ensure that their respective representatives including the Stockholder Representative) keep strictly confidential all Confidential Information relating to the Company and the Buyer, including the Intellectual Property of the Company.

(iii) Notwithstanding anything to the contrary in this Agreement, in case any Confidential Information or other information concerning the Parties hereto or the transactions contemplated hereunder is information that may be considered “material non-public information” pursuant to the securities laws and regulations governing Buyer and the securities exchanges on which its shares are traded – the Sellers hereby undertake not to make any unlawful use of such information, including by way of effecting a transaction in a security of Buyer while the information or any part thereof is in the Seller’s possession. Each of the Sellers represents that it is aware, and will advise its respective representatives directors, officers, employees, consultants and agents who are informed of the matters that are the subject of this Agreement, of the restrictions imposed by the applicable securities laws on the purchase or sale of securities by any person who has received material, non-public information regarding a company with publicly traded securities, as well as the restrictions making it unlawful to communicate such information to any other person when it is reasonably foreseeable that such other person is likely to purchase or sell securities in reliance upon such information.

(iv) Notwithstanding that which is stated elsewhere in this Agreement, to the extent that Buyer is required under any applicable securities law, or by the applicable rules of any stock exchange on which Buyer lists its securities, to deliver any notice to a stock exchange or relevant securities regulatory authority and/or issue any press release or public announcement with respect to the commercial relationship between the Parties hereto and/or this Agreement, including the filing of a copy of this Agreement or any schedules, exhibits or annexes thereof, as may be required by law, it shall be permitted to issue such release, make such announcement, or file such filing. Notwithstanding the foregoing, the form of the first Report of Private Issuer on Form 6-k which is required to be to be submitted by the Buyer to the Commission in connection with this Agreement is attached hereto as Schedule 5.13. Without prejudice to the foregoing, with respect to any subsequent public disclosure of the terms of this Agreement which has not been previously made public, including the filing of the form of this Agreement, Buyer shall give advance notice to Stockholder Representative of such impending disclosure which shall be coordinated with the Stockholders Representative, and Buyer shall endeavor in good faith to assist the Stockholder Representative to secure and enable confidential treatment of confidential parts of the Agreement.

(b) Non-Solicitation of Business Relationships. Each Seller covenants and agrees that during the period beginning on the Closing Date and ending 15 months following the Closing Date (the “Restricted Period”) it will not, knowingly, solicit, induce or advise or participate in any manner (as an owner, equity holder, financing source, director, manager, officer, employee, agent, representative, consultant, Service Provider or otherwise) in any business that solicits, induces or advises, any Person that is or was a customer, supplier or other business relation of the Company at any time during the 12 month period prior to the Closing Date for purposes of diverting such Person’s business from the Buyer.

(c) Non-Solicitation of Employees and Contractors. Each Seller covenants and agrees that during the Restricted Period it will not, knowingly solicit, induce, employ or engage, or participate in any manner (as an owner, equity holder, financing source, director, manager, officer, employee, agent, representative, consultant, Service Provider or otherwise) in any business that solicits, induces, employs or engages, any individual that served as an employee or independent contractor to the Company, Buyer or any of their respective Affiliates at any time during the 12 month period prior to the Closing Date. The foregoing shall not apply to or prohibit (a) general newspaper advertisements and other general circulation materials not directly targeted at such persons; (b) solicitations of such persons who have first contacted either party on their own initiative; or (c) solicitations of any person who has been terminated by the Company prior to commencement of discussions between such party and such employee.

(d) Acknowledgements; Remedies. Each Seller acknowledges and agrees that (i) the covenants and agreements set forth in this Section 5.13 were a material inducement to the Buyer to enter into this Agreement and to perform its obligations hereunder, (ii) the Buyer and its stakeholders would not obtain the benefit of the bargain set forth in this Agreement as specifically negotiated by the Parties if the Seller or any of its Affiliates breached any provision of this Section 5.13, (iii) any breach of any provision of this Section 5.13 by the Seller or the Stockholder Representative or any of their respective Affiliates would result in a significant loss of goodwill by the Buyer and the Company, (iv) the Consideration is sufficient consideration to make the covenants and agreements set forth herein enforceable, (v) the length of time, scope and geographic coverage of the covenants set forth in this Section 5.13 is reasonable given the benefits each Seller will directly or indirectly receive hereunder, and (vi) Seller shall not challenge the reasonableness of the time, scope, geographic coverage or other provisions of this Section 5.13 in any Proceeding, regardless of who initiates such Proceeding. Each Seller agrees that in the event of any actual or threatened breach by the Seller or any of their respective Affiliates of any of the provisions contained in this Section 5.13, the Buyer will be entitled to injunctive and other equitable relief without (A) posting any bond or other security, (B) proving actual damages and (C) showing that monetary damages are an inadequate remedy. Nothing contained herein will be construed as prohibiting the Buyer from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages that it is able to prove. Each Seller will cause each of its Affiliates to comply with this Section 5.13, and will be liable for any breach by any of its Affiliates of this Section 5.13. In the event of a breach or violation by a Seller or any of their respective Affiliates of this Section 5.13, the Restricted Period with respect to the Seller will be extended by a period of time equal to the period of time during which such Person violates the terms of this Section 5.13.

5.14 Sellers Loans. It is hereby agreed that until the Closing the Company may enter into loan agreements with the Investors and/or accrue Indebtedness or Liabilities, in an amount not to exceed an amount equal to the Subscription Amount less the funds used from the Buyer’s Cash Escrow for payment of the Reversion Agreement fee to Merck Sharp & Dohme Corp, for the purpose of funding the Company’s current business activities in accordance with the Business Budget Implementation, plus an additional deviation of up to $100,000 on account of such business activities (as defined hereinafter), (the “Permitted Loans”). Buyer undertakes to cause the Company to repay at or prior to Closing, all Permitted Loans provided by Sellers following October 21, 2018, utilizing the Buyer’s Cash Escrow, all in accordance with the provisions of the Merck Escrow Agreement, and to the extent that Permitted Loans were provided such that the balance at Closing of the Permitted Loans is in excess of the Buyer’s Cash Escrow amount, such excess balance amount shall be set off from the Subscription Amount to be invested at Closing. Other than the Permitted Loans (or Indebtedness or financial Liabilities in the amount and for the purposes of such Permitted Loans and in lieu thereof, if incurred by the Company and not covered by Permitted Loans) and any Assumed Liabilities under the Reversion Agreement (as such are defined therein the Reversion Agreement), the Company shall have no outstanding or accrued Liabilities or Indebtedness at Closing.

5.15 Bring Along. Immediately following the Effective Date, the Company shall deliver any required notices to any Remaining Shareholders (as defined in the Company Articles), and each of the Company and the Investors shall take all further action as necessary to carry out the Bring Along with respect to any Remaining Shareholders which have not executed this Agreement as Sellers up to and including the Closing.

5.16 Buyer’s Funding Commitment. The business development plan for the Company, taking into account the investments to be made by the Buyer into the Company subsequent to the Closing and the period for such development plan to be implemented are all as set forth in the clinical development plan and budget set forth in Schedule 5.16 (“Business Budget Implementation”). As long as there are no clinical or commercial adverse events in the development of the product according to the development plan, as determined by a majority of the members of the steering committee, Buyer undertakes to invest at least $10 million in the implementation of the activities set forth in the Business Budget Implementation during the period set forth therein. The activities under the Business Budget Implementation will be supervised by a steering committee comprised of equal number of representatives of Buyer’s management and the Investors. The steering committee will not have decision making authority (except for the determination of the occurrence of clinical or commercial adverse events as set forth above) but will meet on a periodical basis in order to monitor such activities and will be entitled to receive all relevant information and data with respect to the activities set forth in the Business Budget Implementation.

5.17 Clinical Collaboration Agreement. Immediately following the Effective Date each of the Company and the Investors shall take all further action as necessary to finalize a collaboration agreement between the Company with [****], which shall be substantially in the form most recently provided by Company’s counsel to the Buyer prior to the Effective Date, by no later than March 31, 2019 (the “Clinical Collaboration Agreement”).

5.18 Engagement of Prof. Merkel. At Closing, Buyer, at its discretion, and not as a condition to closing by the Sellers, shall enter into an employment agreement with Prof. Gal Merkel and shall have approved the grant of an option to purchase Ordinary Shares of the Buyer under Buyer Employees Stock Option Plan as shall be agreed between Buyer and Prof. Merkel. The option shall be subject to a vesting schedule as shall be agreed between Buyer and Prof. Merkel.

5.19 Company CEO Option Grant. At Closing, Buyer shall have approved grants to Dr. Michael Schickler under Buyer Employees Stock Option Plan under the 102 Capital Gains Track, or other eligible tax track as applicable, of (i) such number of Options to purchase Ordinary Shares of the Buyer equal to $67,000 divided by the Consideration Shares PPS (the “Company CEO Options”), and, (ii) such number of Kitov Options equal to 50% of the number of Company CEO Options and which are otherwise on the same terms and conditions as the Kitov Options, adjusted mutatis mutandis for being issued pursuant to the Buyer Employee Stock Option Plan.

5.20 General. If at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request.

ARTICLE 6

CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

The obligations of Buyer to cause the transactions contemplated by this Agreement to be consummated are subject to the satisfaction (or waiver by Buyer), at or prior to the Closing, of each of the following conditions:

6.1 Accuracy of Representations.

Each of the representations and warranties of each Seller which is a party to a Transaction Document containing such representations and warranties (whether as original party, transferee or by joinder agreement) contained in a Transaction Document or any schedule, certificate or other document delivered pursuant thereto or in connection with the transactions contemplated thereby that are subject to materiality or similar qualifications or exceptions will be true and correct in all respects on and as of the date of this Agreement and as of the Closing as if made at and as of the Closing (other than such representations and warranties that are made as of a specified date, which representations and warranties will be true and correct in all respects as of such date), and each of the representations and warranties of each Seller which is a party to a Transaction Document containing such representations and warranties (whether as original party, transferee or by joinder agreement) contained in a Transaction Document or any schedule, certificate or other document delivered pursuant thereto or in connection with the transactions contemplated thereby that are not subject to materiality or similar qualifications or exceptions, all as may be updated in the Disclosure Schedule by the Stockholder Representative to reflect changes between signing and Closing, will be true and correct in all material respects on and as of the date hereof and as of the Closing as if made at and as of the Closing (other than such representations and warranties that are made as of a specified date, which representations and warranties will be true and correct in all material respects as of such date).

6.2 Performance of Covenants. Each of the covenants and obligations that the Company, Sellers, and/or Investors, are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects. Specifically, Shares constituting all of the issued and outstanding shares of capital stock of the Company shall be purchased by the Buyer pursuant to the terms hereof, pursuant to joinder agreements to this Agreement executed by each Non-Party Company Shareholder becoming a Seller hereto or in accordance with the Bring Along effected by the Company.

6.3 Governmental and Other Consents.

(a) Governmental Consents. All filings with, notices to and other consents of any Governmental Authority required to be made or obtained on or prior to the Closing Date in connection with the transactions contemplated by this Agreement shall have been made or obtained and shall be in full force and effect and any waiting period under any applicable antitrust or competition law, regulation or other Applicable Law shall have expired or been terminated.

(b) Required Approvals. The Required Approvals have been received by the Buyer.

(c) Other Consents. Buyer shall have received evidence satisfactory to Buyer that all consents identified in Schedule 6.3(c) shall have been obtained and shall be in full force and effect.

(d) Dr. Michael Schickler shall have indicated in writing that he agrees to be engaged subsequent to the Closing by the Company or any subsidiary or affiliate of the Buyer that the Buyer may indicate.

6.4 No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Company Material Adverse Effect.

6.5 Clinical Collaboration Agreement. The execution of the Clinical Collaboration Agreement by no later than such date as set forth in Section 5.17.

6.6 Reversion Agreement. The closing of the Reversion Agreement amongst the Company Merck Sharp & Dohme Corp. and cCAM Biotherapeutics Ltd. shall have occurred.

6.7 Deliverables. The Seller shall have delivered to Buyer each of the deliverables detailed in Section 2.4 above.

6.8 No Restraints. No temporary restraining order, preliminary or permanent injunction or cease and desist or other order preventing the consummation of the transactions contemplated by this Agreement, or imposing fines, assessments, costs, liabilities or penalties in respect thereof, shall have been issued by any court of competent jurisdiction or Governmental Authority and remain in effect, and there shall not be any legal requirement enacted or deemed applicable to the transactions contemplated by this Agreement that makes consummation of such transactions illegal.

6.9 No Legal Proceedings. No Governmental Authority and no other Person shall have commenced or threatened (or made any determination) to commence any legal proceeding: (a) challenging any of the transactions contemplated by this Agreement or seeking the recovery of damages in connection with any of the transactions contemplated by this Agreement; (b) seeking to prohibit or limit the exercise by Buyer of any material right pertaining to its ownership of the Shares; (c) seeking to materially restrict or condition, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the transactions contemplated by this Agreement; or (d) seeking to compel any of the Company, Buyer or any Affiliate of Buyer to dispose of or hold separate any material assets as a result of the transactions contemplated by this Agreement.

ARTICLE 7

CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS

The obligations of Sellers to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by the Stockholder Representative), at or prior to the Closing, of the following conditions, as determined by the Stockholder Representative:

7.1 Accuracy of Representations.

Each of the representations and warranties of the Buyer contained in the Transaction Documents or any schedule, certificate or other document delivered pursuant thereto or in connection with the transactions contemplated thereby that are subject to materiality or similar qualifications or exceptions will be true and correct in all respects on and as of the date of this Agreement and as of the Closing as if made at and as of the Closing (other than such representations and warranties that are made as of a specified date, which representations and warranties will be true and correct in all respects as of such date), and each of the representations and warranties of the Buyer contained in the Transaction Documents or any schedule, certificate or other document delivered pursuant thereto or in connection with the transactions contemplated thereby that are not subject to materiality or similar qualifications or exceptions will be true and correct in all material respects on and as of the date hereof and as of the Closing as if made at and as of the Closing (other than such representations and warranties that are made as of a specified date, which representations and warranties will be true and correct in all material respects as of such date).

7.2 Performance of Covenants. Each of the covenants and obligations that Buyer is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

7.3 The Consideration. Each Seller shall have received its Kitov Shares represented by a Buyer share certificate, its Kitov Option, and an updated Buyer securities register duly endorsed or with duly executed stock power representing each of the Consideration Shares deliverable to the Escrow Agent on behalf of such Seller, as applicable (with Investor Shares issuable directly to the Investors), and the Company CEO option grants issued as set forth in Section 5.19.

7.4 No Restraints. No temporary restraining order, preliminary or permanent injunction or cease and desist or other order preventing the consummation of the transactions contemplated by this Agreement, or imposing fines, assessments, costs, liabilities or penalties in respect thereof, shall have been issued by any court of competent jurisdiction or Governmental Authority and remain in effect, and there shall not be any legal requirement enacted or deemed applicable to the transactions contemplated by this Agreement that makes consummation of such transactions illegal.

7.5 No Legal Proceedings. No Governmental Authority and no other Person shall have commenced or threatened (or made any determination) to commence any legal proceeding: (a) challenging any of the transactions contemplated by this Agreement or seeking the recovery of damages in connection with any of the transactions contemplated by this Agreement; (b) seeking to prohibit or limit the exercise by Seller of any material right pertaining to its ownership of the Consideration Shares; or (c) seeking to materially restrict or condition, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the transactions contemplated by this Agreement.

7.6 No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Buyer Material Adverse Effect.

7.7 RESERVED

7.8 Buyer’s Cash Position. Stockholders Representative shall have received confirmation from the Buyer that as of May 1, 2019, Buyer had a cash (including cash equivalents and short term investments) amount of at least $11,000,000 in its bank account, net of non-ordinary course business Indebtedness, of which at least $10,000,000 (which $10,000,000 amount is net of any type of Indebtedness) is reserved, by resolution of the Board of Directors made no later than the Closing, for the funding of the Business Budget Implementation provided, however, that at the applicable date for fulfillment of the conditions, such above amounts shall be reduced by any cash outlays of Buyer between the Effective Date and Closing with respect to the Business Budget Implementation that have been approved in writing by the Stockholders Representative and by the amount deposited in the Escrow Account in accordance with Section 8.5.

7.9 104H Tax Ruling. The 104H Tax Ruling shall have been received by the Electing Holders.

ARTICLE 8

TERMINATION

8.1 Termination Events. This Agreement may be terminated prior to the Closing:

(a) by the mutual written consent of Buyer and Stockholder Representative;

(b) by any Party hereto if the Closing has not taken place on or before 19:00 p.m. (Israel time) on August 31, 2019, unless such Party is in breach of any of the provisions of this Agreement;

(c) by either Buyer or the Stockholder Representative if: (i) a court of competent jurisdiction or other Governmental Authority shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement; or (ii) there shall be any legal requirement enacted, promulgated, issued or deemed applicable to the transactions contemplated by this Agreement by any Governmental Authority that would make consummation of such transactions illegal;

(d) by Buyer if: (i) any of the representations and warranties of the Sellers contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement, such that the condition set forth in Section 6.1 would not be satisfied; (ii) any of the covenants and obligations which the Sellers is required to comply with or to perform as set forth in this Agreement shall have been breached such that the condition set forth in Section 6.2 would not be satisfied; or (iii) a Company Material Adverse Effect shall have occurred and the change or effect resulting therefrom continues in effect such that the condition set forth in Section 6.4 would not be satisfied; provided, however, that, for purposes of clauses “(i)” and “(ii)” only, if an inaccuracy in any of the representations and warranties of the Sellers as of a date subsequent to the date of this Agreement or a breach of a covenant or obligations by the Sellers is curable by the Stockholder Representative or the Sellers through the use of reasonable efforts before 19:00 p.m. (Israel time) on the 14th day after Buyer notifies the Stockholder Representative in writing of the existence of such inaccuracy or breach (the “Sellers Cure Period’’), then Buyer may not terminate this Agreement under this Section 8.l(d) as a result of such inaccuracy or breach prior to the expiration of the Sellers Cure Period, provided that the Stockholder Representative or the Sellers, as applicable, during the Sellers Cure Period, continue to exercise reasonable efforts to cure such inaccuracy or breach (it being understood that Buyer may not terminate this Agreement pursuant to this Section 8.l(d) with respect to such inaccuracy or breach if such inaccuracy or breach is cured prior to the expiration of the Sellers Cure Period); or (iv) any of the other conditions to Closing set forth in Section 6 have not been satisfied by August 31, 2019.

(e) by the Stockholder’s Representative if: (i) any of Buyer’s representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement, such that the condition set forth in Section 7.1 would not be satisfied; or (ii) if any of Buyer’s covenants contained in this Agreement shall have been breached such that the condition set forth in Section 7.2 would not be satisfied; or (iii) a Buyer Material Adverse Effect shall have occurred and the change or effect resulting therefrom continues in effect such that the condition set forth in Section 7.5 would not be satisfied; provided, however, that if an inaccuracy in any of Buyer’s representations and warranties as of a date subsequent to the date of this Agreement or a breach of a covenant by Buyer is curable by Buyer through the use of reasonable efforts before 19:00 p.m. (Israel time) on the 14th day after the Stockholder Representative notifies Buyer in writing of the existence of such inaccuracy or breach (the “Buyer Cure Period”), then the Stockholders Representative may not terminate this Agreement under this Section 8.l(e) as a result of such inaccuracy or breach prior to the expiration of the Buyer Cure Period, provided Buyer, during the Buyer Cure Period, continues to exercise reasonable efforts to cure such inaccuracy or breach (it being understood that the Stockholder Representative may not terminate this Agreement pursuant to this Section 8.1(e) with respect to such inaccuracy or breach if such inaccuracy or breach is cured prior to the expiration of the Buyer Cure Period); or (iv) any of the other conditions to Closing set forth in Section 7 have not been satisfied by August 31, 2019.

8.2 Termination Procedures. If Buyer wishes to terminate this Agreement pursuant to Section 8.1, Buyer shall deliver to the Stockholder Representative a written notice stating that Buyer is terminating this Agreement and setting forth a brief description of the basis on which Buyer is terminating this Agreement. If the Stockholder Representative wishes to terminate this Agreement pursuant to Section 8.1, the Stockholder Representative shall deliver to Buyer a written notice stating that the Stockholders Representative is terminating this Agreement and setting forth a brief description of the basis on which the Stockholders Representative (acting for the Sellers) is terminating this Agreement.

8.3 Effect of Termination. If this Agreement is terminated pursuant to Section 8.1, all further obligations of the Parties shall terminate, other than those obligations which by their terms would be deemed to survive termination of the Agreement. Nothing in the foregoing shall be construed as restricting any Party from terminating this Agreement for breach by the other Party as provided by Applicable Law or impair the right of any Party to obtain such remedies as may be available to it in law or equity with respect to such a breach by any other Party.

8.4 Compensation Mechanisms upon Termination. Notwithstanding the foregoing, in the event that this Agreement is terminated:

(i) because the Required Approvals were not received by the Buyer, or because the Sellers’ conditions to Closing set forth in Section 7 were not satisfied or waived (other than Sections 7.1, 7.2, 7.6 or 7.9, and with respect to Section 7.4, only to the extent that such restraint directly results from any act or omission of the Buyer, and with respect to Section 7.5, only to the extent that such legal proceeding does not directly result from any act or omission of the Buyer, and with respect to 7.10 only to such extent as such failure to consummate does not result from failure to invest the Subscription Amount by an Investor), the provisions of Section 8.6(a) below shall apply.

(ii) because of the Stockholder Representatives determination with respect to Sections 7.1, 7.2 or 7.6 or due to a legal proceeding with respect to Section 7.5, but only to the extent that such legal proceeding directly results from any act or omission of the Buyer, and a court of competent jurisdiction or other Governmental Authority shall have issued a final and nonappealable order, decree or ruling (the “Ruling”), then if (a) the Ruling is upholding the Stockholder Representative’s determination or the claim in the legal proceeding with respect to the matters covered by such sections, the provisions of Section 8.6(a) below shall apply, and if (b) the Ruling is not upholding the Stockholder Representative’s determination or the claim in the legal proceeding with respect to the matters covered by such sections, or the Agreement is terminated because the Sellers’ conditions to Closing set forth in Section 7.9 was not satisfied or waived, then the provisions of Section 8.6(b) below shall apply.

(iii) because the Buyer’s conditions to Closing set forth in Section 6 were not satisfied or waived (other than Sections 6.1, 6.2, 6.3(a), 6.3(b), 6.3(d), 6.4, 6.6 or 6.9, and with respect to Section 6.8, only to the extent that such restraint directly results from any act or omission of a Seller), then the provisions of Section 8.6(b) below shall apply, or

(iv) because of the Buyer’s determination with respect to Sections 6.1, 6.2 or 6.4 or due to a legal proceeding with respect to Section 6.9, but only to the extent that such legal proceeding directly results from any act or omission of a Seller, and a court of competent jurisdiction or other Governmental Authority shall have issued a Ruling, then if (a) the Ruling is upholding the Buyer’s determination or the claim in the legal proceeding with respect to the matters covered by such sections, then the provisions of Section 8.6(b) below shall apply, and if (b) the Ruling is not upholding the Buyer’s determination or the claim in the legal proceeding with respect to the matters covered by such sections, or the Agreement is terminated because the Buyer’s conditions to Closing set forth in Section 6.3(a), 6.3(b), 6.3(d) were not satisfied or waived, then the provisions of Section 8.6(a) below shall apply;

(v) because the Buyer’s conditions to Closing set forth in Section 6.6 was not satisfied by the Closing, then the Buyer’s Cash Escrow shall be returned to the Buyer in accordance with the provisions of the Escrow Agreement.

8.5 Escrow Agreement. In order to secure, the Buyer’s obligations to pay the required amounts under the Reversion Agreement or cause the Company to pay the outstanding amount of Permitted Loans in accordance with the foregoing, simultaneously with the execution hereof, the Buyer, and the Company will enter into the Merck Escrow Agreement in the form attached hereto as Schedule 8.5, pursuant to which the Buyer will, prior to or concurrent with the signing of this Agreement, deposit the Buyers Escrow Cash, which amounts to be held and released, all in accordance with the terms of the Merck Escrow Agreement. This Section and the Merck Escrow Agreement shall survive termination of this Agreement.

8.6 Buyer Repayment Following Termination.

(a) In the event that the Agreement is terminated as provided in Sections 8.4(i), 8.4(ii)(a) or 8.4(iv)(b), then if the Company enters into an agreement for the commercialization of its technology or the sale of all or substantially all of its shares or assets within 36 months from the termination hereof (such event, an “Exit Event”), then the Company will be required to repay Buyer the amount of Buyer’s Cash Escrow actually paid to Merck or as repayment of Permitted Loans hereunder, provided that such repayment by the Company will be made exclusively out of amounts actually received by the Company or its shareholders in such Exit Event. If such Exit Event has not occurred within 36 months from the termination hereof, the amount of Buyer’s Cash Escrow actually paid to Merck or as repayment of Permitted Loans hereunder shall automatically convert, upon the lapse of such 36 month period, to such number of shares reflecting 20% of the equity in the Company on a fully diluted basis as of the date of termination and under the terms and conditions of the then in effect best series of equity issued by the Company as of the date of termination. Notwithstanding the foregoing, it is hereby clarified that in the event of termination, the Sellers may decide to terminate the activities of the Company, and the right to receive proceeds out of an Exit Event shall not prohibit the entering into voluntary liquidation procedures nor shall it entitle the Buyer to commence liquidation procedures against the Company. If the Company enters into liquidation procedures, then the amount of Buyer’s Cash Escrow actually paid to Merck or as repayment of Permitted Loans hereunder shall automatically convert, upon commencement of liquidation proceedings, to such number of shares reflecting 20% of the equity in the Company on a fully diluted basis as of the date of termination and under the terms and conditions of the then in effect best series of equity issued by the Company as of the date of termination.

(b) In the event that the Agreement is terminated as provided in Sections 8.4(ii)(b), 8.4(iii) or 8.4(iv)(a), and the Buyer actually paid Buyer’s Cash Escrow to Merck or as repayment of Permitted Loans hereunder, then the Buyer shall become the holder of all issued and outstanding share capital of the Company.

(c) In order to ensure the due transfer of securities under Sections 8.6(a) and 8.6(b) above, the Sellers will deposit powers of attorney and Company share transfer deeds in the form attached hereto as Schedule 8.6 with the Escrow Agent to be held in accordance with the Escrow Agreement.

ARTICLE 9

STOCKHOLDER REPRESENTATIVE

9.1 Authorization of the Stockholder Representative.

(a) The Stockholder Representative (and each successor appointed in accordance with this Section 9.1) hereby is appointed, authorized and empowered to act, until the earlier of (i) the Closing, or (ii) the termination of this Agreement, on behalf of each Seller, as such Seller’s true and lawful agent and attorney-in-fact, in connection with, and to facilitate the consummation of the transactions contemplated by this Agreement, and in connection with the activities to be performed on the Sellers’ behalf under this Agreement, for the purposes and with the powers and authority set forth in this Section 9.1, which will include the power and authority:

(i) to execute and deliver such amendments, waivers and consents in connection with this Agreement and the transactions contemplated by this Agreement as the Stockholder Representative, in its reasonable discretion, may deem necessary or desirable to give effect to the intentions of this Agreement;

(ii) as the Stockholder Representative of the Sellers, to enforce and protect the Sellers’ rights and interests and to enforce and protect the Sellers’ rights and interests arising out of or under or in any manner relating to this Agreement (including in connection with any claims related thereto) and, in connection therewith, to (i) assert any claim or institute any action, (ii) investigate, defend, contest or litigate any action, initiated by Buyer, or any other Person, against the Sellers, and receive process on behalf of each Seller in any such action and compromise or settle on such terms as the Stockholder Representative will determine to be appropriate, give receipts, releases and discharges on behalf of all or any Sellers with respect to any such action, (iii) file any proofs, debts, claims and petitions as the Stockholder Representative may deem advisable or necessary, (iv) settle or compromise any claims related to the transactions contemplated by this Agreement, (v) assume, on each Seller’s behalf; the defense of any claims related to such transactions, and (vi) file and prosecute appeals from any decision, judgment or award rendered in any of the foregoing actions, it being understood that the Stockholder Representative will not have any obligation to take any such actions, and will not have Liability for any failure to take any such action;

(iii) to refrain from enforcing any right of any Seller and/or of the Stockholder Representative arising out of or under or in any manner relating to this Agreement; and

(iv) to make, execute, acknowledge and deliver all such other contracts , guarantees, orders, receipts, endorsements, notices, requests, instructions, certificates, stock powers, letters and other writings, and, in general, to do any and all things and to take any and all action that the Stockholder Representative, in its sole and absolute discretion, may consider necessary or proper or convenient in connection with or to carry out the activities described in this Agreement.

(b) The grant of authority provided for in this Section 9.1: (i) is coupled with an interest and is being granted, in part, as an inducement to all of the Sellers and Buyer to enter into this Agreement and will be irrevocable and survive the death, incompetency, bankruptcy or liquidation of any Seller and will be binding on any successor thereto; and (ii) may be exercised by the Stockholder Representative acting by signing as Stockholder Representative of any Seller.

(c) Until the earlier of (i) the Closing, or (ii) the termination of this Agreement, the Buyer shall be entitled to deal exclusively with the Stockholder Representative on all matters relating to this Agreement and any other agreement, document or instrument referred to in or contemplated by this Agreement and any transaction contemplated under this Agreement or any such other agreement, document or instrument (including all matters relating to any notice to, or any consent to be given or action to be taken by, any Seller). Until (i) the Closing, or (ii) the termination of this Agreement the Buyer shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Seller by the Stockholder Representative, and on any other action taken or purported to be taken on behalf of any Seller by the Stockholder Representative, as fully binding upon such Seller.

9.2 Compensation; Exculpation; Indemnity.

(a) The Stockholder Representative will be entitled to such fee, commission or other compensation for the performance of its service hereunder with payment made by the Sellers only (and for avoidance of doubt, not by the Buyer), including any of its out-of-pocket expenses incurred as Stockholder Representative.

(b) In dealing with this Agreement and any instruments, agreements or documents relating thereto, and in exercising or failing to exercise all or any of the powers conferred upon the Stockholder Representative hereunder or thereunder, (i) the Stockholder Representative will not assume any, and will incur no, Liability whatsoever to any Party because of any error in judgment or other act or omission performed or omitted hereunder or in connection with this Agreement INCLUDING BECAUSE OF THE STOCKHOLDER REPRESENTATIVE’S OWN NEGLIGENCE; (ii) the Stockholder Representative will be entitled to rely on the advice of counsel, public accountants or other independent experts experienced in the matter at issue, and any error in judgment or other act or omission of the Stockholder Representative pursuant to such advice will not subject the Stockholder Representative to Liability to any Party and (iii) each Seller hereby indemnifies and holds harmless the Stockholder Representative from any Damages or expenses arising from its performance of its duties as the Seller’s representative hereunder.

9.3 Removal and Replacement of Stockholder Representative; Successor Stockholder Representative.

(a) If the Stockholder Representative or his heir or personal representative, as the case may be, advise the Sellers that the Stockholder Representative is unavailable to perform its duties hereunder, within two business days of notice of such advice, a Stockholder Representative, will be appointed by the Sellers who held, immediately prior to the Closing, a majority of the voting power held in aggregate by the Sellers with respect to the Company’s voting securities.

(b) Any Stockholder Representative may be removed at any time by a written notice delivered by the Sellers, who held, immediately prior to the Closing, a majority of the voting power with respect to the Company’s voting securities held in aggregate by the Sellers, to the Stockholder Representative, the other Sellers, and the Buyer. No Stockholder Representative may be removed until Sellers who held a majority of the voting power with respect to the Company’s voting securities held in aggregate by the Sellers, immediately prior to the Closing, have replaced such Stockholder Representative by written notice delivered to the Sellers and Buyer.

(c) If any successor Stockholder Representative is appointed under Section 9.1 or this Section 9.3, such appointment will be effective upon delivery of written notice thereof executed by the Sellers who hold (or held, as applicable) a majority of the voting power with respect to the Company’s voting securities held in aggregate by the Sellers, immediately prior to the Closing, to each of the Stockholder Representative, the other Sellers and Buyer. Any successor Stockholder Representative will have all of the authority and responsibilities conferred upon or delegated to a Stockholder Representative pursuant to this Article 9.

(d) Stockholder Representative may resign from its role as Stockholder Representative at any time, at its sole and absolute discretion, and upon such resignations the Sellers shall act to appoint a new Stockholder Representative in accordance with the provisions of this Section 9.3.

(e) If for any reason there is no Stockholder Representative at any time, all references herein to the Stockholder Representative shall be deemed to refer to the Sellers.

ARTICLE 10

INDEMNIFICATION

10.1 Survival of Representations, Etc Subject to the limitations in this Article 10, all covenants, agreements, representations and warranties made by Sellers and Buyer pursuant to this Agreement shall be deemed to have survived the Closing and shall remain effective, subject to the provisions of Section 10.6.

10.2 Indemnification Provisions for Benefit of Buyer. Subject to the limitations in this Article 10, following the Closing, each Seller shall, severally but not jointly, indemnify and save and hold Buyer and its Affiliates and their respective equity holders, officers, directors, managers, employees, attorneys, accountants, consultants, financial advisors and other agents (“Buyer Indemnified Parties”) harmless from and against any Damages suffered or incurred by any Buyer Indemnified Party (provided that each Seller shall be limited in his or its respective obligations hereunder by the other limitations set forth in this Article 10) arising out of or resulting from:

(a) a breach of any representation or warranty made by such Seller in this Agreement; or

(b) the failure of such Seller duly to perform or observe any covenant or agreement in this Agreement required on the part of such Seller to be performed or observed before or after the Closing Date; or

10.3 Indemnification Provisions for Benefit of Sellers. Subject to the limitations in this Article 10, following the Closing, Buyer shall indemnify, and save and hold harmless each of Sellers and such Seller’s Affiliates and their respective equity holders, officers, directors, managers, employees, attorneys, accountants, consultants, financial advisors and other agents (“Seller Indemnified Parties”) from and against any Damages suffered or incurred by any one or more of them arising out of or resulting from:

(a) a breach of any representation or warranty made by Buyer in this Agreement; or

(b) the failure of Buyer duly to perform or observe any covenant or agreement in this Agreement required on the part of Buyer to be performed or observed before or after the Closing Date.

10.4  Exclusive Remedy. This Article 10 constitutes the Buyer’s, Company’s and each Seller’s sole and exclusive remedy for any and all Damages or other claims (excluding any actions for specific performance) relating to or arising from this Agreement, any of the agreements, documents and instruments executed and delivered in connection herewith or the transactions contemplated by any of the foregoing. Neither of Buyer, Company nor Seller may avoid such limitation on Liability by seeking damages for breach of contract, tort, cost recovery or contribution pursuant to any other theory of Liability, other than claims based on fraud or intentional misrepresentation or willful misconduct.

10.5 Damage to Buyer. The Parties acknowledge and agree that, if the Company suffers, incurs or otherwise becomes subject to any Damages as a result of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or obligation, by a Seller, then (in lieu of any of the rights of Company as an indemnitee), Buyer shall be deemed, by virtue of its ownership of the Shares, to have incurred Damages as a result of and in connection with such inaccuracy or breach.

10.6 Term.

(a) Any rights of a Buyer Indemnified Party to indemnification under this Agreement (including under Section 10.2) shall apply only to those claims written notice of which shall have been delivered by Buyer to the relevant Sellers on or before fifteen (15 months from the Closing Date (such period on or before fifteen (15) months from the date hereof, the “Survival Period”).

(b) Any rights of any Seller Indemnified Party to indemnification under this Agreement (including under Section 10.3) shall apply only to those claims written notice of which shall have been delivered by Sellers to Buyer on or before the end of the Survival Period.

(c) Notwithstanding anything in this Article 10 to the contrary, the covenants of the Parties shall survive according to their respective terms.

10.7 Indemnification Limitations

(a) Any right of an Indemnified Party to indemnification under this Agreement shall not apply to any claim until the aggregate of all such claims which have become final totals at least $100,000 (the “Indemnity Basket”), in which event such indemnity shall apply to all such claims which become final, but only to the extent of the amount in excess of the Indemnity Basket.

(b) Notwithstanding anything to the contrary herein, except in instances of fraud or intentional misconduct (i) the Company’s and Buyer Indemnified Parties’ sole recourse for any and all Damages or other claims (excluding any actions for specific performance) relating to or arising from this Agreement, any of the agreements, documents and instruments executed and delivered in connection herewith or the transactions contemplated by any of the foregoing, shall be the forfeiture of the relevant portion of the Escrow Fund and (ii) and to the extent permitted by applicable law, the maximum liability of the Sellers for such claims shall not exceed the dollar amount equal to the Escrow Consideration Shares multiplied by the Per Share Purchase Price. In instances of fraud or intentional misconduct, Seller’s liability hereunder shall not exceed the value at Closing of the Consideration Shares received by such Seller.

(c) Notwithstanding anything to the contrary herein, to the fullest extent permitted by applicable law, and except in instances of fraud or intentional misconduct, Buyer’s aggregate liability arising out of this agreement whether based upon warranty, contract, tort or otherwise, will be limited to $1,000,000, and (ii) in instances of fraud or intentional misconduct, Buyer’s aggregate liability hereunder to all Seller Indemnified Parties shall not exceed the value at Closing of the Consideration Shares received in aggregate by the Sellers. Notwithstanding the foregoing, the foregoing limitation of liability shall not apply to damages of the Investors on account of their investment of the Subscription Amount.

To the fullest extent permitted by applicable law, and except in the case of a party’s indemnification obligations hereunder, as well as its intentional misconduct or fraud, in no event will a Party hereto party be liable for special, incidental, consequential or punitive damages or losses, including, but not limited to, any lost profits or opportunities, arising out of, relating to, or in connection with this Agreement, even if such Party has been advised of the possibility of such damages or losses.

10.8 Indemnification Procedure

(a) In the event that any Person entitled to indemnification under this Agreement (an “Indemnified Party”) receives notice of the assertion of any claim or of the commencement of any Proceeding by any Person who is not a Party or an Affiliate of a Party (a “Third Party Claim”) against such Indemnified Party, with respect to which a Party is or may be required to provide indemnification under this Agreement (an “Indemnifying Party”), the Indemnified Party will give written notice regarding such Third Party Claim to the Indemnifying Party within 30 days after learning of such Third Party Claim, provided that the failure to so notify an Indemnifying Party will not relieve the Indemnifying Party of its obligations under this ARTICLE 10, except to the extent (and only to the extent) that the Indemnifying is materially prejudiced by reason of such failure, and will not relieve such Indemnifying Party from any other obligation that it may have to an Indemnified Party other than under this ARTICLE 10.

(b) The Indemnifying Party will be entitled to participate in the defense of such Third Party Claim at such Indemnifying Party’s expense (which expenses will not be applied against any indemnity limitation herein). The Indemnifying Party at its option will be entitled to assume the defense thereof (subject to the limitations set forth below) by (i) delivering written notice to the Indemnified Party of its election to assume the defense of such Third Party Claim within 15 days of receipt of notice from the Indemnified Party, (ii) appointing a nationally recognized and reputable counsel reasonably acceptable to the Indemnified Party to be the lead counsel in connection with such defense and (iii) entering into a written agreement with the Indemnified Party that the Indemnifying Party is unconditionally obligated to pay and satisfy any Losses which may arise with respect to such Third Party Claim and provides evidence of its ability to satisfy such obligation, in each case, in form and substance reasonably satisfactory to the Indemnified Party. If the Indemnifying Party does not expressly elect to assume the defense of such Third Party Claim within the time period and otherwise in accordance with the preceding sentence, the Indemnified Party will have the sole right to assume the defense of and to settle such Third Party Claim.

(c) If the Indemnifying Party has assumed the defense of a Third Party Claim in accordance with the terms hereof, the Indemnified Party will be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose, and the fees and expenses of such separate counsel will be borne by the Indemnified Party other than any fees and expenses of such separate counsel (i) that are incurred prior to the date the Indemnifying Party assumes control of such defense, (ii) if the Indemnified Party reasonably will have concluded (upon advice of its counsel) that there may be one or more legal defenses available to such Indemnified Party that are not available to the Indemnifying Party, or (iii) if the Indemnifying Party may have different, conflicting, or adverse legal positions or interests from the Indemnified Party with respect to such Third Party Claim.

(d) Notwithstanding anything to the contrary contained herein, the Indemnifying Party will not be entitled to assume the defense of a Third Party Claim (and the Indemnified Party will be entitled to maintain or assume control of the defense of such Third Party Claim) if (i) the Third Party Claim relates to or involves any criminal or quasi criminal Proceeding, (ii) the Indemnified Party reasonably believes an adverse determination with respect to the Third Party Claim would be detrimental to or injure the Indemnified Party’s reputation or future business prospects, (iii) the Third Party Claim seeks an injunction or other equitable relief against the Indemnified Party, (iv) the Indemnified Party reasonably believes that the Losses relating to the claim could exceed the maximum amount that such Indemnified Party would then be entitled to recover under this ARTICLE 10, (v) the Third Party Claim invokes Taxes, (vi) there exists or would, or could reasonably be expected to, exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party for the same counsel to represent both the Indemnified Party and the Indemnifying Party, (vii) the Indemnified Party elects to pursue one or more defenses or counterclaims available to it that are inconsistent with one or more of those that are being pursued by the Indemnifying Party in respect of such Third-Party Claim or any litigation relating thereto, (viii) the Third Party Claim involves a material customer or material supplier of the Indemnified Party, or (ix) the Indemnifying Party fails to vigorously defend the Third Party Claim.

(e) If the Indemnifying Party will assume the defense of any Third Party Claim, the Indemnifying Party will obtain the prior written consent of the Indemnified Party before entering into any settlement of, consenting to the entry of any judgment with respect to or ceasing to defend such Third Party Claim.

(f) Where the Buyer is the Indemnifying Party, the indemnification required hereunder in respect of a Third Party Claim will be made by prompt payment by the Indemnifying Party of the amount of actual Losses in connection therewith, as and when bills are received by the Indemnifying Party or within 10 days following the Indemnifying Party’s receipt of notice that Losses have been incurred. Where a Seller is the Indemnifying Party, the Escrow Agreement shall contain provisions directing the Escrow Agent, acting upon the instruction of the Buyer at Buyer’s discretion, to immediately sell the Kitov Securities in the Escrow Fund in the event of any indemnification obligations of Sellers and/or Investors to Company and/or Buyer Indemnified Parties and, subject to resolution of any dispute as shall be set forth in the Escrow Agreement, the remittance to Buyer of the proceeds of such sale, prior to any actual forfeiture of such securities held in the Escrow Fund.

(g) Notwithstanding the provisions of Section 11.13, each Indemnifying Party hereby consents to the nonexclusive jurisdiction of any court in which a Proceeding in respect of a Third Party Claim is brought against any Indemnified Party for purposes of any claim that an Indemnified Party may have under this Agreement with respect to such Proceeding or the matters alleged therein and agrees that process may be served on each Indemnifying Party with respect to such claim anywhere.

(h) The Indemnifying Party will not be entitled to require that any Proceeding be made or brought against any other Person before a Proceeding is brought or claim is made against it hereunder by the Indemnified Party.

(i) In the event any Indemnified Party has a claim against any Indemnifying Party hereunder that does not involve a Third Party Claim being asserted against or sought to be collected from such Indemnified Party, the Indemnified Party will deliver notice of such claim with reasonable promptness to the Indemnifying Party, provided that the failure to so notify an Indemnifying Party will not relieve the Indemnifying Party of its obligations under this ARTICLE 10 except to the extent (and only to the extent) that the Indemnifying Party is materially prejudiced by reason of such failure, and will not relieve such Indemnifying Party from any other obligation that it may have to an Indemnified Party other than under this ARTICLE 10. If the indemnifying Party does not notify the Indemnified Party within 20 days following its receipt of such notice that the Indemnifying Party disputes its Liability to the Indemnified Party hereunder, such claim specified by the Indemnified Party in such notice will be conclusively deemed a Liability of the Indemnifying Party hereunder and the Indemnifying Party will pay the amount of such Liability to the Indemnified Party on demand subject to the limitations set forth in this ARTICLE 10.

(j) If the Indemnifying Party agrees that it has an indemnification obligation under this ARTICLE 10 but asserts that it is obligated to pay a lesser amount than that claimed by the Indemnified Party, the Indemnifying Party will pay such lesser amount promptly to the Indemnified Party, subject to the limitations set forth in this ARTICLE 10, without prejudice to or waiver of the Indemnified Party’s claim for the difference.

10.9 Investigation. Notwithstanding anything to the contrary contained herein, if the transactions contemplated hereby are consummated, the Indemnified Parties expressly reserve the right to seek indemnity or other remedy for any Losses arising out of or relating to any breach of any representation, warranty or covenant contained herein, notwithstanding (a) any investigation by, disclosure to or knowledge of the Indemnified Parties or any of their respective Affiliates or the directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of the Indemnified Parties or any of their respective Affiliates in respect of any fact or circumstances that reveals the occurrence of any such breach, whether before or after the execution and delivery hereof, or (b) the Sellers’ waiver of any condition to the Closing or participation in the Closing.

10.10 Tax Treatment of Payments. All indemnification payments made pursuant to this Agreement will be treated by the Buyer, each Seller and their respective Affiliates, to the extent permitted by Law, as an adjustment to the Purchase Price for Income Tax purposes.

10.14 Release of Escrow Fund. On the fifth Business Day following the Expiration Date, the Escrow Agent will release to the Seller the amount of any remaining value of the Escrow Fund, minus such number of Kitov Shares which are still subject the resale restrictions under Section l5C of the Israel Securities Law and Section 5 of the Israeli Securities Regulations (Details Regarding Sections 15A-15C of the Securities Law-1968) - 2000 (“Statutorily Restricted Consideration Shares”).

10.15 Following the Expiration Date, any Statutorily Restricted Consideration Shares shall continue to be held by the Escrow Agent until such time as they are no longer subject to the resale restrictions under Section 15C of the Israel Securities Law and Section 5 of the Israeli Securities Regulations (Details Regarding Sections 15A-15C of the Securities Law- 1968) - 2000 with respect to resale in Israel.

ARTICLE 11
MISCELLANEOUS

11.1 Entire Agreement. This Agreement and all schedules, exhibits, annexes or other attachments hereto or thereto, and the certificates, documents, instruments and writings that are delivered pursuant hereto or thereto, constitutes the entire agreement and understanding of the Parties in respect of the subject matter hereof and supersedes all prior understandings, agreements, undertakings or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

11.2 No Third Party Beneficiaries. Other than as otherwise explicitly set forth herein, there are no third party beneficiaries having rights under or with respect to this Agreement.

11.3 Assignment; Binding Effect. No Party other than Buyer may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties, and any such assignment by a Party without prior written approval of the other Parties will be deemed invalid and not binding on such other Parties. For clarity, and without prejudice to any provisions of either (i) the Post-Closing Buyer’s Corporate Governance Agreements; or (ii) the Lock Up Agreements, each Seller may freely transfer any of its Kitov Securities to the extent such transfer is in compliance with applicable Law and the provisions of this Agreement or any Ancillary Agreements. Notwithstanding anything herein to the contrary, Buyer may assign or transfer any of its rights, privileges, or obligations set forth in, arising under, or created by this Agreement to any Affiliate, provided that Buyer remains obligated hereunder. All of the terms, agreements, covenants, representations, warranties and conditions of this Agreement are binding upon, inure to the benefit of and are enforceable by, the Parties and their respective successors and permitted assigns.

11.4 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered, given and received (a) if delivered by hand, when delivered; (b) if sent via facsimile transmission before 10:00 a.m. (Israel time) on any Business Day, when receipt is confirmed; (c) if sent via facsimile transmission on a day other than a Business Day and receipt is confirmed, or if sent after 10:00 a.m. (Israel time) on any Business Day and receipt is confirmed, on the Business Day following the date on which receipt is confirmed; (d) if sent by registered, certified or first class international mail, then ten Business Days after being sent; and (e) if sent by overnight delivery via a national courier service, one Business Day after being sent domestically and three Business Days if being delivered internationally, in each case to the address or facsimile telephone number set forth beneath the name of such party below:

If to Sellers:

At each Seller’s respective address as stated in Exhibit A hereto.

If to the Stockholder Representative: Ltd.	M. Arkin (1999)
6 Ha’Choshlim St. Herzelia, Israel
Attn: Dr. Pini Orbach

With a copy (which shall not constitute notice) to:

Horn & Co. Law Offices
Amot Investments Tower, 2 Weizmann St., 24th Floor
Tel-Aviv 6423902, Israel
Attn: Adv. Yuval Horn

If to Buyer:	Kitov Pharma Ltd.
One Azrieli Center, Round Tower,
132 Menachem Begin Road, Tel Aviv, Israel
Attn: Gil Efron, CFO and Deputy CEO

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited or air courier, messenger service, telecopy, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

11.5 Headings. The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

11.6 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Israel, without giving effect to any choice of law principles.

11.7 Amendment; Extensions: Waivers. No amendment, modification, waiver, replacement, termination or cancellation of any provision of this Agreement will be valid, unless the same is in writing and signed by Buyer and the Stockholder Representative (and if for any reason there is no Stockholder Representative at such time, by Sellers holding at least a majority of the capital stock of the Company held in aggregate by the Sellers on the Closing Date); and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given. Neither the failure nor any delay on the part of any Party to exercise any power, right, privilege or remedy under this Agreement will operate as a waiver thereof; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

11.8 Severability. The provisions of this Agreement will be deemed severable and the invalidity, unlawfulness or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof, and the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

11.9 Fees and Expenses. Except as otherwise expressly provided in this Agreement, including as set forth in Article 10 and in the Business Budget Implementation, each Party will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated by this Agreement, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants. Seller hereby represents, that it is not a party to any undertaking pursuant to which Buyer is obligated to pay any fee to any broker or agent in connection with the transaction contemplated by this Agreement.

11.10 Counterparts: Effectiveness. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Agreement may be executed by exchange of signatures by facsimile or electronic scan. This Agreement will become effective when one or more counterparts have been signed by each Party and delivered to the other Parties.

11.11 Construction. This Agreement has been freely and fairly negotiated among the Parties. If an ambiguity or question of intent or interpretation arises , this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party because of the authorship of any provision of this Agreement, and the parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement. Any reference to any law will be deemed also to refer to such law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. Any reference to dollars or $ shall mean United States dollars. The words “include,” “includes,” and “including” and variations thereof, shall not be deemed to be terms of limitation, but rather will be deemed to be followed by “without limitation.” The use of the word “or” shall I not be exclusive. Pronouns in masculine, feminine and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole (including any Exhibits, Annexes, Appendices and Schedules which are deemed part of this Agreement, and included in any references to such term), and not to any particular subdivision unless expressly so limited. References to Sections, Exhibits, Annexes, Appendices and Schedules refer respectively, unless otherwise noted to Sections of this Agreement and the Exhibits, Annexes, Appendices and Schedules attached hereto.

11.12 Schedules. The Parties will be deemed to have knowledge of the contents of the Schedules to this Agreement, and any matter that is disclosed in a Schedule to this Agreement shall be deemed to have been included in such other Schedule if the applicability of such disclosure to any other applicable representation, warranty or covenant would be reasonably apparent on its face to a Person reviewing the Schedules, not withstanding the omission of an appropriate cross reference thereto. The Parties acknowledge and agree that the disclosure by Sellers of any matter in the Schedules shall not be deemed to constitute an acknowledgment by Sellers that the matter is required to be disclosed by the terms of this Agreement or that the matter is material.

11.13 Dispute Resolution. Should there be a dispute between the Parties relating to or arising from this Agreement or any of the agreements, documents and instruments executed and delivered in connection herewith or the transactions contemplated by any of the foregoing, and if the dispute cannot be settled through direct discussions, the Parties agree that any unresolved controversy or claim arising out of or in any way relating to this Agreement and the transactions contemplated hereby shall be submitted to the exclusive jurisdiction of the applicable courts of the State of Israel in the Tel Aviv District. The Parties hereby agree not to assert, by way of motion, as a defense, or otherwise in any such suit, action or proceeding that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter thereof may not be enforced by such courts.

11.14 Independent Nature of Seller’ Obligations and Rights. The obligations of each Seller under any Transaction Document are several and not joint with the obligations of any other Seller, and no Seller shall be responsible in any way for the performance or non-performance of the obligations of any other Seller under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Seller pursuant hereto or thereto, shall be deemed to constitute the Sellers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Sellers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Seller shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Seller to be joined as an additional party in any Proceeding for such purpose. Each Seller has been afforded the opportunity to be represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. The Buyer has elected to provide all Sellers with the same terms and Transaction Documents for the convenience of the Buyer and not because it was required or requested to do so by any of the Sellers. It is expressly understood and agreed that, unless stated otherwise, each provision contained in this Agreement and in each other Transaction Document is between the Buyer and a Seller, solely, and not between the Buyer and the Sellers collectively and not between and among the Sellers.

11.15 Certain Adjustments. Each of the variables in this Agreement is connection with any price per Ordinary Share of the Buyer or ADS of the Buyer shall be appropriately and proportionately adjusted to reflect any (i) subdivision of outstanding ordinary shares or ADSs of the Buyer into a larger number of ordinary shares or ADSs, as applicable, (ii) combination (including by way of reverse share split) of outstanding ordinary shares or ADSs of the Buyer into a smaller number of ordinary shares or ADSs, as applicable, (iii) stock dividend or (iv) other change in the ordinary shares of ADSs of the Buyer which may be made by the Buyer after the date of this Agreement. Any adjustment made pursuant to this sub-section shall become effective immediately after the record date for the determination of shareholders entitled to receive such stock dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination or other change.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF. the Parties have executed this Agreement on the date first above written.

BUYER:

KITOV PHARMA LTD.

By:
Name:
Title:

SELLERS:

[Seller signatures on Exhibit A]

STOCKHOLDER REPRESENTATIVE:

M. Arkin (1999) Ltd, executed solely in its capacity as Stockholder Representative

By:
Name:	M. Arkin (1999) Ltd
Title:	Stockholder Representative

Kitov Pharma Ltd. - FameWave Ltd.

Exhibit A

Shareholder	FameWave Shares	Signature

M. Arkin (1999) Ltd.	296,383

Pontifax (Israel) II LP	101,843

Pontifax (Israel) II – Individual Investors LP	39,535

Pontifax (Cayman) II LP	135,204

OrbiMed Israel Partners Limited Partnership	318,723

Dr. Pini Orbach	22,340

Dr. Silvia Noiman	15,554

Ohad Hammer	2,893

Total

Exhibit 2.1 – Investors’ Subscription Amounts

Shareholder	Subscription Amount (US$)

M. Arkin (1999) Ltd.	1,166,667

Pontifax (Israel) II LP	429,590

Pontifax (Israel) II – Individual Investors LP	166,765

Pontifax (Cayman) II LP	570,312

OrbiMed Israel Partners Limited Partnership	1,166,667

Schedule 2.4a

Executed Stock Power

Schedule 2.4d

Seller Certificate

STOCK POWER AND ASSIGNMENT

Pursuant to the Share Purchase Agreement (the “Agreement”), by and between Kitov Pharma Ltd. as set forth therein (the “Buyer”), and ____________________ (the “Seller”), the Seller hereby sells, assigns and transfers to the Buyer all of their right, title and interest in and to ____________________ shares, of FameWave Ltd., an Israeli private corporation (the “Company”), NIS ____ par value per share, standing in the Seller name on the books of the Company, and does hereby irrevocably appoint the Secretary of the Company as attorney-in-fact, with full power of substitution, to transfer said stock on the books of the Company.

Dated: _________, 2019	By:
[SELLER]

I hereby accept the transfer

By:
Kitov Pharma Ltd.

SELLER’S CERTIFICATE

The undersigned, ___________________ , pursuant to Section 2.4 of that certain Stock Purchase Agreement dated as of _____ _____, 2018 (the “Stock Purchase Agreement”) by and among Kitov Pharma Ltd. and Sellers, and in connection with the Closing Date as defined thereunder, the undersigned Seller hereby confirms and certifies that:

(a)	All the representations and warranties of the Seller set forth in the Stock Purchase Agreement were true and correct when made and are true and correct as of the date hereof;

(b)	All covenants, agreements, obligations and conditions contained in the Stock Purchase Agreement to be performed or complied with by the Seller on or prior to the Closing Date have been performed or complied with on or prior to the date hereof;

(c)	The Seller has received all consents and authorizations that are necessary or required in order for the Seller to fully and lawfully consummate the transactions contemplated in the Stock Purchase Agreement (if any);

(d)	Solely with respect to the undersigned Seller, and solely with respect to item (c) under the definition of “Company Material Adverse Effect” in the SPA, there has been no Company Material Adverse Effect between the date of execution of the Stock Purchase Agreement and until the date hereof.

(e)	Solely with respect to the undersigned Seller, all of the representations and warranties of the Seller regarding the conditions set forth in Sections 6.4 through 6.7 of the Stock Purchase Agreement have been duly satisfied.

All capitalized terms appearing herein shall have the same meaning ascribed thereto in the Stock Purchase Agreement.

IN WITNESS WHEREOF, this certificate has been executed as of _______, 2019.

By:
Title:

Schedule 6.3(c)

Other Consents

Company’s Board and Shareholders approval for the consummation of the transaction.

***

SHAREHOLDER UNDERTAKING AND AGREEMENT

This SHAREHOLDER UNDERTAKING AND AGREEMENT (this “Undertaking”), dated as of [________], is entered into by and among Kitov Pharma Ltd., an Israeli public company (“Company”) and [_________] (the “Shareholder”).

RECITALS

1.  The Company and the Shareholder are parties to a Share Purchase Agreement dated as of [_________] (the “SPA”), pursuant to which the Buyer will acquire the Shares from Seller in exchange for the Consideration (each defined term above as defined in the SPA);

2.  Pursuant to the SPA, at the Closing (as defined in the SPA), the Company shall issue to the Shareholder, [_________] ADS (the Ordinary Shares represented by the ADS, the “Consideration Shares”), representing [__]% (the “Initial Percentage”) of the total outstanding share capital of the Company as of immediately following the Closing;

3.  The purpose of this Undertaking is to set forth in writing the undertakings by the Shareholder relating to the ownership of the Shares (as defined below) by the Shareholder and certain other matters;

4.  Execution and delivery of this Undertaking by the Shareholder is a condition to the obligation of the Buyer and Company to consummate the transactions contemplated by the SPA; and

5.  The Shareholder represents and warrants that (i) the Ordinary Share Equivalents Beneficially Owned by the Shareholder and its Group Members, as a group, are as set forth in Exhibit A attached hereto; (ii) such Shareholder has the full legal capacity, power and authority to execute and deliver this Undertaking and to perform its obligations contemplated hereby; and (iii) such Shareholder and/or any of its Group Members is not a party to any shareholders agreement, voting arrangement or any other arrangement with respect to its holdings in the Company and all the Ordinary Share Equivalents Beneficially Owned by the Shareholder and its Group Members, as a group, held by the Shareholder and its Group Members, as a group, are not subject to any voting arrangement or any other arrangement which would contradict such Shareholder’s obligations under this Undertaking.

UNDERTAKING AND AGREEMENT

In consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein and in the SPA, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Shareholder undertakes, and the Parties agree, as follows:

ARTICLE I
DEFINITIONS

Section 1.1  Certain Defined Terms. For purposes of this Undertaking:

“ADS” means American Depositary Shares representing Ordinary Shares, each ADS as of the date hereof representing twenty Ordinary Shares.

“Affiliate” (including, with a correlative meaning, “affiliated”) means, when used with respect to a specified Person, a Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by or is under common Control with such specified Person.

“Beneficially Own”, “Beneficial Owner” and “Beneficial Ownership” mean, with respect to any securities, having “beneficial ownership” of such securities for purposes of Rule 13d-3 or 13d-5 under the Exchange Act (as in effect on the date of this Undertaking). In addition, a Person shall be deemed to be the Beneficial Owner of, and shall be deemed to Beneficially Own and have Beneficial Ownership of, any securities which are the subject of, or the reference securities for, or that underlie, any Derivative Instrument of such Person, with the number of securities Beneficially Owned being the notional or other number of securities specified in the documentation evidencing the Derivative Instrument as being subject to be acquired upon the exercise or settlement of such Derivative Instrument or as the basis upon which the value or settlement amount of such Derivative Instrument is to be calculated in whole or in part or, if no such number of securities is specified in such documentation, as determined by the Board in its sole discretion to be the number of securities to which the Derivative Instrument relates.

“Board” means the board of directors of the Company.

“Business Day” means a day that is not a Friday, Saturday, or a statutory or civic holiday in Tel Aviv, Israel or any other day on which banks in Tel Aviv, Israel are required or authorized to be closed.

“Contract” means any contract, agreement, instrument, undertaking, indenture, commitment, loan, license, settlement, consent, note or other legally binding obligation (whether or not in writing).

“Control”, “Controlled” and “Controlling” mean, when used with respect to any specified Person, the power to vote at least 25% of the voting power of a Person, or the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by Contract or otherwise, and the terms “Controlled by” and “under common Control with” shall be construed accordingly.

“Current Directors” means the directors serving on the Board as of the date of this Undertaking.

“Depositary” means the depositary with respect to the ADSs, which as of the date hereof is BNY Mellon.

“Derivative Instrument” means any and all derivative securities (as defined under Rule 16a-1 under the Exchange Act) that increase in value as the value of any Equity Securities of the Company increases, including a long convertible security, a long call option and a short put option position, in each case, regardless of whether (a) such derivative security conveys any voting rights in any Equity Security, (b) such derivative security is required to be, or is capable of being, settled through delivery of any Equity Security or (c) other transactions hedge the value of such derivative security.

“Equity Right” means, with respect to any Person, any security (including any preferred share, capital note, debt security or hybrid debt-equity security) or obligation convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, or any options, calls, warrants, restricted shares, restricted shares units, deferred share awards, share units, “phantom” awards, dividend equivalents, participations, interests, rights or commitments relating to, or any share appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock or earnings of such Person.

“Equity Securities” means (a) Ordinary Shares, ADSs, preferred shares or other capital stock or equity interests or equity-linked interests of the Company and (b) Equity Rights that are directly or indirectly exercisable or exchangeable for or convertible into Ordinary Shares, ADSs, preferred shares or other capital stock or equity interests or equity-linked interests of the Company.

“Exchange Act” means the United States Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

“Governmental Authority” means any (a) nation, region, state, county, city, town, village, district or other jurisdiction, (b) federal, state, local, municipal, foreign or other government, (c) department, agency or instrumentality of a federal, state, local, municipal, foreign or other government, including any state-owned or state controlled instrumentality of a foreign or other government, (d) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department or other entity and any court or other tribunal), (e) international or multinational organization formed by states, governments or other international organizations, (f) organization that is designated by executive order pursuant to Section 1 of the United States International Organizations Immunities Act (22 U.S.C. 288 of 1945), as amended, and the rules and regulations promulgated thereunder or (g) other body (including any industry or self-regulating body) exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police or regulatory authority or power of any nature.

“Group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.

“Group Member” means, with respect to any specified Person, any Affiliate of the specified Person that is, directly or indirectly, Controlled by the specified Person and includes any Person with respect to which the specified Person is a direct or indirect Subsidiary.

“Hedging Arrangement” means any transaction or arrangement, including through the creation, purchase or sale of any security, including any security-based swap, swap, cash-settled option, forward sale agreement, exchangeable note, total return swap or other derivative, in each case, the effect of which is to hedge the risk of owning Equity Securities.

“Incumbent Directors” means (a) the Current Directors, (b) new directors nominated or appointed by a majority of the Current Directors and (c) other directors nominated or appointed by a majority of the Current Directors and other Incumbent Directors.

“Israeli Companies Law” means the Israeli Companies Law, 5759-1999, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

“Israeli Securities Laws” means the Israeli Securities Law, 5728-1968, the rules and regulations promulgated under thereunder, and any listing rules and regulations of the TASE.

“Law” means any supranational, international, national, federal, state, provincial, local or similar law (including common law), statute, code, order, ordinance, rule, regulation, treaty (including any tax treaty), license, permit, authorization, approval, consent, decree, injunction, binding judicial or administrative interpretation or other requirement, in each case enacted, promulgated issued or entered by a Governmental Authority.

“Lock-Up Period” means, the 12-month period commencing on the date of issuance of the Consideration Shares.

“Ordinary Shares” means the ordinary shares of the Company, no par value.

“Ordinary Share Equivalents” means (i) in the case of an Ordinary Share, one Ordinary Share or (ii) in the case of an ADS, the number of Ordinary Shares represented by such ADS. For purposes of calculating the number of Ordinary Share Equivalents outstanding, Ordinary Shares underlying ADSs shall not be counted separately as being outstanding (i.e., such Ordinary Shares shall be counted only once).

“Party” means a party to this Undertaking.

“Permitted Transferee” means the Shareholder and any direct or indirect wholly owned Subsidiary of the Shareholder or another entity under common control with the Shareholder; provided that if any such transferee of Shares ceases to be a direct or indirect wholly owned Subsidiary of the Shareholder or another entity under common control with the Shareholder, (a) such transferee shall, and the Shareholder shall procure that such transferee shall, immediately Transfer back the transferred Shares to the applicable transferor, or, if such transferor by that time is no longer a Permitted Transferee, to the Shareholder, as if such Transfer of such Shares had not taken place ab initio, and (b) the Company shall no longer, and shall instruct its transfer agent, Israeli registration company, the Depositary and other third parties to no longer, record or recognize such Transfer of such Shares on the shareholders’ register of the Company and/or the register of ADS holders of the Depositary.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated association, corporation, firm or other entity or group (as defined in the Exchange Act) or any Governmental Authority.

“Representatives” means, as to any Person, its Affiliates and its and their respective directors, officers, managers, employees, agents, attorneys, accountants, financial advisors and other advisors or representatives.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder.

“Securities Laws” means the Securities Act, the Exchange Act and the Israeli Securities Laws.

“Share Percentage Cap” means the Initial Share Percentage.

“Shares” means (a) the Consideration Shares and (b) any Equity Securities issued or issuable with respect to the Consideration Shares on or after the date of this Undertaking by way of a share dividend or share split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization and (d) any other Equity Securities held by the Shareholder or any of its Affiliates.

“Standstill Level” means, as of any date, a number of Ordinary Share Equivalents equal to (a) the Share Percentage Cap, multiplied by (b) the number of Ordinary Shares outstanding on such date.

“Standstill Period” means the period beginning on the date hereof and ending on the earlier of: (i) first Business Day on which the Shareholder and its Group Members, collectively Beneficially Own a number of Ordinary Share Equivalents less than 2.5% of the then issued and outstanding Ordinary Shares, or (ii) 24 months following the date hereof.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which a majority of the total voting power or control of such entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

“TASE” means the Tel Aviv Stock Exchange.

“Voting Securities” means the Ordinary Share Equivalents and any other securities of the Company entitled to vote at any general meeting of the Company.

ARTICLE II

VOTING and proxies

Section 2.1  Voting Undertakings.

(a)  During any Lock Up Period with respect to any number of Ordinary Share Equivalents Beneficially Owned by the Shareholder and its Group Members, as a group, and, subsequent to such Lock Up Period until the earlier of: (i) for so long as the aggregate number of Ordinary Share Equivalents Beneficially Owned by the Shareholder and its Group Members, as a group, is greater than or equal to 2.5% of the then issued and outstanding Ordinary Shares or (ii) 24 months following the date hereof (hereinafter, the “Voting Undertaking Period”), the Shareholder shall cause all of the Voting Securities Beneficially Owned by it or any of its Group Members or over which it or any of its Group Members has voting control not to be voted, (i) against all those persons nominated and recommended to serve as directors of the Company by the Board and/or any applicable committee thereof (unless a representative of the Incumbent Directors has informed the Shareholder in writing that a majority of directors on the Board and/or such committee at the time of such approval or recommendation are not Incumbent Directors, in which case the Shareholder shall not be obligated to vote in accordance with such recommendation), and (ii) with respect to any other action, proposal or matter to be voted on by the shareholders of the Company (including through action by written consent), in a manner inconsistent with the recommendation of the Board or any applicable committee thereof (unless a representative of the Incumbent Directors has informed the Shareholder in writing that a majority of directors on the Board and/or such committee at the time of such approval or recommendation are not Incumbent Directors, in which case the Shareholder shall not be obligated to vote in accordance with such recommendation); provided, however, that the undertakings in sub-clauses (i) and (ii) above shall not apply to: (1) matters under Sections 270(1), 270(2), 270(3) and 270(4) the Israeli Companies Law and matters which require the declaration by officers or shareholders of a personal interest and/or affiliation with a controlling shareholder as defined in, and in accordance with, the Israeli Companies Law, or (2) matters directly affecting the development of the technology controlled by FameWave Ltd. or (3) where, based on a legal opinion received in writing by the Shareholder from an Israeli counsel with expertise in corporate and securities law directed to the Shareholder and the Company, Shareholder reasonably believes that such vote by the Shareholder may impose any liability on the Shareholder (the “Voting Undertaking”). Notwithstanding the foregoing, the Shareholder and its Group Members shall be free to vote at their discretion in connection with any proposal submitted for a vote of the shareholders of the Company in respect of (A) the issuance of Equity Securities in connection with any merger, consolidation or business combination of the Company, (B) any merger, consolidation or business combination of the Company or (C) the sale of all or substantially all the assets of the Company, except in each of clause (A), (B) and (C) where such proposal has not been approved or recommended by the Board or where a representative of the Incumbent Directors has informed the Shareholder in writing that such proposal has been approved or recommended by the Board when a majority of directors at the time of such approval or recommendation are not Incumbent Directors, in which event the Voting Undertaking shall apply.

Section 2.2  Control Block Limitations

(a)  To such extent that the Voting Undertaking shall, on its own, or aggregated under applicable law with one or more voting undertakings, proxies, voting agreements or any other such instruments (“Voting Instruments”) which were duly entered into by the parties to such instruments, be deemed to create a “controlling block” necessitating a “special tender offer” under Chapter Two of Part VIII of the Israeli Companies Law (“Control Block”), and without prejudice, however, to any of the Shareholder’s other obligations pursuant to this Undertaking with respect to each Voting Security owned by it or over which it has voting control, the Voting Undertaking shall immediately be deemed null and void, but only with respect to the minimal number of Voting Securities as shall be necessary to have the effect that the Voting Securities to which such Voting Undertaking continues to apply will not be above the applicable threshold in the Israeli Companies Law which causes the creation of such a Control Block, all as determined by the Company in its sole and absolute discretion.

(b)  In the event that the entry into any Voting Instruments by the Shareholder is in breach of this Undertaking, or in breach of any other agreement between the parties to such Voting Instrument(s) and the Company, the Shareholder does hereby appoint Company, or any duly authorized agent thereof, with full power of substitution and resubstitution, as Shareholder’s true and lawful attorney and irrevocable proxy, to the fullest extent of the Shareholder’s rights with respect to such Voting Instrument, to take any action, at Shareholder’s expense, to terminate or invalidate such Voting Instrument it order to prevent the creation of such a Control Block.

ARTICLE III
STANDSTILL

Section 3.1  Restrictions. During the Standstill Period, the Shareholder shall not, directly or indirectly, and shall cause its Representatives (to the extent acting on behalf of the Shareholder) and Group Members not, directly or indirectly, to, without the prior written consent of, or waiver by, the Company:

(a)  subject to Section 3.2, acquire, offer or seek to acquire, agree to acquire or make a proposal (including any private proposal to the Company or the Board) to acquire, by purchase or otherwise (including through the acquisition of Beneficial Ownership), any securities (including any Equity Securities or Voting Securities) or Derivative Instruments, or direct or indirect rights to acquire any securities (including any Equity Securities or Voting Securities) or Derivative Instruments, of the Company or any Subsidiary or Affiliate of the Company or any successor to or Person in Control of the Company, or any securities (including any Equity Securities or Voting Securities) or indebtedness convertible into or exchangeable for any such securities or indebtedness; provided that the Shareholder may acquire, offer or seek to acquire, agree to acquire or make a proposal to acquire Ordinary Share Equivalents (and any securities (including any Equity Securities or Voting Securities) convertible into or exchangeable for Ordinary Share Equivalents) and Derivative Instruments with respect to Ordinary Share Equivalents, if, immediately following such acquisition, the collective Beneficial Ownership of Ordinary Share Equivalents of the Shareholder and its Group Members, as a group, would not exceed the Standstill Level;

(b)  offer, or seek to acquire, or participate in any acquisition of a majority of the consolidated assets of the Company and its Subsidiaries, taken as a whole;

(c)  conduct, fund or otherwise become a participant in any “tender offer” (as such term is used in Regulation 14D under the Exchange Act or Chapters Two and Three of Part VIII the Israeli Companies Law) or in any merger or merger type transaction, involving Equity Securities, Voting Securities or any securities convertible into, or exercisable or exchangeable for, Equity Securities or Voting Securities, in each case either not approved by the Board or where the representative of the Incumbent Directors has informed the Shareholder in writing that such offer or transaction was approved by the Board when a majority of directors at the time of such approval or recommendation are not Incumbent Directors;

(d)  otherwise act in concert with others to seek to control or influence the Board or shareholders of the Company or its Subsidiaries or Affiliates; provided that nothing in this clause (d) shall preclude the Shareholder or its Representatives from engaging in discussions with the Company or its Representatives;

(e)  make or join or become a participant (as defined in Instruction 3 to Item 4 of Schedule 14A under the Exchange Act) in (or in any way knowingly encourage) any “solicitation” of “proxies” (as such terms are defined in Regulation 14A as promulgated by the SEC and assuming for this purpose that the Company was subject to the proxy rules under Section 14 of the Exchange Act) (including, in each case, similar concepts under Israeli law, including submission of positions statements), or consent to vote any Voting Securities or any of the voting securities of any Subsidiaries or Affiliates of the Company (including through action by written consent), or otherwise knowingly advise or influence any Person with respect to the voting of any securities of the Company or its Subsidiaries or Affiliates;

(f)   make any public announcement with respect to, or solicit or submit a proposal for, or offer, seek, propose or indicate an interest in (with or without conditions) any merger or merger type transaction, including, but not limited to, a merger pursuant to Chapter One of Part VIII or Chapter Three of Part IX of the Israeli Companies Law, consolidation, business combination, “tender offer” (as such term is used in Regulation 14D under the Exchange Act or Chapters Two and Three of Part VIII of the Israeli Companies Law), recapitalization, reorganization, purchase or license of a material portion of the assets, properties, securities or indebtedness of the Company or any Subsidiary or Affiliate of the Company, or other similar extraordinary transaction involving the Company, any Subsidiary of the Company or any of its securities or indebtedness, or enter into any discussions, negotiations, arrangements, understandings or agreements (whether written or oral) with any other Person regarding any of the foregoing;

(g)  call or seek to call a meeting of shareholders of the Company or initiate any shareholder proposal or meeting agenda item for action of the Company’s shareholders, or seek election or appointment to or to place a representative on the Board or seek the removal of any director from the Board;

(h)  form, join, become a member or in any way participate in a Group (other than with the Shareholder, any of its Group Members or any counterparty in connection with a Hedging Arrangement with respect to the securities of the Company or any of its Subsidiaries or Affiliates;

(i)  deposit any Voting Securities in a voting trust or similar Contract or subject any Voting Securities to any voting agreement, pooling arrangement or similar arrangement or Contract, or grant any proxy with respect to any Voting Securities (in each case, other than (i) with the Shareholder or any of its wholly owned Subsidiaries, (ii) in accordance with Section 2.1);

(j)  make any proposal or disclose any plan, or cause or authorize any of its and their directors, officers, employees, agents, advisors and other Representatives to make any proposal or disclose any plan on its or their behalf, inconsistent with the foregoing restrictions;

(k)  knowingly take any action or cause or authorize any of its and their directors, officers, employees, agents, advisors and other Representatives to take any action on its or their behalf, that would reasonably be expected to require the Company or any of its Subsidiaries or Affiliates to publicly disclose any of the foregoing actions or the possibility of a business combination, merger or other type of transaction or matter described in this Section 3.1;

(l)  knowingly advise, assist, arrange or otherwise enter into any discussions or arrangements with any third party with respect to any of the foregoing; or

(m)  directly or indirectly, contest the validity of, any provision of this Section 3.1 (including this subclause) or Section 2.1 (whether by legal action or otherwise).

Section 3.2  Exclusions. The prohibition in Section 3.1(a) shall not apply to the activities of the Shareholder or any of its Group Members in connection with:

(a)  acquisitions made as a result of a stock split, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change approved or recommended by the Board (unless a representative of the Incumbent Directors informed the Shareholder in writing that a majority of directors on the Board and/or such committee at the time of such approval or recommendation are not Incumbent Directors); or

(b)  the exercise of options for the purchase of Company’s securities held by the Shareholder or a Permitted Transferee thereof;

(c)  acquisitions made in connection with a transaction or series of related transactions in which the Shareholder or any of its Group Members acquires a previously unaffiliated business entity that Beneficially Owns Equity Securities, Voting Securities or Derivative Instruments, or any securities convertible into, or exercisable or exchangeable for, Equity Securities, Voting Securities or Derivative Instruments, at the time of the consummation of such acquisition, provided that in connection with any such acquisition, the Shareholder or such applicable Group Member, as the case may be, either (A) causes such entity to divest the Equity Securities, Voting Securities or Derivative Instruments, or any securities convertible into, or exercisable or exchangeable for, Equity Securities, Voting Securities or Derivative Instruments, Beneficially Owned by the acquired entity within a period of one hundred twenty (120) calendar days after the date of the consummation of such acquisition, or (B) divests the Equity Securities, Voting Securities or Derivative Instruments, or any other securities convertible into, or exercisable or exchangeable for, Equity Securities, Voting Securities or Derivative Instruments, Beneficially Owned by the Shareholder and its Affiliates, in an amount so that the Shareholder and its Affiliates, together with such acquired business entity, shall not, acting alone or as part of a Group, directly or indirectly, Beneficially Own a number of Ordinary Share Equivalents in excess of the Standstill Level following such acquisition, and prior to the disposition thereof, such Ordinary Share Equivalents or other Voting Securities remain subject to the terms of this Undertaking in all respects, or (C) causes such entity to execute a customary joinder to this Undertaking, in form and substance reasonably acceptable to the Company, in which such entity agrees to be bound by the terms of this Undertaking as if such entity was an original party hereto.

ARTICLE IV
MISCELLANEOUS

Section 4.1  Notices. All notices and other communications made pursuant to or under this Undertaking will be in writing and will be deemed to have been duly given or made (a) when personally delivered, (b) when transmitted by facsimile or electronic mail if such transmission occurs on a Business Day before 5:00 p.m. (recipient local time), or the next succeeding Business Day if such transmission occurs at any other time, (c) three Business Days after deposit with a nationally recognized international overnight courier service, or (d) ten Business Days after the mailing if sent or by registered or certified international mail, postage prepaid, return receipt requested. All notices and other communications under this Undertaking will be delivered to the addresses set forth below, or such other address as such Party may have given to the other Parties by notice pursuant to this Section 4.1:

If to the Shareholder:

[_____]

Attention: ________

Fax: 972-_________

email: __________

If to the Company:

Kitov Pharma Ltd.

One Azrieli Center, Round Tower, 23rd Floor

132 Menachem Begin Road

Email: [****]

Attention: [****]

Section 4.2  Expenses. Except as otherwise provided herein, all fees and expenses incurred in connection with or related to the transactions contemplated hereby will be paid by the Party incurring such fees or expenses. In the event of termination of this Undertaking, the obligation of each Party to pay its own expenses will be subject to any rights of such Party arising from a breach of this Undertaking by the other.

Section 4.3  Term. Notwithstanding anything contained herein to the contrary, this Undertaking shall terminate, and all rights and obligations hereunder shall cease, on the earlier of: (i) date upon which the Shareholder, and its Group Members, no longer Beneficially Owns Shares representing in the aggregate at least 2.5% of the issued and outstanding Ordinary Shares, or (ii) 24 months following the date hereof, provided that in no event shall this Undertaking terminate prior to expiration of the Lock-Up Period.

Section 4.4  Entire Undertaking. This Undertaking constitutes the entire agreement of the Parties relating to the subject matter hereof and thereof and supersedes all prior and contemporaneous agreements, negotiations, correspondence, undertakings and communications of the Parties, oral or written, with respect to the subject matter hereof.

Section 4.6  Successors. This Undertaking will be binding upon the Parties and their respective successors, permitted assigns, executors and legal representatives. The Shareholder agrees that this Undertaking and the obligations hereunder shall attach to the Shares from the date hereof through the term of this Undertaking (pursuant to Section 4.3) and shall be binding upon any person to which legal or beneficial ownership of the Shares shall pass, whether by operation of law or otherwise, including the Shareholder’s heirs, guardians, administrators or successors, and the Shareholder further agrees to take all actions necessary to effectuate the foregoing.

Section 4.7  Assignments. All the provisions of this Undertaking by or for the benefit of the Shareholder or of the Company shall bind and inure to the benefit of their respective successors and permitted assigns. Nothing in this Undertaking will limit the ability of the Company to assign its rights or obligations hereunder in connection with a merger, consolidation, combination, reorganization or similar transaction or the transfer, sale, lease, conveyance or disposition of all or substantially all of its assets. The Shareholder will not enter into any transaction pursuant to which any Person would become its ultimate parent entity (such that the Shareholder is a direct or indirect Subsidiary of another Person or all or substantially all of the Shareholder’s assets have been acquired by another Person) without causing such Person to assume all of the Shareholder’s obligations under this Undertaking effective as of the consummation of such transaction. Any attempted assignment in violation of this Section 4.7 will be void ab initio.

Section 4.8  Amendment; Waiver. This Undertaking will not be amended, modified or waived in any manner without the consent in writing duly executed and delivered by the Shareholder and the Company as authorized to do so by the Board when a majority of directors at the time of such authorization are Incumbent Directors. No failure or delay of any Party to exercise any right or remedy given to such Party under this Undertaking and no custom or practice of the Parties in variance with the terms hereof, will constitute a waiver of any Party’s right to demand exact compliance with the terms hereof. Any written waiver will be limited to those items specifically waived therein and will not be deemed to waive any future breaches or violations or other non-specified breaches or violations unless, and to the extent, expressly set forth therein.

Section 4.9  Severability. If any term or provision of this Undertaking is held invalid, illegal or unenforceable in any respect under any applicable Law, the validity, legality and enforceability of all other terms and provisions of this Undertaking will not in any way be affected or impaired. If the final judgment of a court of competent jurisdiction or other Governmental Authority declares that any term or provision hereof is invalid, illegal or unenforceable, the Parties agree that the court making such determination will have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, illegal or unenforceable term or provision with a term or provision that is valid, legal and enforceable and that comes closest to expressing the intention of the invalid, illegal or unenforceable term or provision.

Section 4.10   No Ownership Interest. Nothing contained in this Undertaking shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to any Ordinary Share Equivalents Beneficially Owned by the Shareholder or its Group Members. All rights, ownership and economic benefits of and relating to any Ordinary Share Equivalents Beneficially Owned by the Shareholder or its Group Members shall remain vested in and belong to the Shareholder or the applicable Group Member, and the Company does not have authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of the Shareholder or its Group Members or exercise any power or authority to direct Shareholder or any of its Group Members in the voting of any of the Ordinary Share Equivalents Beneficially Owned by the Shareholder or its Group Members, except as otherwise provided herein.

Section 4.11   Governing Law. This Undertaking will be construed and enforced in accordance with, and will be governed exclusively by, the internal Laws of the State of Israel, without giving effect to any Law or rule that would cause the Laws of any jurisdiction other than the State of Israel to be applied.

Section 4.12   Exclusive Jurisdiction. The Economic Division of the competent courts of Tel-Aviv, Israel shall have exclusive jurisdiction in all matters relating to any dispute arising out of or relating to this Undertaking, or the breach thereof, to the exclusion of any other jurisdiction. Each of the Parties (a) irrevocably consents to the exclusive jurisdiction and venue of the court as set forth above, (b) agrees that process may be served upon them in any manner authorized by the court for such persons, (c) waives the defense of an inconvenient forum and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process, and (d) agrees that a final judgment in such proceeding shall be final, binding and enforceable in any court of competent jurisdiction. Without prejudice to any of the provisions set forth in Section 4.13 below each Party agrees not to commence any legal proceedings subject to this Section 4.12 except in such courts.

Section 4.13   Specific Performance. The Shareholder agrees that irreparable damage would occur in the event that any of the provisions of this Undertaking were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the Company will be entitled to enforce specifically the provisions of this Undertaking, including obtaining an injunction or injunctions to prevent breaches or threatened breaches of this Undertaking, in any court designated to resolve disputes concerning this Undertaking (or, if such court lacks subject matter jurisdiction, in any appropriate court of competent jurisdiction), this being in addition to any other remedy to which the Company is entitled at Law or in equity. The Shareholder further agrees not to assert and waives (a) any defense in any action for specific performance that a remedy at Law would be adequate and (b) any requirement under any Law to post security or provide indemnity as a prerequisite to obtaining equitable relief.

Section 4.14   Other Remedies. Except to the extent set forth otherwise in this Undertaking, all remedies under this Undertaking expressly conferred upon the Company will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or in equity upon the Company, and the exercise by the Company of any one remedy will not preclude the exercise of any other remedy.

Section 4.15   Rules of Construction. The following rules of construction will govern the interpretation of this Undertaking:

(a)  all references to Articles, Sections or Schedules are to Articles, Sections or Schedules in this Undertaking, unless otherwise stated explicitly;

(b)  each accounting term not otherwise defined in this Undertaking has the meaning assigned to it in accordance with generally accepted accounting principles in the United States;

(c)  unless the context otherwise requires, words in the singular or plural include the singular and plural, and pronouns stated in either the masculine, the feminine or neuter gender will include the masculine, feminine and neuter;

(d)  whenever the words “include,” “includes” or “including” are used in this Undertaking they will be deemed to be followed by the words “but not limited to”;

(e)  the word “extent” in the phrase “to the extent” will mean the degree to which a subject or other thing extends, and such phrase will not simply mean “if”;

(f)   references to any statute, rule, regulation or form (including in the definition thereof) will be deemed to include references to such statute, rule, regulation or form as amended, modified, supplemented or replaced from time to time (and, in the case of any statute, include any rules and regulations promulgated under such statute), and all references to any section of any statute, rule, regulation or form include any successor to such section;

(g)  time is of the essence with regard to all dates and time periods set forth or referred to in this Undertaking;

(h)  the subject headings of Articles and Sections of this Undertaking are included for purposes of convenience of reference only and will not affect the construction or interpretation of any of its provisions;

(i)  (i) the terms “hereof”, “herein”, “hereby”, “hereto”, and derivative or similar words refer to this entire Undertaking, including the Schedules and Exhibits hereto, (ii) the term “any” means “any and all” and (iii) the term “or” will not be exclusive and will mean “and/or”;

(j)  (i) references to “days” means calendar days unless Business Days are expressly specified, (ii) references to “NIS” mean New Israeli Shekels and (iii) references to “$” mean U.S. dollars;

(k)  the term “foreign” will mean non-U.S.; and

(l)  the Parties have participated jointly in the negotiation and drafting of this Undertaking; in the event an ambiguity or question of intent or interpretation arises, this Undertaking will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions hereof and the language used will be deemed to be the language chosen by the Parties to express their mutual intent.

Section 4.16   Counterparts; Deliveries. This Undertaking may be executed simultaneously in counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Undertaking and any amendments hereto or thereto, to the extent signed and delivered by means of electronic transmission of .pdf files or other image files via e-mail, cloud-based transfer or file transfer protocol, or use of a facsimile machine, will be treated in all manners and respects and for all purposes as an original agreement or instrument and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party to any such agreement or instrument will raise the use of electronic transmission or a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of electronic transmission or a facsimile machine as a defense to the formation or enforceability of a contract, and each such party forever waives any such defense.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the Parties have executed this Undertaking as of the date first written above.

SHAREHOLDER:

[______]

Attention: __________

Fax: 972-__________

email: __________

ACCEPTED AND AGREED

KITOV PHARMA LTD.

By:
Name:
Its:

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND HAVE BEEN ACQUIRED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE THEREWITH, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT, OR OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS. THE ISSUER OF THESE SECURITIES MAY REQUIRE A WRITTEN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS EITHER IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS. IN ADDITION, NO HEDGING TRANSACTION MAY BE CONDUCTED WITH RESPECT TO THESE SECURITIES UNLESS SUCH TRANSACTIONS ARE IN COMPLIANCE WITH THE ACT.

WARRANT TO PURCHASE ORDINARY SHARES REPRESENTED BY AMERICAN DEPOSITARY SHARES

Kitov Pharma Ltd.

Number of American Depositary Shares: [_______]

Initial Exercise Date: [SAME DATE AS THE ISSUE DATE]

Issue Date: [_______, 2019]

THIS WARRANT TO PURCHASE ORDINARY SHARES REPRESENTED BY AMERICAN DEPOSITARY SHARES (the “Warrant”) certifies that, for value received, _____________ or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after [_______, 2019 [SAME DATE AS THE ISSUE DATE] (the “Initial Exercise Date”) and on or prior to the close of business on the four (4) year anniversary of the Initial Exercise Date, or if the final day of such period falls on a date that is not a Trading Day, the next succeeding Trading Day (the “Termination Date”) but not thereafter, to subscribe for and purchase from Kitov Pharma Ltd., a company organized under the laws of the State of Israel (the “Company”), up to ______ Ordinary Shares (the “Warrant Shares”) represented by American Depositary Shares (“ADSs”), as subject to adjustment hereunder, and the ADSs issuable upon exercise of this Warrant the “Warrant ADSs”); provided, however, that after the date on which the Company has publicly announced clinical data related to FameWave Ltd.’s products (an “Announcement”), this Warrant will be exercisable by a Holder only if such exercising Holder or the transferor thereto has not sold any of its Kitov Shares prior to the date on which the Company made an Announcement. The purchase price of one Warrant ADS shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Stock Purchase Agreement (the “SPA”), dated March ___, 2019, among the Company and the Sellers signatory thereto.

Section 2. Exercise.

a)  Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy or PDF copy submitted by electronic mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). Within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(d)(i) herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the Warrant ADSs specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant ADSs available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant ADSs available hereunder shall have the effect of lowering the outstanding number of Warrant ADSs purchasable hereunder in an amount equal to the applicable number of Warrant ADSs purchased. The Holder and the Company shall maintain records showing the number of Warrant ADSs purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Trading Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant ADSs hereunder, the number of Warrant ADSs available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b)  Exercise Price. The exercise price per ADS under this Warrant shall be $1.98, subject to adjustment hereunder (the “Exercise Price”).

c)  Mechanics of Exercise.

i.   Delivery of Warrant ADSs Upon Exercise. The Company shall cause its registrar to deposit the Warrant Shares subject to such exercise with the Israeli custodian of The Bank of New York Mellon, the Depositary for the ADSs (the “Depositary”), and cause the Depositary to credit the account of the Holder’s or its designee’s balance account with The Depository Trust Company (or another established clearing corporation performing similar functions) through its Deposit/Withdrawal At Custodian system (“DWAC”) if the Depositary is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant ADSs to or resale of the Warrant ADSs by the Holder or (B) the Warrant ADSs are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144 (assuming cashless exercise of this Warrant), and otherwise by physical delivery of a certificate, registered in the name of the Holder or its designee, for the number of Warrant ADSs to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise, by the date that is the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant ADS Delivery Date”). Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant ADSs with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant ADSs, provided that payment of the aggregate Exercise Price is received within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the ADS as in effect on the date of delivery of the Notice of Exercise.

ii.   Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant ADSs, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant ADSs called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii.   Rescission Rights. If the Company fails to cause the Depositary to transmit to the Holder the Warrant ADSs pursuant to Section 2(d)(i) by the Warrant ADS Delivery Date, then the Holder will have the right to rescind such exercise.

iv.   No Fractional Warrant Shares or Scrip. No fractional Warrant Shares or Warrant ADSs shall be issued upon the exercise of this Warrant. As to any fraction of an ADS which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole ADS.

v.   Charges, Taxes and Expenses. Issuance of Warrant ADSs shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of Warrant ADSs, all of which taxes and expenses shall be paid by the Company, and such Warrant ADSs shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant ADSs are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Warrant Holder shall pay all Depositary fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the ADSs, if any. The Warrant Holder shall pay all applicable fees and expenses of the Depositary in connection with the issuance of the Warrant ADSs hereunder.

vi.   Closing of Books. Subject to the Articles of Association of the Company, and with prejudice thereto, The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

Section 3. Certain Adjustments.

a)  Share Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a share dividend or otherwise makes a distribution or distributions on its Ordinary Shares or ADSs or any other equity or equity equivalent securities payable in Ordinary Shares or ADSs (which, for avoidance of doubt, shall not include any ADSs issued by the Company upon exercise of this Warrant), as applicable, (ii) subdivides outstanding Ordinary Shares or ADSs into a larger number of shares or ADSs, as applicable, (iii) combines (including by way of reverse share split) outstanding Ordinary Shares or ADSs into a smaller number of shares or ADSs, as applicable, or (iv) issues by reclassification of Ordinary Shares, ADSs or any capital share of the Company, as applicable, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of Ordinary Shares or ADSs, as applicable, (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of Ordinary Shares or ADSs, as applicable, outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b)  Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase shares, warrants, securities or other property pro rata to the record holders of any class of Ordinary Shares or ADSs (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Ordinary Shares or ADSs acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Ordinary Shares or ADSs are to be determined for the grant, issue or sale of such Purchase Rights.

c)  Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Ordinary Shares or ADSs, by way of return of capital or otherwise (including, without limitation, any distribution of cash, shares or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of Ordinary Shares or ADSs acquirable upon complete exercise of this Warrant immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of Ordinary Shares or ADSs are to be determined for the participation in such Distribution. To the extent that this Warrant has not been partially or completely exercised at the time of such Distribution, such portion of the Distribution shall be held in abeyance for the benefit of the Holder until the Holder has exercised this Warrant.

d)  Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Ordinary Shares (including any Ordinary Shares underlying ADSs) are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Ordinary Shares (including any Ordinary Shares underlying ADSs), (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Ordinary Shares or any compulsory share exchange pursuant to which the Ordinary Shares are effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a share SPA or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding Ordinary Shares (including any Ordinary Shares underlying ADSs) (not including any ADSs and Ordinary Shares held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share SPA or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Ordinary Share represented by each Warrant ADS that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder, the number of shares of capital stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of Ordinary Shares represented by the Warrant ADSs for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one Ordinary Share or ADS, as applicable, in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Ordinary Shares or ADSs are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(d) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the Ordinary Share represented by each Warrant ADS acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the Ordinary Shares or ADSs pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

e)  Any adjustment to the Warrant which are pursuant to the provisions of the SPA.

f)   Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of an ADS, as the case may be. For purposes of this Section 3, the number of Ordinary Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Ordinary Shares (including Ordinary Shares underlying ADSs, but excluding treasury shares, if any) issued and outstanding.

g)  Notice to Holder.

i.   Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by facsimile or email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant ADSs and setting forth a brief statement of the facts requiring such adjustment.

ii.   Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Ordinary Shares or ADSs, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Ordinary Shares or ADSs, (C) the Company shall authorize the granting to all holders of the Ordinary Shares or ADSs rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Ordinary Shares or ADSs, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Ordinary Shares are converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or email to the Holder at its last facsimile number or email address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Ordinary Shares or ADSs of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Ordinary Shares of record shall be entitled to exchange their Ordinary Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 6-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4. Transfer of Warrant.

a)  Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof and/or the provisions of any Lock-Up and Registration Rights Agreement entered into by the Holder and the Company pursuant to the SPA (an “RRA”), this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within two (2) Trading Days of the date the Holder delivers an assignment form to the Company assigning this Warrant full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant ADSs without having a new Warrant issued.

b)  New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the original Issue Date and shall be identical with this Warrant except as to the number of Warrant ADSs issuable pursuant thereto.

c)  Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d)  Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, comply with the provisions of Section 11.3 of the SPA and/or Section 4.2 of any RRA.

e)  Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant ADSs issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant ADSs or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

Section 5. Miscellaneous.

a)  No Rights as Shareholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3.

b)  Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant ADSs, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c)  Fridays, Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

d)  Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Ordinary Shares a sufficient number of shares to provide for the issuance of the Warrant ADSs and underlying Ordinary Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the Warrant Shares needed for the Depositary to issue the necessary Warrant ADSs upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares and Warrant ADSs may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the applicable Trading Market upon which the Ordinary Shares and ADSs may be listed. The Company covenants that all Warrant ADSs which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant ADSs in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant ADSs above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant ADSs upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant ADSs for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e)  Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the SPA.

f)   Restrictions. The Holder acknowledges that the Warrant ADSs acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

g)  Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies, notwithstanding the fact that the Holder’s right to exercise this Warrant terminates on the Termination Date, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h)  Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the SPA.

i)   Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant ADSs, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Ordinary Shares or ADSs or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j)   Remedies. For avoidance of doubt, and notwithstanding anything which may be stated elsewhere is this Warrant or in the SPA or in any RRA, it is clarified and agreed by the Holder that the provisions of Section 10.7 of the SPA, including, inter alia, any limitations set forth therein, shall apply to this Warrant. Notwithstanding the above, and with prejudice thereto, the Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k)  Successors and Assigns. Subject to applicable securities laws, this Warrant, the SPA and any RRA, and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant ADSs.

l)   Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

m)  Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n)  Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

Kitov Pharma Ltd.

By:
Name:
Title:

NOTICE OF EXERCISE

To: Kitov Pharmaceuticals Holdings Ltd.

(1)   The undersigned hereby elects to purchase ________ Warrant ADSs of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)   Please register and issue said Warrant ADSs in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant ADSs shall be delivered to the following DWAC Account Number:

_______________________________

_______________________________

_______________________________

[SIGNATURE OF HOLDER]

Name of Investing Entity: ________________________________________________________________________

Signature of Authorized Signatory of Investing Entity: _________________________________________________

Name of Authorized Signatory: ___________________________________________________________________

Title of Authorized Signatory: ____________________________________________________________________

Date: ________________________________________________________________________________________

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase Warrant ADSs.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)
Address:

(Please Print)

Phone Number:

Email Address:

Dated: _______________ __, ______

Holder’s Signature:	____________________

Holder’s Address:	_____________________

DISCLOSURE SCHEDULE

The following information is provided for the purposes of disclosure pursuant to the Stock Purchase Agreement dated March 14, 2019 (the “Agreement”) by and among Kitov Pharma Ltd. (the “Buyer”) and the stockholders of Famewave Ltd. (the “Sellers” and the “Company”, respectively), and does not grant, and should not be interpreted as granting, any rights to any third parties.

Each Section is intended to relate to the corresponding section of the Agreement; provided that disclosures in any section or subsection of the Disclosure Schedule shall be deemed to qualify other sections and subsections in this Disclosure Schedule with respect to which the relevance of such exception is readily apparent on the face of the disclosure of such exception set forth in the Disclosure Schedule.

All capitalized terms used in any of the Sections of this Disclosure Schedule and not otherwise defined shall have the meanings assigned to them in the Agreement.

Schedule 3.1(d)

●	The share capital of the Company is NIS 100,000 (One Hundred Thousand New Israeli Shekels) divided into 10,000,000 (Ten Million) Ordinary Shares, par value NIS 0.01 each, of which 1,000,000 are issued and outstanding.

Name	Ordinary Shares
Ohad Hammer	2,893
Pontifax (Israel) II - Individual Investors, L.P.	39,535
Pontifax (Israel) II L.P.	101,843
Pontifax (Cayman) II L.P.	135,204
OrbiMed Israel Partners Limited Partnership	318,723
M. Arkin (1999) Ltd.	296,383
Pini Orbach	22,340
Silvia Noiman	15,554
Ayelet Ben Arav	351
Tehila Ben Moshe	24,300
Yair Sapir	5,574
Gal Markel	15,737
Ilana Mandel	3,279
Sharon Hashmueli	6,750
Antoni Ribas	1,944
Jefferi Weber	1,462
Linda Marshall	1,287
Motti Hakim	1,350
Edna Meilin	193
Roni Shaked	193
Sarit Sued	193
Anat Nursella	964
Raanann Cohen	3,948
Total	1,000,000

●	Under the Amended and Restated License Agreement dated April 16, 2012, as amended, by and among cCAM biotherapeutics Limited (“cCAM”), Ramot At Tel Aviv University Ltd. and Tel Hashomer – Medical Research, Infrastructure and Services Ltd (“THM”) which will be assumed by the Company at the Closing of the Reversion Agreement, THM has an option to receive shares at an IPO of the Company. The option to receive [****] shares of cCAM translates to a right to receive [****] Ordinary Shares of the Company.

●	Under the Convertible Loan Agreement dated February 13, 2018 between the Company and the lenders listed therein, the Company received a Principal Amount of $300,000 from the following lenders:

Name	Principal Amount (US$)
Pontifax (Cayman) II L.P.	48,874
Pontifax (Israel) II L.P.	36,815
Pontifax (Israel) II - Individual Investors L.P.	14,291
M. Arkin (1999) Ltd.	99,981
Orbimed Israel Partners Limited Partnership	99,981
Sarit Sued	58
Total	300,000

In accordance with Section 2.2 of the Convertible Loan Agreement, at the Closing, the lenders will receive their outstanding principal amount divided by 0.90, in the same form and proportion of assets constituting the consideration payable to Company’s shareholders (i.e. Kitov ADSs).

At Closing, Dr. Michael Schickler will be entitled to receive options to purchase Kitov shares and Kitov Options, as set forth in the Agreement, in lieu of his entitlement to a cash bonus of NIS 250,000.

Schedule 3.1(i)

Certain Business Relationships

1.	Loan under Convertible Loan Agreement dated February 13, 2018 between the Company and the lenders listed therein, will be converted at Closing to securities of the Buyer.

2.	Company may enter into an agreement with respect to the Permitted Loans prior to Closing.

3.	[****].

4.	Certain Sellers may be employed by companies developing products or technologies in the field of immunotherapy or other treatments of cancer and medical conditions. Certain Sellers are investment funds and may invest or may have invested in companies developing products or technologies in the field of immunotherapy or other treatments of cancer and medical conditions.

5.	Certain Sellers are former employees of cCAM and may have contributed to Intellectual Property to be assigned to the Company under the Reversion Agreement or that constitutes licensed technology under the License Agreement.

March ___, 2019

Kitov Pharma Ltd.

One Azrieli Center, Round Tower

132 Menachem Begin Road

Tel Aviv, 6701101

ISRAEL

Re: Agreements with Other Sellers; Participation in Capital Raisings of Kitov Pharma Ltd. (the “Company”)

Dear Sirs:

Reference is made that certain Stock Purchase Agreement, dated as of March ___, 2019, between, inter alia, the Company and the undersigned (the “Purchase Agreement”). The undersigned hereby confirms that (i) the representation of the undersigned contained in Section 3.1(x) of the Purchase Agreement shall also include any agreement or arrangement with any other person or entity investing in the Company concurrently with the transactions contemplated by the Purchase Agreement and (ii) the representation in Section 3.1(x) of the Purchase Agreement as expanded by clause (i) above shall also be true and accurate on the Closing Date (as defined in the Purchase Agreement).

Below is a true and accurate list of all ordinary shares, no par value, of the Company (“Ordinary Shares”), American Depository Shares of the Company (each representing one Ordinary Share) and warrants (collectively, “Company Securities”) that are held by the undersigned on the date hereof:

(please complete all lines)

Ordinary Shares:

American Depositary Shares:

Warrants to Purchase American Depositary Shares:

The undersigned agrees not to acquire any additional Company Securities until the closing of the transaction contemplated by the Purchase Agreement (other than the Company securities to be purchased pursuant to the Purchase Agreement which shall be delivered by Company at Closing).

The undersigned also hereby confirms that the following have not participated in any capital raising of the Company during the last 12 months, including in the Company’s offerings in June 2018 and January 2019: (i) the undersigned, (ii) any person or entity on behalf of the undersigned, (iii) a Relative of the undersigned, (iv) an entity under control of the undersigned or under the control of the undersigned’s Relative, (iv) the controlling shareholder of the undersigned or a Relative of such Controlling Shareholder or (v) a company under control of such controlling shareholder or under control of the Relative of such controlling shareholder. For these purposes, “Relative” means the spouse, sibling, parent, grandparent, descendant, or descendant, sibling, parent or grandparent of the spouse of any of the foregoing.

Very truly yours,

[_____________________________][1]

By:
Name:
Title:

[1]	Insert name of investor

DISCLOSURE SCHEDULE

The following information is provided for the purposes of disclosure pursuant to the Stock Purchase Agreement dated March 14, 2019 (the “Agreement”) by and among Kitov Pharma Ltd. (the “Buyer”) and the stockholders of Famewave Ltd. (the “Sellers” and the “Company”, respectively), and does not grant, and should not be interpreted as granting, any rights to any third parties.

Each Section is intended to relate to the corresponding section of the Agreement; provided that disclosures in any section or subsection of the Disclosure Schedule shall be deemed to qualify other sections and subsections in this Disclosure Schedule with respect to which the relevance of such exception is readily apparent on the face of the disclosure of such exception set forth in the Disclosure Schedule.

All capitalized terms used in any of the Sections of this Disclosure Schedule and not otherwise defined shall have the meanings assigned to them in the Agreement.

Schedule 4.1

Officers; Directors

Name	Position
Mr. Ran Nussbaum	Director
Mr. Erez Chimovits	Director
Dr. Pini Orbach	Director
Dr. Michael Schickler	Chief Executive Officer

Schedule 4.2

Capitalization

●	The share capital of the Company is NIS 100,000 (One Hundred Thousand New Israeli Shekels) divided into 10,000,000 (Ten Million) Ordinary Shares, par value NIS 0.01 each, of which 1,000,000 are issued and outstanding.

Name	Ordinary Shares
Ohad Hammer	2,893
Pontifax (Israel) II - Individual Investors, L.P.	39,535
Pontifax (Israel) II L.P.	101,843
Pontifax (Cayman) II L.P.	135,204
OrbiMed Israel Partners Limited Partnership	318,723
M. Arkin (1999) Ltd.	296,383
Pini Orbach	22,340
Silvia Noiman	15,554
Ayelet Ben Arav	351
Tehila Ben Moshe	24,300
Yair Sapir	5,574
Gal Markel	15,737
Ilana Mandel	3,279
Sharon Hashmueli	6,750
Antoni Ribas	1,944
Jefferi Weber	1,462
Linda Marshall	1,287
Motti Hakim	1,350
Edna Meilin	193
Roni Shaked	193
Sarit Sued	193
Anat Nursella	964
Raanann Cohen	3,948
Total	1,000,000

●	Under the Amended and Restated License Agreement dated April 16, 2012, as amended, by and among cCAM biotherapeutics Limited (“cCAM”), Ramot At Tel Aviv University Ltd. and Tel Hashomer – Medical Research, Infrastructure and Services Ltd (“THM”) which shall be assumed by the Company at the closing of the Reversion Agreement, THM has an option to receive shares at an IPO of the Company. The option to receive [****]shares of cCAM translates to a right to receive [****] Ordinary Shares of the Company.

●	Under the Convertible Loan Agreement dated February 13, 2018 between the Company and the lenders listed therein, the Company received a Principal Amount of $300,000 from the following lenders:

Name	Principal Amount (US$)
Pontifax (Cayman) II L.P.	48,874
Pontifax (Israel) II L.P.	36,815
Pontifax (Israel) II - Individual Investors L.P.	14,291
M. Arkin (1999) Ltd.	99,981
Orbimed Israel Partners Limited Partnership	99,981
Sarit Sued	58
Total	300,000

In accordance with Section 2.2 of the Convertible Loan Agreement, at the Closing, the lenders will receive their outstanding principal amount divided by 0.90, in the same form and proportion of assets constituting the consideration payable to Company’s shareholders (i.e. Kitov ADSs).

At Closing, Dr. Michael Schickler will be entitled to receive options to purchase Kitov shares and Kitov Options, as set forth in the Agreement, in lieu of his entitlement to a cash bonus of NIS 250,000.

Schedule 4.4

Authorization; Approvals

1.	Notices to the Israeli Registrar of Companies.

Schedule 4.6

Brokers’ Fees

None.

Schedule 4.7

Financial Statements

Schedule 4.8

Liabilities

(i)

1.	Under the Convertible Loan Agreement dated February 13, 2018 between the Company and the lenders listed therein, the Company received a Principal Amount of $300,000.

2.	Company may enter into an agreement with respect to the Permitted Loans prior to Closing.

3.	At Closing, Dr. Michael Schickler will be entitled to receive options to purchase Kitov shares and Kitov Options, as set forth in the Agreement, in lieu of his entitlement to a cash bonus of NIS 250,000.

4.	IP expenses – The Company expected IP expenses until August 2019 to reach approximately $[****]

5.	CEO’s monthly fee is NIS[****]+ VAT.

6.	Fees for accounting services $[****]+VAT (equivalent of [****] months).

7.	Legal fees – approximately NIS [****] + VAT

(ii)

1.	Company may enter into an agreement with respect to the Permitted Loans prior to Closing.

2.	At Closing, Dr. Michael Schickler will be entitled to options to purchase Kitov shares and Kitov Options, as set forth in the Agreement, in lieu of his entitlement to a cash bonus of NIS 250,000.

Schedule 4.11

Tax Matters

None.

Schedule 4.13

Assets

None.

Schedule 4.14

Intellectual Property

1.	The only Intellectual Property rights held by the Company are the rights to be granted to it under:

a.	The Assignment and Assumption Agreement to be executed at closing of the Reversion Agreement by and among Ramot At Tel Aviv University Ltd. and Tel Hashomer – Medical Research, Infrastracture and Services Ltd., the Company and cCAM, according to which cCAM assigns to the Company all its rights, title and interest in, to and under the Amended and Restated License Agreement dated April 16, 2012, as amended, by and among CCAM, Ramot At Tel Aviv University Ltd. and Tel Hashomer – Medical Research, Infrastracture and Services Ltd. (the “License Agreement”).

b.	The Reversion Agreement.

2.	Intellectual Property rights which are to be assigned under the Reversion Agreement (including the rights under the License Agreement) were developed at Tel Hashomer and Tel Aviv Universiry, or funded with the support of the Israel Innovation Authority. According to the information provided by cCAM, cCAM has paid all of its obligations towards the Israel Innovation Authority and the Company has no ongoing obligations towards the Israel Innovation Authority.

Schedule 4.16

Contracts

1.	Consulting Agreement dated June 6, 2017 with Dr. Michael Schickler

2.	NDA dated [****] with [****].

3.	NDA dated [****] with [****]

4.	NDA dated [****] with [****]

5.	NDA dated [****] with [****]

6.	NDA dated [****] with [****]

7.	NDA dated [****] with [****]

8.	NDA dated [****] with [****]

9.	NDA dated [****] with [****]

10.	NDA dated [****] with [****]

11.	NDA dated [****] with [****]

12.	Reversion Agreement to be executed prior to March 24, 2019 and to be closed prior to Closing.

13.	The License Agreement (to be assigned to and assumed by the Company pursuant to the Reversion Agreement).

14.	Clinical Collaboration Agreement to be executed prior to Closing.

15.	Convertible Loan Agreement dated February 13, 2018.

Schedule 4.17

Insurance

None.

Schedule 4.20

Employee Benefits

At Closing, Dr. Michael Schickler will be entitled to receive options to purchase Kitov shares and Kitov Options, as set forth in the Agreement, in lieu of his entitlement to a cash bonus of NIS 250,000.

Schedule 4.22

Business Relationships

1.	Loan under Convertible Loan Agreement dated February 13, 2018 between the Company and the lenders listed therein, will be converted at Closing to securities of the Buyer.

2.	Company may enter into an agreement with respect to the Permitted Loans prior to Closing.

3.	Prof. Merkel is an inventor of Intellectual Property which is subject to the License Agreement and may have a financial interest in royalties payable to Tel Hashomer under the License Agreement.

4.	Certain Sellers may be employed by companies developing products or technologies in the field of immunotherapy or other treatments of cancer and medical conditions. Certain Sellers are investment funds and may invest or may have invested in companies developing products or technologies in the field of immunotherapy or other treatments of cancer and medical conditions.

5.	Certain Sellers are former employees of cCAM and may have contributed to Intellectual Property to be assigned to the Company under the Reversion Agreement or that constitutes licensed technology under the License Agreement.

KITOV PHARMA LTD.

LOCK-UP AND REGISTRATION RIGHTS AGREEMENT

DATED [__], 2019

LOCK-UP AND REGISTRATION RIGHTS AGREEMENT

This LOCK-UP AND REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of the last date set forth on the signature page hereof by and between Kitov Pharma Ltd., an Israeli corporation (the “Company”), and the sellers listed in Schedule A hereto (each a “Seller” and together the “Sellers”).

WITNESSETH:

WHEREAS, the Company and the Seller are parties to a Stock Purchase Agreement, dated as of March ___, 2019 (the “SPA”), pursuant to which the Seller will transfer its Shares to Company in exchange for the Consideration Shares, in accordance with the terms and conditions of the SPA, and certain Seller, as Investors, agree to purchase from Buyer the Investor Shares, (each defined term above as defined in the SPA);

WHEREAS, as additional consideration for Seller’s purchase of the Consideration Shares and the Investor Shares, the Company has agreed to provide the Seller with certain registration rights with respect to Seller’s Registrable Shares (as defined herein) on the terms set forth herein; and

WHEREAS, capitalized terms used and not otherwise defined herein have the respective meanings given to them in the SPA.

NOW, THEREFORE, in consideration of the premises and the mutual representations and covenants hereinafter set forth, the parties hereto do hereby agree as follows:

ARTICLE 6 GENERAL.

6.1   Definitions. As used in this Agreement the following terms shall have the following respective meanings:

(a)  “ADS” means American Depositary Shares representing Ordinary Shares, each ADS as of the date hereof representing twenty Ordinary Shares.

(b)   “Affiliate” (including, with a correlative meaning, “affiliated”) means, when used with respect to a specified Person, a Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by or is under common Control with such specified Person.

(c)  “Business Day” means any day except (i) any Friday, Saturday, Sunday, (ii) any day which is a federal legal holiday in the United States, (iii) any day which is a statutory or civic holiday in Israel, or (IV) any day on which banking institutions in either the State of New York or the State of Israel are authorized or required by law or other governmental action to close.

(d)   “Common Stock” means the Ordinary Shares of the Company issued as Consideration Shares and/or Investor Shares or underlying any Kitov Options.

(e)  “Control”, “Controlled” and “Controlling” mean, when used with respect to any specified Person, the power to vote at least 25% of the voting power of a Person, or the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by Contract or otherwise, and the terms “Controlled by” and “under common Control with” shall be construed accordingly.

(f)  “Current Directors” means the directors serving on the Board as of the date of this Undertaking.

(g)   “Depositary” means the depositary with respect to the ADSs, which as of the date hereof is BNY Mellon

(h)   “Effectiveness Deadline” means, with respect to the Registration Statement, the end of the Lock-Up Period; provided, however, that if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Effectiveness Deadline shall be extended to the next Trading Day on which the Commission is open for business.

(i)  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j)  “Filing Deadline” means, with respect to the Registration Statement required to be filed pursuant to Section 2(a), 120 calendar days prior to the end of the Lock-Up Period.

(k)   “Form F-3” means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(l)  “Governmental Authority” means any (a) nation, region, state, county, city, town, village, district or other jurisdiction, (b) federal, state, local, municipal, foreign or other government, (c) department, agency or instrumentality of a federal, state, local, municipal, foreign or other government, including any state-owned or state controlled instrumentality of a foreign or other government, (d) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department or other entity and any court or other tribunal), (e) international or multinational organization formed by states, governments or other international organizations, (f) organization that is designated by executive order pursuant to Section 1 of the United States International Organizations Immunities Act (22 U.S.C. 288 of 1945), as amended, and the rules and regulations promulgated thereunder or (g) other body (including any industry or self-regulating body) exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police or regulatory authority or power of any nature.

(m)  “Hedging Arrangement” means any transaction or arrangement, including through the creation, purchase or sale of any security, including any security-based swap, swap, cash-settled option, forward sale agreement, exchangeable note, total return swap or other derivative, in each case, the effect of which is to hedge the risk of owning Kitov Securities.

(n)   “Holder” means any person owning of record the Kitov Securities, that has executed and delivered to the Company this Agreement at or prior to the Closing with respect to such Kitov Securities.

(o)   “Incumbent Directors” means (a) the Current Directors, (b) new directors nominated or appointed by a majority of the Current Directors and (c) other directors nominated or appointed by a majority of the Current Directors and other Incumbent Directors.

(p)   “Israeli Companies Law” means the Israeli Companies Law, 5759-1999, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(q)   “Israeli Securities Laws” means the Israeli Securities Law, 5728-1968, the rules and regulations promulgated under thereunder, and any listing rules and regulations of the TASE.

(r)  “Lock-Up Period” means, the 12-month period commencing on the date of issuance of the Kitov Securities; provided, however, that notwithstanding anything to the contrary herein, during the period following 6 months after the date of issuance of the Kitov Securities and until the end of the such 12-month period, the Holder will be allowed to sell Kitov Securities, subject to any statutory resale restrictions or limitations, including as such may apply to shares held by affiliates of the Company, but only if (i) the Company has not publicly announced clinical data related to FameWave Ltd.’s products, and (ii) the market price for Company ADSs on NASDAQ at the close of the preceding trading day was above $3 per ADS.

(s)  “Ordinary Shares” means the ordinary shares of the Company, no par value.

(t)  “Ordinary Share Equivalents” means (i) in the case of an Ordinary Share, one Ordinary Share or (ii) in the case of an ADS, the number of Ordinary Shares represented by such ADS. For purposes of calculating the number of Ordinary Share Equivalents outstanding, Ordinary Shares underlying ADSs shall not be counted separately as being outstanding (i.e., such Ordinary Shares shall be counted only once).

(u)   “Permitted Transferee” means the Holder and any direct or indirect wholly owned Subsidiary of the Shareholder or another entity under common control with the Shareholder; provided that if any such transferee of Kitov Securities ceases to be a direct or indirect wholly owned Subsidiary of the Holder or another entity under common control with the Holder, (a) such transferee shall, and the Holder shall procure that such transferee shall, immediately Transfer back the transferred Shares to the applicable transferor, or, if such transferor by that time is no longer a Permitted Transferee, to the Holder, as if such Transfer of such Kitov Securities had not taken place ab initio, and (b) the Company shall no longer, and shall instruct its transfer agent, Israeli registration company, the Depositary and other third parties to no longer, record or recognize such Transfer of such Kitov Securities on the shareholders’ register and/or register of convertible securities of the Company and/or the register of ADS holders of the Depositary.

(v)   “Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated association, corporation, firm or other entity or group (as defined in the Exchange Act) or any Governmental Authority.

(w)  “Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon rules promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Shares covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

(x)   “Registrable Shares” means the shares of Common Stock underlying any Kitov Securities held by the Holder that are issued and outstanding represented by ADS; provided, that any such shares of Common Stock shall cease to be Registrable Shares on the date which such shares of Common Stock would be able to be sold or otherwise transferred, without volume or manner-of-sale restrictions, pursuant to either (i) SEC Rule 144 in the absence of any Registration (as defined herein), or (ii) any other applicable rule permitting such shares of Common Stock to be sold or otherwise transferred, in any Trading Market, without volume or manner-of-sale restrictions.

(y)   “Registration Expenses” means all expenses incurred by the Company in complying with Section 2.1 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding any transfer taxes, and Selling Expenses applicable to the sale).

(z)  “SEC” or “Commission” means the Securities and Exchange Commission.

(aa)   “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

(bb)  “Securities Act” means the Securities Act of 1933, as amended.

(cc)   “Securities Laws” means the Securities Act, the Exchange Act and the Israeli Securities Laws.

(dd)  “Selling Expenses” means all discounts and selling commissions applicable to the sale.

(ee)   “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which a majority of the total voting power or control of such entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

(ff)  “Trading Day” means a day on which a Trading Market is open for trading.

(gg)  “Trading Market” has the meaning set forth in the SPA

6.2   Any other term used in this Agreement and not otherwise defined shall have the meaning ascribed to such term in the SPA.

ARTICLE 7 REGISTRATION; RESTRICTIONS ON TRANSFER.

7.1   Registration.

(a)  On or prior to the Filing Deadline, the Company shall prepare and file with the SEC a registration statement (including any related prospectus, amendments and supplements to such registration statement, and including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement, the “Registration Statement”) to register, in accordance with the Securities Act, a number of shares of Common Stock represented by ADS equal to the number of Registrable Shares (a “Registration”). The Registration Statement shall be on Form F-3 (except if the Company is then ineligible to register for resale the Registrable Shares on Form F-3, in which case such registration shall be on such other form available to register for resale the Registrable Shares as a secondary offering) subject to the provisions of Section 2.1(c). Notwithstanding the registration obligations set forth in this Section 2.1, in the event the SEC informs the Company that all of the Registrable Shares cannot, as a result of the application of Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform the Holder thereof and use its commercially reasonable efforts to file amendments to the Registration Statement as required by the SEC and/or (ii) withdraw the Registration Statement and file an alternative registration statement (the “Alternative Registration Statement”), in either case, covering the maximum number of Registrable Shares permitted to be registered by the SEC on Form F-3 or such other form available to register for resale the Registrable Shares as a secondary offering; provided, however, that prior to filing such amendment or Alternative Registration Statement, the Company shall be obligated to use its commercially reasonable efforts to advocate with the SEC for the registration of all of the Registrable Shares in accordance with the SEC Guidance. Any Registrable Shares excluded or withdrawn from such Registration Statement shall be withdrawn from the Registration and the Company shall have no obligation to register such securities with the SEC in such Registration but subject to the subsequent efforts set forth below. For the avoidance of doubt, the Holder is not entitled to participate in any registration of the Company’s capital stock other than a registration resulting from this Section 2.1. In the event the Company amends the Registration Statement or files an Alternative Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its commercially reasonable efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form F-3 or such other form available to register for resale those Registrable Shares that were not registered for resale on the Registration Statement, as amended, or the Alternative Registration Statement, as amended (the “Remainder Registration Statements”).

(b)   The Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the Commission as soon as practicable and, with respect to the Registration Statement or the Alternative Registration Statement, as applicable, no later than the Effectiveness Deadline, and shall use its commercially reasonable efforts to and keep such Registration Statement effective for at least 12 months (or such shorter period as will terminate when all the Kitov Securities covered by the Registration Statement have been sold or withdrawn) (the “Effectiveness Period”). The Company, in its sole discretion, may deregister all shares that are no longer Registrable Shares. The Company shall telephonically request effectiveness of the Registration Statement as of 4:00 P.M. New York City time on a Trading Day. The Company shall promptly notify the Holder via facsimile or electronic mail file of the effectiveness of the Registration Statement within three (3) Trading Days that the Company telephonically confirms effectiveness with the SEC. The Company shall, by 5:30 P.M. New York City time on the second Trading Day after the Effective Date, file a final Prospectus with the SEC, as required by Rule 424(b) promulgated under the Securities Act.

(c)  In the event that Form F-3 is not available for the registration of the resale of Registrable Shares hereunder, the Company shall use commercially reasonable efforts to (i) register the resale of the Registrable Shares on another appropriate form and (ii) undertake to register the Registrable Shares on Form F-3 after such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form F-3 covering the Registrable Shares has been declared effective by the SEC.

(d)   The Holder agrees to furnish to the Company the information set forth in the investor questionnaire (the “Seller Questionnaire”) delivered to the Holder by the Company. The Company will notify the Holder of any information the Company requires from that Holder other than the information contained in the Seller Questionnaire, if any, which shall be completed and delivered to the Company promptly upon request and, in any event, within two (2) Trading Days after such notification. The Holder further agrees that it shall not be entitled to be named as a selling security holder in the Registration Statement or use the Prospectus for offers and resales of Registrable Shares at any time, unless the Holder has returned to the Company a completed and signed signature page to this Agreement, a completed Seller Questionnaire and a response to any requests for further information as described in the previous sentence. The Company has no obligation to include the Holder as a selling security holder in the Registration Statement or any pre-effective or post-effective amendment or supplement thereto or to include (to the extent not theretofore included) in the Registration Statement the Registrable Shares identified in such request for further information. The Holder acknowledges and agrees that the information provided by the Holder in the Seller Questionnaire or in any request for further information as described in this Section 2(d) will be used by the Company in the preparation of the Registration Statement and hereby consents to the inclusion of such information in the Registration Statement.

(e)  If the Company intends to distribute the Registrable Shares by means of an underwriting or best efforts placement, then unless the Stockholders Representative requests in writing not to distribute the Registrable Shares by means of an underwriting or best efforts placement, it shall have sole discretion to select such underwriters or placement agent. In such event, the right of the Holder to include its Registrable Shares in such Registration shall be conditioned upon the Holder’s participation in such underwriting or best efforts placement and the inclusion of the Holder’s Registrable Shares in the underwriting to the extent provided herein. Any Registrable Shares excluded or withdrawn from such underwriting or best efforts placement shall be withdrawn from the Registration.

(f)  For avoidance of doubt, and notwithstanding anything which may be stated elsewhere is this Agreement or in the SPA, it is clarified and agreed by the holder that the provisions of Section 10.7 of the SPA, including, inter alia, any limitations set forth therein, shall apply to this Agreement.

7.2   Registration Procedures. In connection with the Company’s registration obligations hereunder, the Company shall use its commercially reasonable efforts to:

(a)  Cause its officers and directors, counsel and independent registered public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of the Company, to conduct a reasonable investigation within the meaning of the Securities Act.

(b)   Not less than five (5) Trading Days prior to the filing of each Registration Statement and not less than one (1) Trading Day prior to the filing of any related pre-effective Prospectus or any pre-effective amendment or pre-effective supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall (i) furnish to each Holder copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holder, and (ii) cause its officers and directors, counsel and independent registered public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to each Holder, to conduct a reasonable investigation within the meaning of the Securities Act. Notwithstanding the above, the Company shall not be obligated to provide the Holders advance copies of any (i) universal shelf registration statement registering securities in addition to those required hereunder, or any Prospectus prepared thereto or (ii) any post-effective amendments, supplements or prospectuses. The Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Stockholders Representative shall reasonably object in good faith, provided that, the Company is notified of such objection in writing no later than five (5) Trading Days after the Holders have been so furnished copies of a Registration Statement or one (1) Trading Day after the Holders have been so furnished copies of any related pre-effective Prospectus or amendments or supplements thereto.

(c)  (i) Prepare and file with the SEC such amendments (including post-effective amendments) and supplements, to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective as to the applicable Registrable Shares for its Effectiveness Period; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424 promulgated under the Securities Act; (iii) respond as promptly as reasonably practicable to any comments received from the SEC with respect to the Registration Statement or any amendment thereto and, as promptly as reasonably possible, provide the Holder true and complete copies of all correspondence from and to the Commission relating to such Registration Statement that pertains to the Holder as “Selling Stockholders” but not any comments that would result in the disclosure to the Holder of material and non-public information concerning the Company; and (iv) comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Shares covered by the Registration Statement until the Expiration Date (subject to the terms of this Agreement) in accordance with the intended methods of disposition by the Holder thereof as set forth in such Registration Statement as so amended or in such Prospectus as so supplemented; provided, however, that if the Holder effects an out of market sale, the Holder shall be responsible for the delivery of the Prospectus to the Persons to whom such Holder sells any Registrable Shares the Holder agrees to dispose of Registrable Shares in compliance with the “Plan of Distribution” described in the Registration Statement (which shall be in substantially the form attached hereto as Annex A) and otherwise in compliance with applicable federal, state and applicable foreign securities laws. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 2.2(b)) by reason of the Company filing Annual Reports on Form 20-F or Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K or Form 6-k or any analogous report under the Exchange Act, the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the SEC as promptly as reasonably practicable.

(d)   Notify, as promptly as reasonably practicable, the Holder of Registrable Shares covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will use commercially reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(e)  Avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Shares for sale in any jurisdiction, as soon as practicable.

(f)  If requested by the Holder, furnish to the Holder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC; provided, that the Company shall have no obligation to provide any document pursuant to this clause that is available on the SEC’s EDGAR system.

(g)   Prior to any resale of Registrable Shares by the Holder, register or qualify or cooperate with the selling Holder in connection with the registration or qualification (or exemption from the registration or qualification) of such Registrable Shares for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Shares covered by each Registration Statement; provided, however that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(h)   If requested by the Holder, cooperate with such Holder to facilitate the timely preparation and delivery of certificates or book-entry statements representing Registrable Shares to be delivered to a transferee pursuant to the Registration Statement.

(i)  Cooperate with any registered broker through which a Holder proposes to resell its Registrable Shares in effecting a filing with Financial Industry Regulatory Authority (“FINRA”) pursuant to FINRA Rule 2710 as requested by any such Holder; provided, however, that the Holder shall pay the filing fee required.

7.3   Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any Registration, qualification or compliance pursuant to Section 2.1 herein shall be borne by the Company. All Selling Expenses incurred in connection with any Registration hereunder, shall be borne by the Holders.

7.4   Delay of Registration; Agreement to Furnish Information; Suspension of Sales.

(a)  It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.1 that the selling Holder shall furnish to the Company such information regarding themselves and the Registrable Shares held by them as shall be required to effect the Registration of their Registrable Shares, including but not limited to the information required pursuant to Section 2.1(d). The Holder acknowledges and agrees that the information provided to the Company will be used by the Company in the preparation of the Registration Statement and hereby consents to the inclusion of such information in the Registration Statement.

(b)   In addition to this Agreement, the Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter or placement agent that are consistent with the Holder’s obligations under Section 2.7 below or that are necessary to give further effect thereto, including but not limited to powers of attorney and the Seller Questionnaire. The Company may impose stop-transfer instructions with respect to the shares of Common Stock subject to the foregoing restriction until one hundred eighty (180) calendar days following the effective date of the Registration Statement.

(c)  Each Holder agrees that any transferee who has become such other than pursuant to the Registration Statement of any shares of Registrable Shares shall be bound by this Section 2.4 and Section 2.7. The underwriters or placement agents of the Company’s stock are intended third party beneficiaries of this Section 2.4 and Section 2.7 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

(d)   The Company may require the selling Holder to furnish to the Company a certified statement as to (i) the number of shares of Common Stock beneficially owned by the Holder and any affiliate thereof, (ii) any FINRA affiliations, (iii) any natural persons who have the power to vote or dispose of the Common Stock and (iv) any other information as may be requested by the Commission, FINRA or any state securities commission.

(e)  Upon notification by the Company pursuant to Section 2.2(c), the Holder shall suspend all transactions under the Registration Statement until such time as the Company has amended or supplemented such Registration Statement in accordance with its obligations under Section 2.2(c).

7.5   Assignment of Registration Rights. The rights to cause the Company to register Registrable Shares pursuant to Section 2.1 may be assigned by the Holder to a transferee or assignee of Registrable Shares (for so long as such shares remain Registrable Shares) that (a) is a subsidiary, parent, general partner, limited partner, retired partner, member or retired member, or stockholder of a Holder that is a corporation, partnership or limited liability company or (b) is a Holder’s family member or trust for the benefit of an individual Holder; provided, however, (i) the transferor shall, prior to consummating such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the Securities with respect to which such registration rights are being assigned, (ii) such transferee shall agree to be subject to all restrictions and obligations set forth in this Agreement and (iii) such transferee shall agree not to sell such Registrable Shares under the Registration Statement until such time as the Company has concluded that the transferee is eligible to sell such Registrable Shares under the Registration Statement.

7.6   Market Stand-Off Agreement. If requested by an underwriter or placement agent, the Holder hereby agrees that such Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock of the Company held by the Holder for a period specified by the representative of the underwriters or placement agents of Common Stock of the Company not to exceed one hundred twenty (120) calendar days following the effective date of a Registration Statement of the Company covering the primary issuance by the Company of equity securities of the Company filed under the Securities Act.

ARTICLE 8 TRANSFER RESTRICTIONS

8.1   Restrictions on Transfer. The right of the Holder and its Affiliates to directly or indirectly, in any single transaction or series of related transactions, sell, assign, pledge, hypothecate or otherwise transfer (or enter into any Contract or other obligation regarding the future sale, assignment, pledge or transfer of) beneficial ownership of (each, a “Transfer”) any Consideration Shares and Kitov Options is subject to the restrictions set forth in this Section 3, and no Transfer of Consideration Shares or Kitov Options by the Holder or any of its Affiliates may be effected except in compliance with this Section 3. Any attempted Transfer in violation of this Agreement shall be of no effect and null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the Transfer restrictions set forth in this Agreement, and shall not be recorded on the stock transfer books of the Company or the Depositary of the Company’s ADSs or any local custodian or transfer agent.

8.2   The Holder shall not directly or indirectly, in any single transaction or series of related transactions, Transfer any Consideration Shares during the Lock-Up Period without the prior written consent of the Company, other than:

(i)  a Transfer of any Kitov Securities in response to a tender or exchange offer by any Person or any acquisition, merger or merger-type transaction that has been approved or recommended by the Board (unless a representative of the Incumbent Directors has informed the Holder in writing that a majority of directors at the time of such approval or recommendation are not Incumbent Directors) or a Transfer of Consideration Shares permitted by Section 3.2(c)3.2 ;

(ii)  a Transfer of Consideration Shares to the Company or a Subsidiary of the Company;

(iii)  a Transfer of Consideration Shares to a Permitted Transferee, so long as such Permitted Transferee, to the extent it has not already done so, executes a customary joinder to this Agreement, in form and substance reasonably acceptable to the Company, in which such Permitted Transferee agrees to be bound by the terms of this Agreement as if such Permitted Transferee was an original party hereto;

(iv)   a Transfer of Consideration Shares as a result of any acquisition of outstanding stock of Holder (by merger, consolidation or otherwise) or any sale of all or substantially all of the assets of Holder; provided that any such Transfer that would result in any Person becoming the ultimate parent entity of the Holder (such that the Holder is a direct or indirect Subsidiary of another Person or all or substantially all of the Holder’s assets have been acquired by another Person) shall be subject to Section 4.2;

(v)   a Transfer by operation of law or by an order of a court or regulatory agency;

provided, in each case, that any such Transfer is made in accordance with all applicable Laws.

(b)   Following the Lock-Up Period, the Holder shall be entitled to Transfer the applicable Consideration Shares in its sole discretion, and provided that Holder shall not directly or indirectly, in any single transaction or series of related transactions, Transfer any Kitov Securities other than in accordance with all applicable Laws and the other terms and conditions of this Agreement.

(c)   Notwithstanding anything to the contrary herein, nothing in this Agreement will prohibit the Holder from agreeing to, and from Transferring, or causing or permitting the Transfer of, any Consideration Shares in connection with, any “special tender offer” under Chapter Two of Part VIII of the Israeli Companies Law or any acquisition, merger or merger-type transaction with respect to which the Board has determined not to express or make a recommendation (whether in favor or against), unless the Incumbent Directors have informed the Holder in writing that a majority of directors at the time of such approval or recommendation are not Incumbent Directors.

(d)   The entry by the Holder into a Hedging Arrangement with respect to any Consideration Shares shall be deemed to be a Transfer of such Consideration Shares for purposes of this Agreement and shall be subject to the provisions of this Section 3.

ARTICLE 9 MISCELLANEOUS.

9.1   Governing Law. This Agreement will be construed and enforced in accordance with, and will be governed exclusively by, the internal Laws of the State of Israel, without giving effect to any Law or rule that would cause the Laws of any jurisdiction other than the State of Israel to be applied.

9.2   Successors and Assigns. Nothing in this Agreement will limit the ability of the Company to assign its rights or obligations hereunder in connection with a merger, consolidation, combination, reorganization or similar transaction or the transfer, sale, lease, conveyance or disposition of all or substantially all of its assets. The Holder will not enter into any transaction pursuant to which any Person would become its ultimate parent entity (such that the Holder is a direct or indirect Subsidiary of another Person or all or substantially all of the Holder’s assets have been acquired by another Person) without causing such Person to assume all of the Holder’s obligations under this Agreement effective as of the consummation of such transaction. Any attempted assignment in violation of this Section 5.2 will be void ab initio. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors, and administrators and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Shares from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Shares specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price. For as long at the relevant securities are subject to transfer restrictions set forth in Section 3 above, before the Company records a stock transfer on its corporate record books or issues shares of its capital stock to any person following such transfer or issuance and such person is not a party to this Agreement, such person shall be required to first execute and deliver to the Company a counterpart signature page to this Agreement pursuant to which such person agrees to be bound by all of the terms and conditions of this Agreement (as it may have been amended), and the failure of any such person to do so shall preclude the Company from recording such a transfer or issuance on its corporate record books.

9.3   Entire Agreement. This Agreement, and the other documents delivered pursuant thereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements with respect to the subject matter hereof except as specifically set forth herein and therein. Each party expressly represents and warrants that with respect to the subject matter of this Agreement it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

9.4   Severability. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid by a court of competent jurisdiction, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid by such court, shall not be affected thereby.

9.5   Amendment and Waiver. Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the Stockholders Representative (and if for any reason there is no Stockholder Representative at such time, by Sellers holding at least a majority of the capital stock of the Company held in aggregate by the Sellers on the Closing Date).

9.6   Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party’s part of any breach, default or noncompliance under the Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

9.7   Notices. Any notice or other communication given hereunder shall be deemed sufficient if sent in accordance with the Notice provisions of the SPA.

9.8   Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

9.9   Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts together shall constitute one and the same instrument. Delivery of executed signature pages hereof by facsimile transmission or pdf shall constitute effective and binding execution and delivery of this Agreement.

9.10  Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

By signing below, the undersigned acknowledges its obligation to comply, and agrees that it will comply, with the provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, in connection with any offering of Registrable Securities pursuant to the Registration Statement (including any Alternative Registration Statement).

The undersigned hereby acknowledges and is advised of the following Interpretation A.65 of the July 1997 SEC Manual of Publicly Available Telephone Interpretations regarding short selling:

“An Issuer filed a Form S-3 registration statement for a secondary offering of common stock which is not yet effective. One of the selling stockholders wanted to do a short sale of common stock “against the box” and cover the short sale with registered shares after the effective date. The issuer was advised that the short sale could not be made before the registration statement become effective, because the shares underlying the short sale are deemed to be sold at the time such sale is made. There would, therefore, be a violation of Section 5 if the shares were effectively sold prior to the effective date.”

By returning an executed copy of this Agreement, the undersigned will be deemed to be aware of the foregoing interpretation and to have confirmed that, to the best of the undersigned’s knowledge and belief, the foregoing statements (including without limitation the answers to this Acknowledgment, Notice and Questionnaire) are true, correct and complete.

Plan of Distribution:

The undersigned has reviewed the form of Plan of Distribution attached as Annex A to this Agreement, and hereby confirms that, except as set forth below, the information contained therein regarding the undersigned and its plan of distribution is correct and complete.

State any exceptions here:

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Agreement to be executed and delivered either in person or by its duly authorized agent.

[Holder]

Signature

Name Typed or Printed

Title (if Seller is an Entity)

AGREED AND ACCEPTED:

KITOV PHARMA LTD.

By:

Name:

Title:

Dated: _____________________, 2019

ANNEX A

PLAN OF DISTRIBUTION

We are registering the securities issued to the selling stockholders to permit the resale of these securities by the holders thereof from time to time after the date of this prospectus, pursuant to the provisions of the Lock-Up and Registration Rights Agreement. As used in this Prospectus, “selling stockholders” includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other permitted transfer.

We will not receive any of the proceeds from the sale by the selling stockholders of the securities. We will bear all fees and expenses incident to our obligation to register the securities.

The selling stockholders may sell all or a portion of the securities beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the securities are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The securities may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The selling stockholders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such securities at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling stockholders also may resell all or a portion of the securities in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. If the selling stockholders effect such transactions by selling securities to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the securities for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.01.

In connection with sales of the securities or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging in positions they assume. The selling stockholders may also sell securities short and if such short sale shall take place after the date that this Registration Statement is declared effective by the Commission, the selling stockholders may deliver securities covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge securities to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling stockholders have been advised that they may not use shares registered on this registration statement to cover short sales of our common stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the SEC.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the securities in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer or agents participating in the distribution of the securities may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling Stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the applicable prospectus delivery requirements of the Securities Act including Rule 172 thereunder and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Each selling stockholder has informed the Company that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. Upon the Company being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the securities were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent (8.0%).

Under the securities laws of some states, the securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. Subject to the terms of the Registration Rights Agreement, the Company has no obligation to qualify the resale of any shares in any particular state.

There can be no assurance that any selling stockholder will sell any or all of the securities registered pursuant to the shelf registration statement, of which this prospectus forms a part.

Each selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the securities by the selling stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We will pay all expenses of the registration of the securities pursuant to the registration rights agreement, including, without limitation, Securities and Exchange Commission filing fees and expenses of initial compliance with state securities or “blue sky” laws; provided, however, that each selling stockholder will pay all underwriting discounts and selling commissions, if any and any related legal expenses incurred by it.

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Escrow Agreement”) dated as of March 14, 2019 by and among Kitov Pharma Ltd. (“Buyer”), M. Arkin (1999) Ltd. the “Stockholders Representative”), Famewave Ltd. (the “Company”) and Altshuler Shaham Trusts Ltd., as escrow agent (the “Escrow Agent”).

RECITALS

Pursuant to the Stock Purchase Agreement to which this Escrow Agreement is attached as an exhibit (the “Purchase Agreement”) by and among the parties, the Buyer agreed to deposit certain amounts as well as documents in escrow in order to secure certain obligations set forth in the Purchase Agreement. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

NOW, THEREFORE, the parties agree as follows:

SECTION 1.    Escrowed Funds and Documents Subject to Escrow Agreement. The Escrow Agent hereby agrees to act as escrow agent subject to the terms of this Escrow Agreement.

(a)   Simultaneously with the execution hereof, the Buyer will deposit $2,000,000 in the bank account listed in Schedule A, account specifically established for the Escrowed Funds (the “Escrow Account”) (such amounts, the “Escrowed Funds”). The Escrow Agent shall accept delivery of, hold and safeguard the Escrowed Funds in the Escrow Account pursuant to the terms hereof. The Escrow Account and any interest or other income earned from the investment in any account of the Escrowed Funds or any portion thereof (the “Earnings”) shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto. The Escrowed Funds shall include all Earnings thereon; and

(b)   Simultaneously with the execution of the Purchase Agreement, the Stockholders Representative shall deposit with the Escrow Agent powers of attorney and transfer deeds by the Sellers with respect to the implementation of Sections 8.6(a) and 8.6(b) of the Purchase Agreement.

SECTION 2.    Investment of Escrowed Funds.

(a)   The Escrowed Funds shall be invested by the Escrow Agent in Permitted Investments, unless provided with explicit written instructions by the Buyer and the Stockholders Representative. The term “Permitted Investments” means the following investment: an interest deposit with funds available for withdrawal on a monthly basis. Until disbursement pursuant to the terms hereof, Earnings on the Escrowed Funds will be deposited into the Escrow Account and invested and reinvested with the Escrowed Funds in the Escrow Account.

(b)   The Escrow Agent is hereby authorized and directed to redeem any Permitted Investments as is necessary to make any payments or distributions required under this Escrow Agreement. The Escrow Agent shall have no responsibility or liability for any loss which may result from any investment or sale of investment made in accordance with this Escrow Agreement unless such losses result from the Escrow Agent’s gross negligence or willful misconduct. The parties acknowledge that the Escrow Agent is not providing investment supervision, recommendations, or advice related thereto.

SECTION 3.    Release of Escrowed Funds and/or Documents.

The Escrowed Funds shall be held in escrow until released upon the following events (the period of time during which Escrowed Funds are held is referred to herein as the “Escrow Period”):

(a)   In the event that prior to August 31, 2019, the Stockholders Representative provides the Escrow Agent with a written notice, with a copy sent to Buyer, stating that all conditions to the closing of the Reversion Agreement, other than payment of consideration by Company and receipt of certain tangible transferred assets which are to be delivered by Merck Sharp & Dohme Corp. to Company following the payment of such consideration pursuant to the Reversion Agreement, have been satisfied, and such closing is to take place (the “Reversion Agreement Closing Notice”), the Escrow Agent shall transfer within 2 business days (in which such wire transfer can be made) from the receipt of the Stockholders Representative’s notice (or 2 business days from the deposit of the Escrowed Funds in the specific transaction account, whichever is later) such amount of Escrowed Funds and respective Earnings equal to the consideration payable to Merck Sharp & Dohme Corp., as designated by the Stockholders Representative to the Company, as a loan from Buyer to Company (repayable or convertible into equity upon and subject to the terms of Section 8.6 of the Purchase Agreement) who will then remit part of the Escrowed Funds to cCAM Biotherapeutics Limited in order to pay the amount due to Merck Sharp & Dohme Corp. under the Reversion Agreement. In addition, in the event that prior to August 31, 2019, the Stockholders Representative provides the Escrow Agent with a written notice, with a copy sent to Buyer, stating that Permitted Loans have been provided to the Company, then within 7 business days from the receipt of the Stockholders Representative’s notice, the Escrow Agent shall transfer the amount stated by the Stockholders Representative directly to the lenders which made Permitted Loans as repayment for such Permitted Loans, all in accordance with the specific instructions of the Stockholders Representative, and will transfer any excess Escrowed Funds and Earnings to the Buyer.

(b)   In the event that by August 31, 2019, the Stockholders Representative did not previously provide the Escrow Agent with a Reversion Agreement Closing Notice, then within 7 business days of August 31, 2019, the Escrow Agent shall transfer to the Buyer the Escrowed Funds and respective Earnings, unless instructed otherwise by the Buyer.

(c)   In each of the foregoing cases, transfer of Escrowed Funds shall be done following the reception of all the information and documents required by the Trustee in order to transfer the funds and following deduction of all bank fees and account closing expenses.

(d)   Notwithstanding anything to the contrary hereunder, the Escrow Agent will withhold from the Escrowed Funds (or any portion thereof) released to any person any and all taxes which are required to be withheld in order to comply with Israeli tax laws, unless such recipient person provides the Escrow Agent, prior to any such payment, with a valid approval (issued by the Israeli Tax Authorities) of an exemption from such withholding tax (or a reduced rate of withholding) to the satisfaction the Escrow Agent, with respect to the relevant part of the released Escrowed Funds which are subject to tax withholding under Israeli tax laws. To the extent such amounts were so deducted or withheld, such amounts shall be remitted in accordance with the Israeli law to the Israeli tax authority.

(e)   In the event that the Buyer provides the Escrow Agent with a written notice, with a copy to Stockholders Representative, stating that the Closing of the Purchase Agreement has not taken place under circumstances which entitle the Buyer to the conditions set forth under Section 8.6(a) or 8.6(b), the Escrow Agent shall transfer within 7 business days from the receipt of the Buyer’s notice such documents being held in escrow by the Escrow Agent in order to transfer the Sellers shares in the Company to the Buyer in accordance with the provisions of Section 8.6(b) or the issuance of shares in accordance with the provisions of Section 8.6(a). If by August 31, 2019, the Buyer did not provide the written notice referred to in this Section (d), then the Escrow Agent will return such documents being held in escrow by the Escrow Agent to the Stockholders Representative.

(f)  In the event that by March 24, 2019, 17:00 Israel time, the Buyer did not previously provide the Escrow Agent with a written notice, with a copy to Stockholders Representative, stating that the signing of the Purchase Agreement and the Reversion Agreement has taken place, the Escrow Agent shall transfer within 7 business days of March 24, 2019, the Escrowed Funds and respective Earnings to the Buyer, unless instructed otherwise by the Buyer.

SECTION 4.    Escrow Agent Liability and Procedures.

(a)   The Escrow Agent shall neither be responsible for or under, nor chargeable with knowledge of, the terms and conditions of any other agreement, instrument or document executed among the parties hereto (other than this Escrow Agreement). This Escrow Agreement sets forth all of the obligations of the Escrow Agent, and no additional obligations shall be implied from the terms of this Escrow Agreement or any other agreement, instrument or document.

(b)   The Escrow Agent may act in reliance upon any instructions, notice, certification, demand, consent, authorization, receipt, power of attorney or other writing delivered to it by any other party to this Escrow Agreement without being required to determine the authenticity or validity thereof or the correctness of any fact stated therein, the propriety or validity of the service thereof, or the jurisdiction of the court issuing any judgment or order. The Escrow Agent may act in reliance upon any signature believed by it to be genuine, and may assume that such person has been properly authorized to do so.

(c)   The parties hereto hereby waive any and all claims and/or causes of action against the Escrow Agent arising out of or related to the performance or non-performance of the Escrow Agent’s duties hereunder, except such arising out of gross negligence or willful misconduct by the Escrow Agent, as adjudicated by a court of competent jurisdiction. The parties hereto hereby agree, jointly and severally, to indemnify and hold harmless the Escrow Agent, its employees, directors and shareholders, from and against any and all costs including without limitation, any obligation, tax, fee, toll, levy, duty, tariff or other payments according to law or pursuant to agreement, expenses (including attorney and other fees) or other losses (“Losses”) incurred by any of them in connection with this Agreement, other than such Losses arising out of gross negligence or willful misconduct by the Escrow Agent or any of its directors, officers, consultants and employees, as adjudicated by a court of competent jurisdiction. This Section shall survive any termination or expiration of this Agreement for any reason whatsoever.

(d)   The Escrow Agent may consult with legal counsel of its selection in the event of any dispute or question as to the meaning or construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in accordance with the opinion and instructions of such counsel.

(e)   In the event of any disagreement among any of the parties to this Escrow Agreement or any of them and any other person, resulting in adverse claims or demands being made in connection with the Escrowed Funds, or in the event that the Escrow Agent, in good faith, shall be in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, the Escrow Agent shall not become liable in any way or to any person for its failure or refusal to act, and the Escrow Agent shall be entitled to continue so to refrain from acting until (i) the rights of all parties shall have been fully and finally adjudicated by arbitration in accordance with Section 5 hereto, or (ii) all differences shall have been adjusted and all doubt resolved by agreement among all of the interested persons, and the Escrow Agent shall have been notified thereof in writing signed by all such persons. The Escrow Agent shall have the option, after 30 calendar days’ notice to the other parties of its intention to do so, to file an action in interpleader requiring the parties to answer and litigate any claims and rights among themselves. The rights of the Escrow Agent under this paragraph are cumulative of all other rights which it may have by law or otherwise.

SECTION 5.    Other Administrative Procedures.

(a)   Stockholders Representative and Buyer shall have the right to inspect and obtain copies of the records of the Escrow Agent pertaining to the Escrow Account and to receive monthly reports of the status of the Escrowed Funds.

(b)   The Escrow Agent may, in its sole discretion, resign and terminate its position hereunder at any time following 30 calendar days’ written notice to the parties to the Escrow Agreement. Any such resignation shall terminate all obligations and duties of the Escrow Agent hereunder. On the effective date of such resignation, the Escrow Agent shall deliver this Escrow Agreement together with any and all related instruments or documents to the successor Escrow Agent appointed by the parties, subject to this Escrow Agreement.

(c)   The Escrow Agent shall receive the fees provided in Schedule B annexed hereto, which fees shall be borne equally by Buyer and Company. The Buyer and Company shall bear any and all expenses, of any kind or nature whatsoever, incurred by the Escrow Agent directly or indirectly, in connection with or as a result of this Escrow Agreement or relating to the Escrow Agent’s holding of the Escrowed Funds and/or Documents or any part thereof.

(d)   In the event funds transfer instructions are given (other than in writing at the time of execution of this Escrow Agreement), whether in writing, by fax or otherwise, the Escrow Agent is authorized but is not obligated to seek confirmation of such instructions by telephone call back to the person or persons designated in Schedule C annexed hereto and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. To assure accuracy of the instructions it receives, the Escrow Agent may record such call backs. If the Escrow Agent is unable to verify the instructions, or is not satisfied with the verification it receives, it may elect not to execute the instruction until all issues have been resolved. The persons and telephone numbers for call backs may be changed only in writing actually received and acknowledged by the Escrow Agent. The parties agree to notify the Escrow Agent of any errors, delays or other problems within 30 calendar days after receiving notification that a transaction has been executed.

(e)   All notices, consents and other communications required or permitted to be given or delivered under this Escrow Agreement shall be in writing and shall, except as otherwise provided herein, be deemed to have been duly given, delivered and received upon the earlier of the following: (i) delivered by hand, (ii) when sent by facsimile (provided receipt is confirmed) if sent by 5:00 pm recipient’s time, and if not sent by 5:00 pm recipient’s time, then on the next business day, (iii) when sent by e-mail (except where a notice is received stating that such mail has not been successfully delivered ) if sent before 5:00 pm recipient’s time, or on the next business day if not sent before 5:00 pm recipient’s time, or (iv) when received by the addressee, if sent by Express Mail, Federal Express or other nationally recognized express delivery service, delivery fee prepaid (receipt requested), in each case, at the appropriate addresses and facsimile numbers as set forth below:

If to Escrow Agent:	[****]
Address: [****]
Tel: [****]
Email: [****]

(or to such other addresses and facsimile numbers as a party may designate as to itself by notice to the other parties in accordance with this Section 5(e)).

(f)  This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of Israel, without regard to the conflict of law’s provisions thereof. The sole jurisdiction with respect to this Escrow Agreement shall be with the competent courts of Tel-Aviv-Jaffa. This Escrow Agreement may be executed in one or more counterparts, each of which counterparts shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement. Facsimile signatures on counterparts of this Escrow Agreement shall be deemed original signatures with all rights accruing thereto.

(g)   All covenants and agreements set forth in this Escrow Agreement and made by or on behalf of any of the parties hereto shall bind and inure to the benefit of the successors, heirs and assigns of such party, whether or not so expressed. None of the parties may assign or transfer any of their respective rights or obligations under this Escrow Agreement without the consent in writing of the other parties hereto.

(h)   In the event that any one or more of the provisions contained herein is held invalid, illegal or unenforceable in any respect for any reason in any jurisdiction, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that each of the parties’ rights and privileges shall be enforceable to the fullest extent permitted by law, and any such invalidity, illegality and unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(i)  Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person other than the Buyer, the Stockholders Representative and the Escrow Agent and their respective permitted successors and assigns any rights or remedies under or by reason of this Escrow Agreement or any other certificate, document, instrument or agreement executed in connection herewith.

(j)  This Escrow Agreement shall terminate upon the disbursement by the Escrow Agent of all the Escrowed Funds in accordance with this Escrow Agreement. This Escrow Agreement may be amended only with the written consent of the Escrow Agent, Buyer and Stockholders Representative. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the party giving such waiver. This Escrow Agreement replaces, amends and restates in its entirety the previously signed escrow agreement between the parties dated March 5, 2019 which has been hereby terminated.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Escrow Agreement as of the date first written above.

Altshuler Shaham Trusts Ltd. as Escrow Agent

By:
Name:
Title:

(signature page to Escrow Agreement)

Escrow Agreement

STOCKHOLDERS REPRESENTATIVE

KITOV PHARMA LTD.

FAMEWAVE LTD.

Schedule A

Wire information

Bank [****]

Branch Number: [****]

Foreign Currency Account Number: [****]

IBAN Number: [****]

NIS Account Number: [****]

Schedule B

Fees

Annual Escrow Agent Fees: [****]

Processing fee including wire transfer within the Israeli banking system:

●	In NIS: [****] NIS per each wire

●	In USD: [****] USD per each wire

Bank Charges:  [****]

Please note that the above fees do not include Israeli V.A.T.

Schedule C

For Company or stockholders representative: [****]

for buyer: [****]

POWER OF ATTORNEY

1.	The undersigned, holder of Ordinary Shares of Famewave Ltd. (the “Company”) hereby appoints, as of the Proxy Effective Date (as defined below), any director of Kitov Pharma Ltd. (“Kitov” and the “Proxy”) as its proxy with respect to all securities of the Company held by the undersigned as of the date hereof and hereinafter acquired, beneficially and of record (the “Proxy Shares”), for the sole purpose of performing the actions set forth below as required to effect the Kitov Remedy (as defined below).

2.	This power of attorney shall become effective on the date (the “Proxy Effective Date”) on which Kitov becomes entitled to receive Company’s shares pursuant to Section 8.6(a) or 8.6(b) of the Stock Purchase Agreement to which this power of attorney is attached as a schedule (the “SPA”). Once effective, this power of attorney shall automatically expire on the date on which Kitov receives the Company’s shares pursuant to Section 8.6(a) or 8.6(b) of the SPA.

3.	This power of attorney may be used by Kitov for the sole purpose of effecting the issuance or transfer of such number of Company’s securities to which Kitov is entitled pursuant to Section 8.6(a) or 8.6(b) of the SPA (the “Kitov Remedy”) and may not be used for any other purpose. Accordingly, I hereby authorize and empower the Proxy, as of the Proxy Effective Date, to take the following actions:

a.	In the event that Kitov becomes entitled to receive 100% of the equity of the Company pursuant to the terms of Section 8.6(b) of the SPA, the Proxy is hereby authorized to use the share transfer deed attached hereto for the purpose of effecting the transfer of the Proxy Shares pursuant to the terms of Section 8.6(b) of the SPA.
b.	In the event that Kitov becomes entitled to receive 20% of the equity of the Company pursuant to the terms of Section 8.6(a) of the SPA, and the Company’s Board of Directors did not issue Kitov such number of shares within 14 days from the Proxy Effective Date, the Proxy is hereby authorized to exercise all of my rights, powers and authority with respect to the Proxy Shares, for the purpose of appointing alternate members to the Board of Directors of the Company, for an ad-hoc meeting in which the issuance of such 20% of the equity of the Company pursuant to the terms of Section 8.6(a) of the SPA will be discussed and resolved.

4.	If, from time to time during the term hereof, there is any share dividend, share split, recapitalization or other change in the character or amount of any of the outstanding shares of the Company, and in any event that the undersigned purchases or otherwise acquires any additional securities of the Company, then in any such event any and all new, substituted or additional securities to which the undersigned is entitled by reason of the undersigned’s ownership of the Proxy Shares or that by reason of such transaction are distributed with respect to Proxy Shares or into which such Proxy Shares thereby become convertible or that are purchased or otherwise acquired by the undersigned, shall be immediately subject to the rights and obligations set forth herein and included thereafter as “Proxy Shares” for the purposes of this power of attorney.

[Signature Page to Power of Attorney]

IN WITNESS WHEREOF, the undersigned has executed this power of attorney on the ___ day of __________, 2019.

Name: _____________________

Signature:  ____________________

By:  ____________________

SHARE TRANSFER DEED

The undersigned, _______ (the “Transferor”), hereby transfers to Kitov Pharma Ltd. (the “Transferee”) all of the undersigned’s Ordinary Shares, par value NIS 0.01 each of Famewave Ltd. .(the “Company”), registered in the name of the Transferor (the “Shares”) which were held in escrow by the Transferor, to be held by Transferee in accordance with the rights and obligations set forth in the Company’s Articles of Association and all agreements involving the Company in respect of the Shares and their holding. Transferee hereby accepts the transfer of the Shares.

IN WITNESS WHEREOF, the Transferor and the Transferee have executed this instrument this __ day of ___, 20__.

Transferor:	Transferee:

Kitov Pharma Ltd.